    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 2003
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED
                                (ACN 100 346 898)
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)
                                   ----------
                                    LEVEL 28
                               367 COLLINS STREET
                               MELBOURNE VIC, 3000
                                    AUSTRALIA
                            TELEPHONE: 613-9612-1111
     (ADDRESS, INCLUDING ZIP CODE/POST CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                   ----------
                               AGENT FOR SERVICE
                                 ROBIN LAPETERS
                             CT CORPORATION SYSTEM
                               111 EIGHTH AVENUE
                                   13TH FLOOR
                               NEW YORK, NY 10011
                           TELEPHONE: (212) 590-9100
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                                   ----------
                                 WITH A COPY TO:
               VERNON SPENCER                             DIANE CITRON, ESQ.
                  DIRECTOR                             MAYER, BROWN, ROWE & MAW
INTERSTAR SECURITIES (AUSTRALIA) PTY LIMITED                1675 BROADWAY
        LEVEL 28, 367 COLLINS STREET                   NEW YORK, NEW YORK 10019
    MELBOURNE, VICTORIA 3000, AUSTRALIA

                                PAUL WEIFFENBACH
                         ORRICK, HERRINGTON & SUTCLIFFE
                                   4 BROADGATE
                                 LONDON EC2M 2DA
                                 UNITED KINGDOM

                                   ----------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the registration statement, as determined by market conditions.

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
               TITLE OF EACH CLASS OF                   AMOUNT TO BE      PROPOSED        PROPOSED        AMOUNT OF
             SECURITIES TO BE REGISTERED                 REGISTERED        MAXIMUM         MAXIMUM      REGISTRATION
                                                                          OFFERING        AGGREGATE          FEE
                                                                            PRICE      OFFERING PRICE*
                                                                          PER UNIT
------------------------------------------------------------------------------------------------------------------------
Class A2 Mortgage Backed Floating Rate Notes....        $750,000,000         100%       $750,000,000       $69,000
------------------------------------------------------------------------------------------------------------------------
Class B1 Mortgage Backed Floating Rate Notes....         $25,000,000         100%        $25,000,000        $2,300
------------------------------------------------------------------------------------------------------------------------
Total Mortgage Backed Floating Rate Notes.......        $775,000,000          --        $775,000,000       $71,300
========================================================================================================================

* Estimated for the purpose of calculating the registration fee.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any State where the offer is not permitted.


                  SUBJECT TO COMPLETION DATED JANUARY 17, 2003

                    INTERSTAR MILLENNIUM SERIES 2003-1G TRUST

          US$[750,000,000] CLASS A2 MORTGAGE BACKED FLOATING RATE NOTES US$[25,000,000] CLASS B1 MORTGAGE BACKED FLOATING RATE NOTES


                                [GRAPHIC OMITTED]

                 INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED
                                (ACN 100 346 898)
                                  TRUST MANAGER

                       PERPETUAL TRUSTEES VICTORIA LIMITED
                              (ABN 47 004 027 258)
                                 ISSUER TRUSTEE


         The Class A2 notes and the Class B1 notes, collectively the US$ notes, will be collateralized by a pool of housing loans secured by properties located in Australia. The Interstar Millennium Series 2003-1G Trust will be governed by the laws of New South Wales, Australia.

         The US$ notes are not deposits and neither the US$ notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The US$ notes represent obligations of Perpetual Trustees Victoria Limited solely in its capacity as trustee of the Interstar Millennium Series 2003-1G Trust and do not represent obligations of, or interests in, Interstar Securitisation Management Pty Limited or Perpetual Trustees Victoria Limited in any other capacity, and are not guaranteed by Interstar Securitisation Management Pty Limited or Perpetual Trustees Victoria Limited.

   INVESTING IN THE US$ NOTES INVOLVES RISKS - SEE "RISK FACTORS" ON PAGE 18.

                    INITIAL                                                      UNDERWRITING
                   PRINCIPAL          INITIAL             PRICE TO              DISCOUNTS AND              PROCEEDS TO
                    BALANCE        INTEREST RATE           PUBLIC                COMMISSIONS*           ISSUER TRUSTEE*`
                 --------------  ---------------     -------------------    ----------------------     ----------------------
Class A2 notes   US$750,000,000  LIBOR+[_______]%    US$[______] or[___]%   US$[________] or [___]%    US$[________] or [___]%
Class B1 notes   US$25,000,000   LIBOR+[_______]%    US$[______] or[___]%   US$[________] or [___]%    US$[________] or [___]%

         Applications have been made to have the US$ notes listed on the Australian Stock Exchange.

         Delivery of the US$ notes in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on or about ___________.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the US$ notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                BARCLAYS CAPITAL

            [________________]                     [________________]

              The date of this prospectus is [_____________], 2003

------------------------------------------------------------------------------
* The underwriting discounts and commissions will be paid separately by Interstar Securities (Australia) Pty Limited and not from the proceeds to the issuer trustee.

                                TABLE OF CONTENTS

                                                                            PAGE

DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS........................1

AUSTRALIAN DISCLAIMERS.........................................................4

SUMMARY .......................................................................1

    Parties to the Transaction.................................................1

    Structural Diagram.........................................................3

    Summary of the Notes.......................................................4

    Structural Overview........................................................6

    Credit Enhancements........................................................6

    Liquidity Enhancement......................................................8

    Redraws ...................................................................8

    Hedging Arrangements.......................................................9

    Optional Redemption........................................................9

    Prefunding................................................................10

    The Housing Loan Pool.....................................................11

    Withholding Tax...........................................................12

    U.S. Tax Status...........................................................12

    Australian Tax Status.....................................................12

    Legal Investment..........................................................12

    ERISA Considerations......................................................12

    Book-Entry Registration...................................................12

    Collections...............................................................13

    Interest on the Notes.....................................................13

    Principal on the Notes....................................................14

    Allocation of Cash Flows..................................................14

DISTRIBUTION OF AVAILABLE INCOME ON EACH MONTHLY PAYMENT DATE.................15

DISTRIBUTION OF MORTGAGE PRINCIPAL REPAYMENTS, LIQUID AUTHORIZED INVESTMENTS
    AND RECOVERY AMOUNTS ON EACH MONTHLY PAYMENT DATE.........................17

RISK FACTORS..................................................................18

CAPITALIZED TERMS.............................................................30

U.S. DOLLAR PRESENTATION......................................................30

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

THE ISSUER TRUSTEE, THE TRUST MANAGER AND THE SERVICER........................31

    The Issuer Trustee........................................................31

    The Trust Manager.........................................................31

    The Servicer..............................................................32

    The Sellers...............................................................35

    The Backup Servicers......................................................36

DESCRIPTION OF THE TRUST......................................................37

    Interstar Millennium Trusts Securitization Program........................37

    Interstar Millennium Series 2003-1G Trust.................................37

DESCRIPTION OF THE ASSETS OF THE TRUST........................................38

    Assets of the Trust.......................................................38

    The Housing Loans.........................................................38

    Acquisition of Housing Loans after the Closing Date.......................39

    Transfer and Assignment of the Housing Loans..............................39

    Representations, Warranties and Eligibility Criteria......................40

    Breach of Representations and Warranties..................................44

    Other Features of the Housing Loans.......................................45

    Details of the Housing Loan Pool..........................................45

HOUSING LOAN INFORMATION......................................................46

    Analysis of the Housing Loan Pool.........................................46

    Housing Loans by Occupancy................................................46

    Housing Loans by LVR (Loan-to-Value Ratio)................................47

    Housing Loans by Product Types............................................47

    Housing Loans by Geographic Distribution..................................48

    Housing Loans by Loan Size................................................48

    Housing Loans by Postcode Concentration -- Top 10 by Loan Amount..........49

    Housing Loans by Loan Seasoning...........................................49

    Housing Loans by Maturity.................................................49

    Housing Loans by Mortgage Insurer.........................................50

    Housing Loans by Mortgage Insurer and Royal & Sun Alliance LMI............50

    Housing Loans by Mortgage Insurer and LVR PMI Mortgage Insurance..........50

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

    Housing Loans by Mortgage Insurer and LVR GE Mortgage Insurance...........51

    Housing Loans by Mortgage Insurer and LVR Commonwealth of Australia.......52

    Housing Loans by Mortgage Insurer and LVR PMI Indemnity...................52

    Housing Loans by Current Coupon Rates.....................................53

    Housing Loans by Months Remaining to Maturity.............................53

INTERSTAR RESIDENTIAL LOAN PROGRAM............................................54

    Origination Process.......................................................54

    Approval and Underwriting Process.........................................54

    General Features of the Housing Loans.....................................56

    Special Features of the Housing Loans.....................................57

    Additional Features of the Housing Loans..................................59

THE MORTGAGE INSURANCE POLICIES...............................................60

    General ..................................................................60

    Certain Provisions of Mortgage Insurance Policies.........................60

    Description of the Mortgage Insurers......................................62

THE TITLE INSURANCE POLICIES..................................................65

    Cover    .................................................................65

    Period of Cover...........................................................65

    Refusal or Reduction in Claim.............................................66

    Exclusions................................................................66

    Description of Title Insurer..............................................67

DESCRIPTION OF THE US$ NOTES..................................................68

    General ..................................................................68

    Form of the US$ Notes.....................................................68

    Distributions on the Notes................................................72

    Key Dates and Periods.....................................................74

    Calculation of Income.....................................................76

    Income   .................................................................76

    Application of Mortgage Principal Repayments and Liquid Authorized
       Investments to Available Income..... ..................................76

    Distribution of Available Income..........................................77

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

    Additional Income Payments................................................79

    Interest on the Notes.....................................................80

    Mortgage Principal Repayments.............................................81

    Principal Distributions...................................................81

    Charge-offs...............................................................84

    Payments Into US$ Account.................................................85

    Payments Out of US$ Account...............................................85

    Notices ..................................................................85

    The Fixed-Floating Rate Swap..............................................85

    The Currency Swaps........................................................87

    Currency Swap Provider....................................................92

    Swap Collateral Account...................................................92

    Withholding or Tax Deductions.............................................93

    Redemption of the Notes for Taxation or Other Reasons.....................93

    Redemption of the Notes Upon an Event of Default..........................94

    Optional Redemption of the Notes..........................................95

    Final Maturity Date.......................................................96

    Final Redemption of the Notes.............................................96

    Termination of the Trust..................................................97

    Prescription..............................................................98

    Reports to Noteholders....................................................98

    Voting and Consent of Noteholders.........................................99

DESCRIPTION OF THE TRANSACTION DOCUMENTS.....................................100

    Trust Accounts...........................................................100

    Modifications............................................................100

    The Issuer Trustee.......................................................101

    The Trust Manager........................................................104

    The Note Trustee.........................................................106

    Note Trustee's Annual Report.............................................107

    List of Noteholders......................................................107

    Reports .................................................................108

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

    The Security Trust Deed..................................................108

    The Check Account and Direct Paperless Entry Facilities Agreement........116

    The Investment Management Agreement......................................117

    The Backup Servicer Agreements...........................................121

THE SERVICER.................................................................123

    Servicing of Housing Loans...............................................123

    Collection and Enforcement Procedures....................................123

    Collection and Foreclosure Process.......................................124

    Servicer Delinquency Experience..........................................126

PREPAYMENT AND YIELD CONSIDERATIONS..........................................127

    General .................................................................127

    Prepayments..............................................................127

    Weighted Average Lives...................................................128

PERCENTAGE OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES
    OF CONSTANT PREPAYMENT RATE..............................................131

USE OF PROCEEDS..............................................................133

LEGAL ASPECTS OF THE HOUSING LOANS...........................................133

    General .................................................................133

    Nature of Housing Loans as Security......................................133

    Strata Title.............................................................134

    Urban Leasehold..........................................................134

    Taking Security Over Land................................................135

    Enforcement of Registered Mortgages......................................135

    Penalties and Prohibited Fees............................................136

    Bankruptcy...............................................................137

    Environmental............................................................137

    Insolvency Considerations................................................138

    Tax Treatment of Interest on Australian Housing Loans....................138

    Consumer Credit Legislation..............................................138

UNITED STATES FEDERAL INCOME TAX MATTERS.....................................140

    Overview ................................................................140

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

    Interest Income on the US$ Notes.........................................141

    Sale of Notes............................................................141

    Market Discount..........................................................142

    Premium .................................................................143

    Backup Withholding.......................................................143

AUSTRALIAN TAX MATTERS.......................................................145

    Payments of Principal, Premiums and Interest.............................145

    Note Transfers...........................................................146

    Profit on Sale by Non-resident Noteholders...............................146

    Goods and Services Tax...................................................147

    Fixed-Floating Rate Swap and GST.........................................148

    Currency Swaps and GST...................................................148

    Debt and Equity..........................................................149

    Other Taxes..............................................................149

    Taxation of the Trust....................................................150

    Tax Reform Proposals.....................................................150

ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA................................151

EXCHANGE CONTROLS AND LIMITATIONS............................................152

    Anti-terrorism restrictions..............................................152

    Prohibited transactions..................................................152

    Transactions which may be approved by the Reserve Bank of Australia......152

ERISA CONSIDERATIONS.........................................................152

LEGAL INVESTMENT CONSIDERATIONS..............................................154

AVAILABLE INFORMATION........................................................154

RATINGS OF THE NOTES.........................................................155

PLAN OF DISTRIBUTION.........................................................155

    Underwriting.............................................................155

    Offering Restrictions....................................................157

GENERAL INFORMATION..........................................................160

    Listing  ................................................................160

    Authorization............................................................160

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

    Litigation...............................................................160

    Euroclear and Clearstream, Luxembourg....................................160

ANNOUNCEMENT.................................................................160

LEGAL MATTERS................................................................160

GLOSSARY ....................................................................161

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

         This section applies only to the offering of the US$ notes in countries other than the United States of America. In this section, references to Perpetual Trustees Victoria Limited are to that company only in its capacity as trustee of the Interstar Millennium Series 2003-1G Trust, and not its personal capacity or as trustee of any other trust. Perpetual Trustees Victoria Limited is not responsible or liable for this prospectus in any capacity. Interstar Securitisation Management Pty Limited is solely responsible for this prospectus. Interstar Securitisation Management Pty Limited, as trust manager, has taken all reasonable care to ensure that the information contained in this prospectus is true and accurate in all material respects and that in relation to this prospectus there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion.

         Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the US$ notes in any country or jurisdiction. The US$ notes may be offered non-publicly in other jurisdictions. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the US$ notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the US$ notes, see "Plan of Distribution".

         This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the US$ notes by or on behalf of Perpetual Trustees Victoria Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

         None of Perpetual Trustees Victoria Limited, in its personal capacity and as issuer trustee, Perpetual Trustee Company Limited, as security trustee, Interstar Securities (Australia) Pty Limited, as servicer, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, the underwriters, National Australia Bank Limited, as fixed-floating rate swap provider, [Barclays Bank PLC], as currency swap provider, or PMI Mortgage Insurance Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Indemnity Limited, Royal & Sun Alliance Lenders Mortgage Insurance Limited or the Commonwealth of Australia as mortgage insurers accept any responsibility for any information contained in this prospectus and none of them has separately verified the information contained in this prospectus or makes any representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the US$ notes.

         Perpetual Trustees Victoria Limited, in its personal capacity and as issuer trustee, Interstar Securitisation Management Pty Limited, as trust manager, Interstar Securities (Australia) Pty Limited as servicer, Perpetual Trustee Company Limited, as security trustee, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, National Australia Bank Limited, as fixed-floating rate swap provider, [Barclays Bank PLC], as currency swap provider, PMI Mortgage Insurance Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Indemnity Limited, Royal & Sun Alliance Lenders Mortgage Insurance Limited or the Commonwealth of Australia as mortgage insurers and the underwriters do not recommend that any person should purchase any of the US$ notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the US$ notes.

         Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the US$ notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the US$ notes; should make his or her own independent investigation of the trust and the US$ notes; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the US$ notes.

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the US$ notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Victoria Limited or the underwriters.

         Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

         o there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus; or

         o any other information supplied in connection with the US$ notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

         Perpetual Trustees Victoria Limited's liability to make payments of interest and principal on the notes is limited to its right of indemnity from the assets of the trust. All claims against Perpetual Trustees Victoria Limited in relation to the notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

         None of the rating agencies have been involved in the preparation of this prospectus.

         THIS DOCUMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORIZED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED, NOR MAY ANY NOTES BE OFFERED OR SOLD IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE PURPOSES OF THEIR BUSINESS OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE PURPOSES OF THEIR BUSINESS OR OTHERWISE IN CIRCUMSTANCES THAT DO NOT RESULT IN AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED. THIS DOCUMENT IS NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS DOCUMENT. THE TRANSMISSION OF THIS DOCUMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000.

                             AUSTRALIAN DISCLAIMERS

         o The notes do not represent deposits or other liabilities of Interstar Securitisation Management Pty Limited or associates of Interstar Securitisation Management Pty Limited.

         o The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

         o None of Interstar Securitisation Management Pty Limited, any associate of Interstar Securitisation Management Pty Limited, Perpetual Trustees Victoria Limited, Perpetual Trustee Company Limited, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, nor the underwriters in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent provided in the transaction documents and the swap agreements for the trust.

         o   None of Interstar Nominees (B) Pty Limited, or Interstar Nominees
             (R) Pty Limited in their individual capacities and as sellers, Perpetual Trustees Victoria Limited, Interstar Securitisation Management Pty Limited, as trust manager, Interstar Securities (Australia) Pty Limited, as a seller and as servicer, Perpetual Trustee Company Limited, as security trustee, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, National Australia Bank Limited, as fixed-floating rate swap provider, [Barclays Bank PLC], as currency swap provider, or any underwriter guarantees the payment of interest or the repayment of principal due on the notes.

         o None of the obligations of Perpetual Trustees Victoria Limited, in its capacity as trustee of the trust, are guaranteed in any way by Interstar Securitisation Management Pty Limited or any associate of Interstar Securitisation Management Pty Limited or by any associate of Perpetual Trustees Victoria Limited.

                                    SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                           PARTIES TO THE TRANSACTION


TRUST...........................................Interstar Millennium Series 2003-1G Trust

ISSUER TRUSTEE..................................Perpetual Trustees Victoria Limited (ABN 47 004 027 258), in its capacity as trustee of the trust

TRUST MANAGER...................................Interstar Securitisation Management Pty Limited (ACN 100 346 898), of Level 28, 367
                                                Collins Street, Melbourne, Victoria, 3000, telephone (613) 9612-1111

NOTE TRUSTEE....................................The Bank of New York, New York branch

SECURITY TRUSTEE................................Perpetual Trustee Company Limited (ABN 42 000 001 007)

SERVICER........................................Interstar Securities (Australia) Pty Limited (ABN 72 087 271 109)

PRIMARY BACKUP SERVICER.........................Zurich Capital Markets Asia Limited (ABN 99 095 545 887)

SECONDARY BACKUP SERVICER.......................KPMG Corporate Finance (Aust) Pty Limited (ABN 43 007 363 215)

SELLERS.........................................Interstar Nominees (B) Pty Limited (ABN 15 075 329 412)
                                                Interstar Nominees (R) Pty Limited (ABN 57 092 315 716)
                                                Interstar Securities (Australia) Pty Limited

PRINCIPAL PAYING AGENT..........................The Bank of New York, New York branch

CALCULATION AGENT...............................The Bank of New York, New York branch

RESIDUAL INCOME BENEFICIARY.....................Interstar Securities (Australia) Pty Limited

UNDERWRITERS....................................Barclays Capital Inc.
                                                [_______________]
                                                [_______________]

                                       1

MORTGAGE INSURERS...............................PMI Indemnity Limited (ABN 49 000 781 171), PMI Mortgage Insurance Ltd (ABN 70 000
                                                511 071), GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (ABN 52 081
                                                488 440), Royal & Sun Alliance Lenders Mortgage Insurance Limited (ABN 55 001 825
                                                725) and the Commonwealth of Australia

TITLE INSURER...................................First American Title Insurance Company of Australia Pty Limited (ABN 64 075 279 908)

FIXED-FLOATING RATE SWAP PROVIDER...............National Australia Bank Limited (ABN 12 004 044 937) or any other acceptable fixed-floating rate swap provider

CURRENCY SWAP PROVIDER..........................[Barclays Bank PLC]

RATING AGENCIES.................................Moody's and S&P

                               STRUCTURAL DIAGRAM


                                                                BORROWERS

           SELLERS
Interstar Nominees (B) Pty Limited
Interstar Nominees (R) Pty Limited                                   A$ Housing
Interstar Securities (Australia) Pty                                 Loan Payments                        SECURITY TRUSTEE
Limited                                                                                                      Perpetual Trustee
                                                                                                             Company Limited
                                                               COLLECTIONS BANK
                                                              National Australia              First ranking floating charge
                                                                 Bank Limited                 over the assets of the trust


                                                                                                           MORTGAGE INSURERS
                                                                                                          PMI Indemnity Limited
         TRUST MANAGER                 Equitable                                                        PMI Mortgage Insurance Ltd
   Interstar Securitisation            assignment of                                                  GE Capital Mortgage Insurance
    Management Pty Limited             housing loans                                                 Corporation (Australia) Pty Ltd
                                                                                                       Royal & Sun Alliance Lenders
                                                                                                         Mortgage Insurance Limited
                                                                                                         Commonwealth of Australia

   PRIMARY
   BACKUP
  SERVICER                                                     ISSUER TRUSTEE                 Payments from Mortgage
Zurich Capital                                                Perpetual Trustee               Insurance Policies
Market Australia        SERVICER                               Victoria Limited
   Limited              Interstar                                                                           TITLE INSURER
                       Securities                       Interstar Millenium Series 2003-                 First American Title
                     (Australia) Pty                               1G Trust                                Insurance Company
                         Limited                                                                        of Australia Pty Limited
  SECONDARY
   BACKUP                                                                                     Payments from
 SERVICER                                                            Payments on the          The Title
KPMG Corporate                                                       US$ notes                Insurance Policy
 Finance (Aust)
  Pty Limited                                                                                                   RESIDUAL
                                                                                                               BENEFICIAL
                                                            CURRENCY SWAP PROVIDER                        Interstar Securities
                                                              (Barclays Bank PLC)                        (Australia) Pty Limited


                                                                                              Payments on the
                                                                                              Class B2 notes
  FIXED-FLOATING
RATE SWAP PROVIDER
National Australia                                          PRINCIPAL PAYING AGENT
  Bank Limited                                                The Bank of New York,                        CLASS B2 NOTEHOLDERS
                                                                 New York branch



                                                                 CLEARING SYSTEMS
                                                           The Depositary Trust Company
                                                                    Euroclear/                                  US$ NOTES
                                                               Clearstream, Luxembourg


                                                                                                              NOTE TRUSTEE
                                                                  US$ NOTE OWNERS                         The Bank of New York,
                                                                                                             New York branch


                              SUMMARY OF THE NOTES

         The issuer trustee will also issue Class B2 notes and may issue Class A1 notes collateralized by the same pool of housing loans as the US$ notes. The Class B2 notes and the Class A1 notes have not been and will not be registered under the Securities Act of 1933 and are not being offered by this prospectus. When used in this prospectus the term "US$ notes" will mean the Class A2 notes and the Class B1 notes and the term "US$ noteholders" when used in this prospectus will mean the holders of any Class A2 notes and/or Class B1 notes. The term "Class A notes" when used in this prospectus will mean the Class A1 notes and the Class A2 notes and the term "Class B notes" when used in this prospectus will mean the Class B1 notes and the Class B2 notes. The term "notes" when used in this prospectus will mean the Class A notes and the Class B notes.

      ---------------------------------------------------------------------------------------------------
                                    CLASS A2                 CLASS B1               CLASS B2
      ---------------------------------------------------------------------------------------------------
      Aggregate Initial Principal   US$[750,000,000]         US$[25,000,000]        A$[55,000,000]
      Amount:
      ---------------------------------------------------------------------------------------------------
      % of Total:                   [93]%                    [3]%                   [4]%
      ---------------------------------------------------------------------------------------------------
      Anticipated Ratings:
           Moody's                  Aaa                      Not rated              Not rated
           S&P                      AAA                      AA-(CreditWatch        AA-(CreditWatch
                                                             Developing)            Developing)
      ---------------------------------------------------------------------------------------------------
      Interest rate from the        three-month LIBOR +      three-month LIBOR+     one-month
      closing date up to but                                                        Australian Bank
      excluding the step-up                                                         Bill Rate plus a
      margin date                                                                   margin
      ---------------------------------------------------------------------------------------------------
      Interest rate from and        three-month LIBOR +      three-month LIBOR+     one-month
      including the step-up                                                         Australian Bank
      margin date                                                                   Bill Rate plus a
                                                                                    margin
      ---------------------------------------------------------------------------------------------------
      Minimum Denominations:        US$100,000 and           US$100,000 and         A$[10,000] (with
                                    thereafter, minimum      thereafter, minimum    initial minimum
                                    increments of US$1,000   increments of          subscription of
                                                             US$1,000               A$500,000
      ---------------------------------------------------------------------------------------------------
      Interest Accrual Method:      actual/360               actual/360             actual/365
      ---------------------------------------------------------------------------------------------------
      Monthly/Quarterly             Quarterly Payment        Quarterly Payment      Monthly Payment
      Payment Dates:                Dates:  the 20th day     Dates:  the 20th day   Dates:  the 20th
                                    or, if the 20th day is   or, if the 20th day    day of each
                                    not a business day,      is not a business      calendar month or,
                                    then the next business   day, then the next     if the 20th day is
                                    day of each [February,   business day of each   not a business day,
                                    May, August and          [February, May,        then the next
                                    November].  The first    August and             business day.  The
                                    quarterly payment date   November].  The        first monthly
                                    will be in [May 2003].   first quarterly        payment date will
                                                             payment date will be   be in [March 2003].
                                                             in [May 2003].
      ---------------------------------------------------------------------------------------------------

                                       4

      ---------------------------------------------------------------------------------------------------
      Clearance/Settlement:         DTC/Euroclear/           DTC/Euroclear/         Offered in
                                    Clearstream, Luxembourg  Clearstream,           Australia only
                                                             Luxembourg
      ---------------------------------------------------------------------------------------------------
      Initial Cut-Off Date:              Close of Business December 13, 2002
      ---------------------------------------------------------------------------------------------------
      Pricing Date:                       On or about [_____________], 2003
      ---------------------------------------------------------------------------------------------------
      Closing Date:                             [_____________], 2003
      ---------------------------------------------------------------------------------------------------
      Step-Up Margin Date:              The quarterly payment date falling in
                                                    February 2010
      ---------------------------------------------------------------------------------------------------
      Final Maturity Date:              The quarterly payment date falling in
                                                      July 2035
      ---------------------------------------------------------------------------------------------------
      Pre-Funding Period:             For the period from the closing date through, but excluding, the first quarterly payment date, the issuer trustee may acquire additional housing loans by applying the money on deposit in the prefunding account.
      ----------------------------- ---------------------------------------------------------------------

                               STRUCTURAL OVERVIEW

         The Interstar Millennium Trusts securitisation program was established pursuant to a master trust deed dated December 2, 1999 among Perpetual Trustees Victoria Limited and Interstar Securities (Australia) Pty Limited. The master trust deed provides the general terms and structure for securitisations under the program. A series notice among the issuer trustee, Interstar Nominees (B) Pty Limited (ABN 15 075 329 412), Interstar Securities (Australia) Pty Limited and Interstar Nominees (R) Pty Limited (ABN 57 092 315 716), as sellers, Interstar Securitisation Management Pty Limited, as trust manager, Interstar Securities (Australia) Pty Limited, as servicer, The Bank of New York, New York branch, as note trustee and Perpetual Trustee Company Limited, as security trustee, will set out the specific details of the Interstar Millennium Series 2003-1G Trust and the notes, which may vary from the terms set forth in the master trust deed. Each securitisation under the program is a separate transaction with a separate trust. The assets of the Interstar Millennium Series 2003-1G Trust will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of Perpetual Trustees Victoria Limited as trustee of the Interstar Millennium Series 2003-1G Trust. See "Description of the Trust".

         The Interstar Millennium Series 2003-1G Trust involves the securitisation of housing loans originated by Interstar Securities (Australia) Pty Limited in the name of Perpetual Trustees Victoria Limited, as trustee of a number of warehouse trusts, and secured by mortgages over residential property located in Australia. Each of Interstar Nominees (B) Pty Limited, Interstar Securities (Australia) Pty Limited and Interstar Nominees (R) Pty Limited, as beneficiaries of the relevant warehouse trusts, will equitably assign its beneficial interest in the housing loans to Perpetual Trustees Victoria Limited as trustee of the trust, which will in turn issue the notes to fund the acquisition of the housing loans.

         The issuer trustee will grant a first ranking floating charge over all assets which are subject to the trust under the security trust deed in favor of Perpetual Trustee Company Limited, as security trustee, to secure the issuer trustee's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if, among other events, an event of default occurs under the security trust deed. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust without the consent of the security trustee. For a description of floating charges and crystallization see "Description of the Transaction Documents -- The Security Trust Deed -- Nature of the Charge".

         Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

         Payments of interest and principal on the US$ notes will be supported by the following forms of credit enhancement.

SUBORDINATION AND ALLOCATION OF LOSSES

         The Class B notes will be subordinated to the Class A2 notes in their right to receive interest payments. If the threshold requirements are satisfied, principal payments will be allocated rateably between the Class A2 notes and the Class B notes based on their principal balances. However, if the threshold requirements are not satisfied, the Class B notes will be subordinated in their right to receive principal payments. In all cases the Class B1 notes and the Class B2 notes will rank equally in their right to receive principal payments. No Class A2 note will be issued unless all of the Class B notes are issued.

         The credit support provided by the Class B notes is intended to enhance the likelihood that the Class A2 notes will receive expected quarterly payments of interest and principal. The following chart describes the initial credit support provided by the Class B notes:

                                    INITIAL SUPPORT
   CLASS        CREDIT SUPPORT        PERCENTAGE
   -----        --------------        ----------
    A2          Class B notes            [7%]

         The initial support percentage in the preceding table is the initial balance of the Class B notes, in the case of the Class B1 notes the Australian dollar equivalent, as a percentage of the Australian dollar equivalent of the principal balance of all of the notes on the closing date.

         In certain circumstances, the issuer trustee may issue Class A1 notes. See "-- Redraws" and "Interstar Residential Loan Program -- Special Features of the Housing Loans -- Redraws".

         If issued, Class A1 notes will rank equally with the Class A2 notes in their right to receive interest payments and, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, will rank in priority to the Class A2 notes in their right to receive principal payments. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class A1 notes will rank equally with the Class A2 notes in their right to receive both interest and principal payments.

         To the extent that there is a loss on a housing loan not covered by a mortgage insurance policy or a title insurance policy or by the application of excess income, the amount of such loss will be borne first by the Class B notes before it is borne by the Class A notes. See "Description of the US$ Notes -- Charge Offs".

MORTGAGE INSURANCE POLICIES

         Mortgage insurance policies issued by, or transferred to, PMI Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd, Royal & Sun Alliance Lenders Mortgage Insurance Limited and the Commonwealth of Australia will provide full coverage for the balance outstanding on each housing loan irrespective of its LVR. The mortgage insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The Mortgage Insurance Policies".

TITLE INSURANCE POLICIES

         Some housing loans may be covered by title insurance policies issued by First American Title Insurance Company of Australia Pty Limited. Title insurance will provide 100% coverage for losses arising as a result of a relevant mortgage being subject to a prior encumbrance, not being validly registered or being invalid or unenforceable.

The title insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The Title Insurance Policies".

LIQUIDITY ENHANCEMENT

         To enable the issuer trustee to make timely payments of interest on the notes and other trust expenses payable from interest collections on the housing loans, the trust manager is required to ensure that the trust has an amount equal to at least one percent of the Australian dollar equivalent of the outstanding principal amount of the notes invested in highly-rated, short-term investments. These liquid authorized investments are available to make interest payments on the notes and to pay senior expenses of the trust if there are not enough interest collections from the housing loans available to make those payments. In addition, principal collections on the housing loans will be made available to make interest payments on the notes and to pay some other expenses of the trust if there are not enough interest collections from the housing loans and liquid authorized investments to make those payments. Any liquid authorized investments and principal collections used to make interest payments on the notes or to pay other expenses of the trust will be replenished on future monthly payment dates from excess interest collections, to the extent available.

         Each mortgage insurance policy includes timely payment cover for losses as a result of a borrower under a housing loan failing to pay all or part of a payment when due. This timely payment cover comprises at least twelve months of missed payment installments for each housing loan.

REDRAWS

         Under the terms of each variable rate housing loan, a borrower may, at the absolute discretion of the servicer, redraw previously prepaid principal. Provided the loan is not in arrears at the time of the request for a redraw, a borrower may redraw an amount equal to the difference between the scheduled principal balance of the loan and the current principal balance of the loan. The issuer trustee will be reimbursed for any redraws it advances to borrowers from principal collections on the housing loans. The amount that the issuer trustee may advance to a borrower in respect of a particular housing loan from time to time is limited to the difference between the scheduled principal balance of the loan and the current principal balance of the loan and may only be advanced in the circumstances described under "Interstar Residential Loan Program -- Special Features of the Housing Loans -- Redraws".

         Any redraws of previously prepaid principal will be funded first from principal collections on the housing loans. If, on a monthly payment date, principal collections on the housing loans for the Collection Period before that monthly payment date are insufficient to fund redraws for that Collection Period, then the trust manager may give the issuer trustee a direction to, and the issuer trustee must, issue a series of Class A1 notes. The trust manager must not give this direction unless it has received written confirmation from each rating agency that the issue of the Class A1 notes would not result in a downgrade or withdrawal of a rating of any note then outstanding. See "Interstar Residential Loan Program -- Special Features of the Housing Loans".

HEDGING ARRANGEMENTS

         To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedging arrangements:

         o a fixed-floating rate swap to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's interest payments to the currency swap provider under the currency swap. On the closing date, none of the housing loans will be fixed rate loans and no fixed-floating rate swap will be entered into by the issuer trustee. If, in the future, any fixed-rate housing loans are added to the housing loan pool or if a borrower converts a floating rate loan to a fixed-rate loan, a fixed-floating rate swap will be entered into by the issuer trustee.

         o two currency swaps, one in respect of the Class A2 notes and one in respect of the Class B1 notes, to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under any fixed-floating rate swap, which are denominated in Australian dollars, and, on the other hand, the obligation of the trust to pay interest and principal on the Class A2 notes and the Class B1 notes, which are each denominated in U.S. dollars, together with the basis risk between, on one hand, amounts in respect of interest calculated under the floating rate housing loans or under any fixed-floating rate swap by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interest calculated under the Class A2 notes and the Class B1 notes by reference to LIBOR.

OPTIONAL REDEMPTION

         The trust manager will have the option to direct the issuer trustee to redeem all of the notes on any quarterly payment date when the total outstanding principal amount of the notes is equal to or less than 10% of the total initial principal amount of the notes. If the trust manager directs the issuer trustee to redeem the notes, the issuer trustee must so redeem the notes and the noteholders will receive a payment equal to the outstanding principal amount of the notes plus any outstanding interest on the notes.

         The trust manager will have the option to direct the issuer trustee to, and upon being so directed the issuer trustee must -subject to ratings confirmation -- redeem all of a class of notes on or after the step-up margin date. The issuer trustee must not redeem the Class B notes unless the Class A notes have been repaid in full or all notes are to be redeemed. If the issuer trustee so redeems a class of notes, the relevant noteholders will receive a payment equal to the outstanding principal amount of the class of notes plus any outstanding interest on the class of notes.

         If the trust manager satisfies the issuer trustee and the note trustee prior to giving notice to the noteholders that on the next quarterly payment date the currency swap provider would be required to deduct or withhold from any payment under a currency swap any amount on account of any taxes, duties, assessments or governmental charges, then the issuer trustee must, when so directed by the trust manager, in its sole discretion, redeem all of the notes at their outstanding principal amount, together with accrued interest.

PREFUNDING

         If on the closing date the total aggregate purchase price for the housing loans is less than the amount received in Australian dollars by the issuer trustee from the proceeds of the issue of the notes, the issuer trustee will retain the difference between the two amounts, to the extent it is not invested in liquid authorized investments, in the prefunding account. The balance of the prefunding account must not at any time exceed the Australian dollar equivalent of [US$193,750] or 25% of the Australian dollar equivalent of the initial outstanding principal amount of the US$ notes as of the closing date. See "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date".

                              THE HOUSING LOAN POOL

         The housing loan pool will consist of residential housing loans bearing either a fixed rate or variable rate of interest, secured by mortgages on owner occupied and non-owner occupied residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

                      SELECTED HOUSING LOAN POOL DATA AS OF
                     CLOSE OF BUSINESS ON DECEMBER 13, 2002

Housing Loan Pool Size.........................................A$1,322,537,613
Total Number of Housing Loans..................................          7,404
Average Housing Loan Balance...................................      A$178,625
Maximum Housing Loan Balance...................................      A$828,000
Minimum Housing Loan Balance...................................            A$0
Total Valuation of the Properties..............................A$2,649,989,148
Maximum Remaining Term to Maturity in months...................            346
Weighted Average Remaining Term to Maturity in months..........            342
Weighted Average Seasoning in months...........................              2
Weighted Average Original Loan-to-Value Ratio..................         72.79%
Weighted Average Current Loan-to-Value Ratio...................         70.37%
Maximum Current Loan-to-Value Ratio............................         90.00%

         The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

         Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The sellers will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus is delivered to prospective investors.

                                 WITHHOLDING TAX

         Payments of principal and interest on the US$ notes will be reduced by any applicable withholding taxes assessed on the issuer trustee or any paying agent and could be reduced if any withholding taxes are assessed in respect of payments under the housing loans. Neither the issuer trustee nor any paying agent nor any borrower is obliged to pay any additional amounts to the US$ noteholders to cover any withholding taxes.

         If the Commonwealth of Australia or any other applicable jurisdiction requires the withholding of amounts:

         o   from payments of principal or interest to the noteholders;

         o from payments by the issuer trustee to the currency swap provider under a currency swap; or

         o   from payments by borrowers under the housing loans,

due to taxes, duties, assessments or other governmental charges, the issuer trustee must, when so directed by noteholders representing at least 75% of the outstanding principal amount of the notes and provided the issuer trustee will be in a position to discharge all of its liabilities in respect of the notes, redeem all of the notes. See "Description of the US$ Notes -- Redemption of the Notes for Taxation or Other Reasons".

U.S. TAX STATUS

         In the opinion of Mayer, Brown, Rowe & Maw, special U.S. tax counsel to the trust manager, the US$ notes will be characterized as debt for U.S. federal income tax purposes. Each US$ noteholder, by acceptance of a US$ note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters".

AUSTRALIAN TAX STATUS

         The US$ notes should be characterized as debt for Australian tax purposes. See "Australian Tax Matters".

LEGAL INVESTMENT

         The US$ notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the US$ notes as legal investments for you. See "Legal Investment Considerations".

ERISA CONSIDERATIONS

         In general, the US$ notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended. Investors should consult their counsel with respect to the consequences under ERISA and the United States Internal Revenue Code of 1986, as amended, of the plan's acquisition and ownership of the US$ notes. See "ERISA
Considerations."

BOOK-ENTRY REGISTRATION

         Persons acquiring beneficial ownership interests in the US$ notes will hold their US$ notes through The Depository Trust Company in the United

States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within The Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in The Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

COLLECTIONS

         The issuer trustee will receive for each Collection Period the following amounts, which are known as collections:

         o payments of interest, principal and fees, including prepayments of principal under the housing loans;

         o proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

         o amounts received under the fixed-floating rate swap and the currency swaps;

         o amounts received under mortgage insurance policies and title insurance policies;

         o   income in respect of authorized investments of the trust; and

         o   interest on amounts in the collection account.

         Collections will be allocated between income and mortgage principal repayments. Collections attributable to interest and fees are known as income. The collections attributable to principal are known as mortgage principal repayments.

         Income is normally used to pay fees and expenses of the issuer trustee in connection with the trust, together with interest on the notes. Mortgage principal repayments are normally used to pay principal on the notes. However, if there is not enough income to pay certain fees and expenses of the issuer trustee and interest on the notes for a period, the trust manager will direct the issuer trustee to apply liquid authorized investments then mortgage principal repayments to pay such unpaid fees, expenses and interest. Any liquid authorized investments and mortgage principal repayments used to make interest payments on the notes or to pay other fees and expenses of the issuer trustee will be replenished on future monthly payment dates from excess income, to the extent available. If there is excess income after payment of fees and expenses of the issuer trustee, interest on the notes and replenishment of liquid authorized investments and mortgage principal repayments such excess income will first reimburse any charge-offs and then any carryover charge-offs on the housing loans. Any remaining excess income will be distributed to the residual income beneficiary at the end of each collection period.

INTEREST ON THE NOTES

         Interest on the US$ notes will be payable quarterly in arrears on each quarterly payment date. Interest on the Class B2 notes and the Class A1 notes will be payable monthly in arrears on each monthly payment date. Amounts available to make interest payments on the notes will be allocated to pay interest on the Class A notes before any allocation is made to pay interest on the Class B notes. Amounts available to make interest payments on the Class A notes will be allocated rateably between the Class A1 notes and the Class A2 notes based on the amount of Australian dollar interest owed. Amounts available to make interest payments on the Class B notes will be allocated rateably between the Class B1 notes and the Class B2 notes based on the amount of Australian dollar interest owed. Interest on each class of notes is calculated for each interest period as follows:

         o   at the note's interest rate;

         o on the outstanding principal amount of that note at the beginning of that interest period, after giving effect to any payments of principal with respect to that note on that day; and

         o on the basis of the actual number of days in that interest period and a year of 360 days for the US$ notes, or 365 days for the Class B2 notes and the Class A1 notes.

PRINCIPAL ON THE NOTES

         Principal on the US$ notes will be payable on each quarterly payment date. Principal on the Class B2 notes and the Class A1 notes will be payable on each monthly payment date. Principal will be paid first on the Class A1 notes, if any have been issued, until the Class A1 notes have been redeemed in full. If the threshold requirements have been met, principal payments will then be allocated rateably among the Class A2 notes and the Class B notes based on their principal balances or the Australian dollar equivalent of their principal balances. If the threshold requirements have not been met, principal payments will be paid first on the Class A2 notes until such time as all the Class A2 notes have been redeemed in full and then pro rata among the Class B notes based on their principal balances or the Australian dollar equivalent of their principal balances until such time as all the Class B notes have been redeemed in full. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed pro rata among all of the Class A1 notes and Class A2 notes prior to any distributions to the Class B notes.

ALLOCATION OF CASH FLOWS

         On each monthly or quarterly payment date, as appropriate, the issuer trustee will repay principal and interest to each noteholder to the extent that there are collections received for those payments on that monthly or quarterly, as appropriate, payment date. The charts on the next two pages summarize the flow of payments.

                            DISTRIBUTION OF INCOME ON
                            EACH MONTHLY PAYMENT DATE


       Pay to each seller the Accrued Interest Adjustment for that seller


                                 Pay any taxes


         Pay pro rata:
         o   the issuer trustee's fee
         o   any fees payable to the note trustee


         Pay pro rata:
         o   any fees payable pro rata to the paying agents
         o   any fees payable to the calculation agent


Pay the expenses of the trust other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the servicer and the trust manager - in relation to the collection period


   Pay the expenses of the trust - other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the servicer and the trust manager - which the trust manager or the issuer trustee reasonably anticipates will be incurred prior to the next monthly payment date


   Pay the expenses of the trust - other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the servicer and the trust manager - not covered by the two boxes above which have already been incurred prior to that monthly payment date but which have not previously been paid or reimbursed


          Pay pro rata the trust manager's fee and the servicer's fee


         Pay pro rata:
         o any amounts payable to the fixed-floating rate swap provider under any fixed-floating rate swap other than any break costs in respect of the termination of the fixed floating rate swap
         o any interest for the interest period ending on that monthly payment date to the Class A1 noteholders
         o (1) the Class A2 A$ Interest Amount for that monthly payment date to the currency swap provider for conversion to U.S. dollars and any reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class A2 notes on the related quarterly payment date or (2) if the Class A2 currency swap is terminated an A$ amount that the trust manager determines in good faith to be applied on that monthly payment date in order to enable the issuer trustee to meet its obligations to pay interest on the Class A2 notes on the related quarterly payment date, to the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied towards payment of interest on the Class A2 notes on the related quarterly payment date
         o to the currency swap provider any break costs payable under the Class A2 currency swap other than in respect of the termination of the Class A2 currency swap where the currency swap provider is the defaulting party


         Pay pro rata and according to the amount of interest payable to each class:
         o (1) the Class B1 A$ Interest Amount for that monthly payment date to the currency swap provider for conversion to U.S. dollars and any reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class B1 notes on the related quarterly payment date or (2) if the Class B1 currency swap is terminated an A$ amount that the trust manager determines in good faith to be applied on that monthly payment date in order to enable the issuer trustee to meet its obligations to pay interest on the Class B1 notes on the related quarterly payment date, to the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied towards payment of interest on the Class B1 notes on the related quarterly payment date
         o any interest for the interest period ending on that monthly payment date to the Class B2 noteholders
         o to the currency swap provider any break costs payable under the Class B1 currency swap other than in respect of the termination of the Class B1 currency swap where the currency swap provider is the defaulting party

                       DISTRIBUTION OF AVAILABLE INCOME ON
                      EACH MONTHLY PAYMENT DATE (CONTINUED)


   Apply as Mortgage Principal Repayments amounts previously used from Liquid Authorized Investments and Mortgage Principal Repayments to make up any Income
      Shortfalls to the extent such amount has not been previously repaid


Reduce the Aggregate Principal Loss Amount in relation to the collection period


              Reduce the total amount of any Carryover Charge-offs


              Pay pro rata break costs to:
              o   the fixed-floating rate swap provider
              o the currency swap provider in respect of the termination of the currency swaps where the currency swap provider is the defaulting party


                    Pay pro rata fees payable to the sellers


       Pay pro rata the balance to each holder of a residual income unit

                 DISTRIBUTION OF MORTGAGE PRINCIPAL REPAYMENTS,
           LIQUID AUTHORIZED INVESTMENTS AND RECOVERY AMOUNTS ON EACH
                              MONTHLY PAYMENT DATE


                            Apply in funding redraws


    Apply mortgage principal repayments and liquid authorized investments to
                Available Income to make up any Income Shortfall


  Replenish Liquid Authorized Investments until the value of Liquid Authorized
                Investments equals the Prescribed Minimum Level


                  Payments of principal on the Class A1 notes


If the Threshold Requirements are satisfied, pro rata:

o Pay to the currency swap provider (1) prior to the termination of the Class A2 currency swap, the Class A2 A$ Equivalent of the Class A2 Currency Swap Notional Amount for that monthly payment date and reciprocal payment to the currency swap provider is thereafter to be applied to repaying principal on the Class A2 notes on the related quarterly payment date or (2) if the Class A2 currency swap has been terminated, the note trustee for conversion into U.S. dollars at the spot exchange rate to be applied in repaying principal on the Class A2 notes on the related quarterly payment date
o Pay to the currency swap provider (1) prior to the termination of the Class B1 currency swap, the Class B1 A$ Equivalent of the Class B1 Currency Swap Notional Amount for that monthly payment date and reciprocal payment to the currency swap provider is thereafter to be applied to repaying principal on the Class B1 notes on the related quarterly payment date or (2) if the Class B1 currency swap has been terminated, the note trustee for conversion into U.S. dollars at the spot exchange rate to be applied in repaying principal on the Class B1 notes on the related quarterly payment date
o Pay to Class B2 noteholders in payment of the Principal Amount of the Class B2 notes

If the Threshold Requirements are not satisfied, in the following order of priority:

o Pay to the currency swap provider (1) prior to the termination of the Class A2 currency swap, the Class A2 A$ Equivalent of the Class A2 Currency Swap Notional Amount for that monthly payment date and reciprocal payment to the currency swap provider is thereafter to be applied to repaying principal on the Class A2 notes on the related quarterly payment date or (2) if the Class A2 currency swap has been terminated, the note trustee for conversion into U.S. dollars at the spot exchange rate to be applied in repaying principal on the Class A2 notes on the related quarterly payment date, in each case until such time as all Class A2 notes have been redeemed in full
o   pro rata:
    o Pay to the currency swap provider (1) prior to the termination of the Class B1 currency swap, the Class B1 A$ Equivalent of the Class B1 Currency Swap Notional Amount for that monthly payment date and reciprocal payment to the currency swap provider is thereafter to be applied to repaying principal on the Class B1 notes on the related quarterly payment date or (2) if the Class B1 currency swap has been terminated, the note trustee for conversion into U.S. dollars at the spot exchange rate to be applied in repaying principal on the Class B1 notes on the related quarterly payment date, in each case until such time as all Class B1 notes have been redeemed in full
    o Pay to Class B2 noteholders in payment of the Principal Amount of the Class B2 notes until such time as all Class B2 notes have been redeemed in full


      Payment as a distribution to the holder of the residual income unit

                                  RISK FACTORS

         The US$ notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase any US$ notes. There may be other unforeseen reasons why you might not receive principal or interest on your US$ notes. You should also read the detailed information set out elsewhere in the prospectus.

THE NOTES WILL BE PAID ONLY      o The notes are debt obligations of the issuer
FROM THE ASSETS OF THE TRUST       trustee only in its capacity as trustee of
                                   the trust. The notes do not represent an interest in or obligation of any of the other parties to the transaction. The assets of the trust will be the sole source of payments on the notes. The issuer trustee's other assets will only be available to make payments on the notes if the issuer trustee is negligent or commits fraud or a wilful default.
                                   Therefore, if the assets of the trust are insufficient to pay the interest and principal on your notes when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.

THERE IS NO WAY TO PREDICT       o The rate of principal and interest payments
THE ACTUAL RATE AND TIMING OF      on pools of housing loans varies among pools,
PAYMENTS ON THE HOUSING LOANS      and is influenced by a variety of economic,
                                   demographic, social, tax, legal and other factors, including prevailing market interest rates for housing loans and the particular terms of the housing loans. Australian housing loans have features and options that are different from housing loans in the United States, and thus will have different rates and timing of payments from housing loans in the United States. There is no guarantee as to the actual rate of prepayment on the housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus. The rate and timing of principal and interest payments on the housing loans and the ability to redraw principal on the housing loans will affect the rate and timing of payments of principal and interest on your notes. The performance of relevant counterparties under each mortgage insurance policy, each title insurance policy, any fixed-floating rate swap and the currency swaps will also have a key impact on such payments in terms of both the timeliness of such payments and the amount of such payments. Unexpected prepayment rates could have the following negative effects:

                                   o   if you bought your notes for more than
                                       their face amount, the yield on your
                                       notes will drop if principal payments
                                       occur at a faster rate than you expect;
                                       or

                                   o   if you bought your notes for less than
                                       their face amount, the yield on your
                                       notes will drop if principal payments
                                       occur at a slower rate than you expect.

LOSSES AND DELINQUENT            o If borrowers fail to make payments of
PAYMENTS ON THE HOUSING            interest and principal under the housing
LOANS MAY AFFECT THE RETURN ON     loans when due and the credit enhancements
YOUR NOTES                         described in this prospectus are not enough
                                   to protect your notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your notes.
                                   Consequently, the yield on your notes could be lower than you expect and you could suffer losses.

ENFORCEMENT OF THE HOUSING       o Substantial delays could be encountered in
LOANS MAY CAUSE DELAYS IN          connection with the liquidation of a housing
PAYMENT AND LOSSES                 loan, which may lead to shortfalls in
                                   payments to you to the extent those
                                   shortfalls are not covered by excess income, a mortgage insurance policy or title insurance policy or if the relevant mortgage insurer or title insurer fails to perform its obligations under the relevant mortgage insurance policy or title insurance policy.

                                 o Further, enforcement expenses such as legal
                                   fees, real estate taxes and maintenance and preservation expenses, to the extent not covered by excess income, a mortgage insurance policy or a title insurance policy, will reduce the net amounts recoverable by the issuer trustee from an enforced housing loan or mortgage. If the proceeds of the sale of a mortgaged property, net of these expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered under a mortgage insurance policy, title insurance policy or available income. In addition, even if these risks are covered by a mortgage insurance policy or title insurance policy there is no guarantee that the mortgage insurer or title insurer will promptly make any payment under any mortgage insurance policy or title insurance policy or that the mortgage insurer or title insurer will have the necessary financial capacity to make any such payment at the relevant time.

CERTAIN PROVISIONS OF THE        o The liability of a mortgage insurer is
MORTGAGE INSURANCE POLICIES        governed by the terms of the relevant
MAY AFFECT THE RETURN ON           mortgage insurance policy, which contains
YOUR NOTES                         certain exclusions that may allow that
                                   mortgage insurer to reduce a claim or
                                   terminate mortgage insurance cover in respect of a housing loan in certain circumstances.
                                   See "The Mortgage Insurance Policies". Any such reduction or termination may affect the ability of the issuer trustee to pay you principal and interest in full.

CERTAIN PROVISIONS OF THE        o The liability of the title insurer is
TITLE INSURANCE POLICIES MAY       governed by the terms of the title insurance
AFFECT THE RETURN ON YOUR          policy, which contains certain exclusions
NOTES                              which may allow the title insurer to reduce a
                                   claim or not provide title insurance policy cover in respect of a relevant mortgage relating to a housing loan. See "The Title
                                   Insurance Policies". Any such reduction or termination may affect the ability of the issuer trustee to recover all moneys secured by the relevant mortgage and thereby affect the ability of the issuer trustee to pay you principal and interest in full.

THE SUBORDINATION OF THE         o The amount of credit enhancement provided
CLASS B NOTES PROVIDES ONLY        through the subordination of the Class B
LIMITED PROTECTION AGAINST         notes to the Class A2 notes is limited and
LOSSES ON THE CLASS A2 NOTES       could be depleted prior to the payment in
                                   full of the Class A2 notes. If principal losses incurred by the trust exceed the principal amount of the Class B notes, you may suffer losses on your notes.

YOU MAY NOT BE ABLE TO RESELL    o The underwriters are not required to assist
YOUR NOTES                         you in reselling your notes. A secondary
                                   market for your notes may not develop. If a secondary market does develop, it might not continue or might not be sufficiently liquid to allow you to resell any of your notes readily or at the price you desire. The market value of your notes is likely to fluctuate, which could result in significant losses to you.

YOU MAY EXPERIENCE SOME          o The issuer trustee will exchange payments it
LOSSES ON YOUR NOTES DUE TO        receives from the borrowers on the housing
THE QUARTERLY PAYMENT              loans in Australian dollars for U.S. dollars
OBLIGATIONS OF THE CURRENCY        with the currency swap provider. Under both
SWAP PROVIDER                      the Class A2 currency swap and the Class B1
                                   currency swap, the issuer trustee will be required to pay the currency swap provider the Australian dollar interest and principal amount on each monthly payment date while the currency swap provider will be required to pay the U.S. dollar interest and principal amount to the issuer trustee on each quarterly payment date. If the currency swap provider becomes insolvent or is otherwise unable to meet its obligations under the Class A2 currency swap or the Class B1 currency swap before paying the U.S. dollar interest and principal amount to the issuer trustee on a quarterly payment date, you may not be paid the full amount of payments due to you on the next quarterly payment date.

THE TERMINATION OF ANY OF        o The issuer trustee will exchange the interest
THE SWAPS MAY SUBJECT YOU          payments from any fixed rate housing loans
TO LOSSES FROM INTEREST RATE       for variable rate payments based upon the
OR CURRENCY FLUCTUATIONS           one-month Australian bank bill rate. If a
                                   fixed-floating rate swap is terminated or the fixed-floating rate swap provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable with respect to the notes will be greater than the discretionary fixed rate set by the servicer on the fixed rate housing loans, which may lead to losses to you. See "Description of the US$ Notes -- The
                                   Fixed-Floating Rate Swap" below.

                                 o The issuer trustee will receive payments from
                                   the borrowers on the housing loans and the fixed-floating rate swap provider in Australian dollars -- calculated, in the case of payments by the fixed-floating rate swap provider, by reference to the Australian bank bill rate -- and make payments to you in U.S. dollars, calculated, in the case of payments of interest, by reference to LIBOR. Under both the Class A2 currency swap and the Class B1 currency swap, the currency swap provider will exchange Australian dollar receipts for U.S. dollar payments, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR pursuant to the Class A2 currency swap and the Class B1 currency swap. If the currency swap provider fails to perform its obligations or if either the Class A2 currency swap or the Class B1 currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars, and its Australian bank bill rate obligations for LIBOR obligations, at a relevant spot exchange rate that does not provide sufficient U.S. dollars to make payments to you in full.

PREPAYMENTS DURING A             o If a prepayment is received on a housing loan
COLLECTION PERIOD MAY RESULT       during a collection period, interest on the
IN YOU NOT RECEIVING YOUR FULL     housing loan will cease to accrue on that
INTEREST PAYMENTS                  portion of the housing loan that has been
                                   prepaid, starting on the date of prepayment.
                                   The amount prepaid will be invested in
                                   investments that may earn a rate of interest lower than that paid on the housing loan. If it is less, the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next quarterly payment date.

THE PROCEEDS FROM THE            o If the security trustee enforces the security
ENFORCEMENT OF THE SECURITY        interest over the assets of the trust after
TRUST DEED MAY BE                  an event of default under the security trust
INSUFFICIENT TO PAY AMOUNTS        deed, there is no assurance that the market
                                   value of the assets of the trust will be equal to or greater than

DUE TO YOU                         the outstanding principal and interest due on
                                   the notes, or that the security trustee will be able to realize the full value of the assets of the trust. The issuer trustee, the security trustee, the note trustee, the swap providers and other service providers will generally be entitled to receive the proceeds of any sale of the assets of the trust, to the extent they are owed fees and expenses, before you. Consequently, the proceeds from the sale of the assets of the trust after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.

IF THE TRUST MANAGER DIRECTS     o If the trust manager directs the issuer
THE ISSUER TRUSTEE TO REDEEM       trustee to redeem the notes early as
THE NOTES EARLY, THE YIELD ON      described in "Description of the US$ Notes --
YOUR NOTES MAY BE LOWER            Optional Redemption of the Notes", the
THAN EXPECTED                      purchase of the housing loans will result in
                                   the early retirement of your notes, which will shorten their average lives and potentially lower the yield on your notes.

THE IMPOSITION OF A              o If a withholding tax is imposed on payments
WITHHOLDING TAX WILL REDUCE        by the issuer trustee or any paying agent of
PAYMENTS TO YOU AND MAY            interest on your notes, you will not be
LEAD TO AN EARLY REDEMPTION        entitled to receive grossed-up amounts to
OF THE NOTES                       compensate for such withholding tax. Thus,
                                   you will receive less interest than is
                                   scheduled to be paid on your notes.

                                 o In addition, upon the occurrence of such an
                                   event, the issuer trustee must, when so
                                   directed by noteholders representing 75% of the outstanding principal amount of the notes, provided the issuer trustee will be in a position to discharge all of its liabilities in respect of the notes, on the next quarterly payment date redeem in whole, but not in part, the aggregate outstanding principal amount plus accrued interest on the notes. If the option to redeem the notes affected by a withholding tax is exercised, you may not be able to reinvest the redemption payments at a comparable interest rate.

THE FEATURES OF THE HOUSING      o The features of the housing loans, including
LOANS MAY CHANGE, WHICH            their interest rates, may be changed by the
COULD AFFECT THE TIMING AND        servicer, either on its own initiative or at
AMOUNT OF PAYMENTS TO YOU          a borrowers' request. Some of these changes
                                   may include the addition of newly developed features which are not described in this prospectus. As a result of these changes and borrowers' payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.

                                 o If the servicer changes the features of the
                                   housing loans, borrowers may elect to
                                   refinance their loan with another lender to obtain more favorable features. The refinancing of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your notes.

THERE ARE LIMITS ON THE          o If the interest collections during a
AMOUNT OF AVAILABLE LIQUIDITY      collection period and liquid authorized
TO ENSURE PAYMENTS OF              investments are insufficient to cover fees,
INTEREST TO YOU                    expenses and the interest payments due with
                                   respect to the US$ notes on the next monthly payment date, principal collections collected during the collection period may be used to cover these amounts. In the event that there is not enough money available from principal collections, you may not receive a full payment of interest on the related quarterly payment date, which will reduce the yield on your US$ notes.

THE USE OF LIQUID AUTHORIZED     o If liquid authorized investments or principal
INVESTMENTS OR PRINCIPAL           collections are drawn upon to cover
COLLECTIONS TO COVER LIQUIDITY     shortfalls in interest collections, and there
SHORTFALLS MAY LEAD TO             is insufficient excess interest collections
PRINCIPAL LOSSES                   in succeeding collection periods to repay
                                   those liquid authorized investments or
                                   principal collections, you may not receive full repayment of principal on your notes.

A DECLINE IN AUSTRALIAN          o The Australian economy has been experiencing
ECONOMIC CONDITIONS MAY            a prolonged period of expansion with
LEAD TO LOSSES ON YOUR NOTES       relatively low and stable interest rates and
                                   steadily increasing property values. If the Australian economy were to experience a downturn, an increase in interest rates, an increase in unemployment, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans may increase, which may cause losses on your notes.

CONSUMER PROTECTION LAWS         o Some of the housing loans are regulated by
MAY AFFECT THE TIMING OR           Consumer Credit Legislation. Under that
AMOUNT OF INTEREST OR              legislation, a borrower may have a right to
PRINCIPAL PAYMENTS TO YOU          apply to a court to:

                                   o   vary the terms of their housing loan on
                                       the grounds of hardship or that it is an unjust contract;

                                   o   reduce or cancel any interest rate
                                       payable on the housing loan which is
                                       unconscionable;

                                   o   have certain provisions of the housing
                                       loan or relevant mortgage which are in
                                       breach of the legislation declared
                                       unenforceable;

                                   o   obtain an order for a civil penalty; or

                                   o   obtain restitution or compensation, in
                                       relation to any breaches of the Consumer
                                       Credit Legislation in relation to the
                                       housing loan or relevant mortgage.

                                 o Any such order may affect the timing or
                                   amount of interest or principal repayments under the relevant housing loan, which may in turn affect the timing or amount of interest or principal payments to you under the notes.

                                 o In addition, a mortgagee's ability to enforce
                                   a mortgage which is subject to the Consumer
                                   Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings. Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which may in turn affect the timing or amount of interest or principal payments or repayments to you under the notes.

THE CONCENTRATION OF             o The trust contains a high concentration of
HOUSING LOANS IN SPECIFIC          housing loans secured by properties located
GEOGRAPHIC AREAS MAY               within New South Wales and Victoria. Any
INCREASE THE POSSIBILITY OF        deterioration in the real estate values or
LOSS ON YOUR NOTES                 the economy of either of those States could
                                   result in higher rates of delinquencies, foreclosures and loss than expected on the housing loans. In addition, either of these States may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses.

YOU WILL NOT RECEIVE PHYSICAL    o Your ownership of the notes will be
NOTES REPRESENTING YOUR            registered electronically through DTC,
NOTES, WHICH CAN CAUSE             Euroclear and/or Clearstream, Luxembourg. The
DELAYS IN RECEIVING                lack of physical certificates could:
DISTRIBUTION AND HAMPER
YOUR ABILITY TO PLEDGE OR          o   cause you to experience delays in
RESELL YOUR NOTES                      receiving payments on the notes because
                                       the principal paying agent will be
                                       sending distributions on the notes to DTC instead of directly to you;

                                   o   limit or prevent you from using your
                                       notes as collateral; and

                                   o   hinder your ability to resell the notes
                                       or reduce the price that you receive for them.

SINCE THE TRUST MANAGER,         o Each of Interstar Securitisation Management
THE ISSUER TRUSTEE AND THE         Pty Limited, Perpetual Trustees Victoria
SERVICER ARE AUSTRALIAN            Limited and Interstar Securities (Australia)
ENTITIES, THERE REMAINS            Pty Limited is an Australian company and has
UNCERTAINTY AS TO THE              agreed to submit to the jurisdiction of the
ENFORCEABILITY OF JUDGMENTS        New York State and United States federal
OBTAINED BY US$ NOTEHOLDERS        courts for purposes of any suit, action or
IN U.S.COURTS BY AUSTRALIAN        proceeding arising out of the offering of the
COURTS                             US$ notes. Generally, a final and conclusive
                                   judgment obtained by noteholders in U.S.
                                   courts would be recognized and enforceable against the trust manager, the issuer trustee or the servicer, as the case may be, in the relevant Australian court without reexamination of the merits of the case.
                                   However, because of the foreign location of the trust manager, the issuer trustee and the servicer and their directors, officers and employees and their respective assets, it may be difficult to effect service of process over these persons or to enforce against them judgments obtained in United States courts based upon the civil liability provisions of the U.S. federal securities laws. See
                                   "Enforcement of Foreign Judgments in
                                   Australia".

THE ISSUANCE OF CLASS A1         o The issuer trustee may issue Class A1 notes
NOTES MAY AFFECT THE TIMING        to fund redraws of previously prepaid
AND AMOUNT OF PAYMENTS             principal under the housing loans if
MADE ON THE CLASS A2 NOTES         principal collections on the housing loans
                                   are not sufficient. See "Interstar
                                   Residential Loan Program -- Special Features of the Housing Loans -- Redraws". The Class
                                   A1 notes will be senior to the Class A2 notes with respect to payments of principal and rank equally with the Class A2 notes with respect to payments of interest before the enforcement of the charge pursuant to the security trust deed and rank equally in all respects thereafter. If the proceeds of enforcement of the charge pursuant to the security trust deed are not sufficient to pay all obligations of the issuer trustee under the terms and conditions of the notes, the risk to you of a loss on your investment in the Class A2 notes is greater if any Class A1 notes are outstanding at that time.

THE CLASS B1 NOTES ARE           o Prior to the enforcement of the charge under
SUBORDINATED TO THE CLASS A        the security trust deed, the Class B1 notes
NOTES AND THEREFORE CLASS B1       will, in some circumstances, be subordinated
NOTEHOLDERS MAY NOT BE PAID        to the Class A notes in their right to
ALL PRINCIPAL AND INTEREST ON      receive principal payments and will be
THE CLASS B1 NOTES.                subordinated to the Class A notes at all
                                   times in their right to receive interest payments. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B1 notes will be fully subordinated to the Class A notes in their right to receive principal and interest payments. Accordingly, Class B1 noteholders may not be paid principal and interest in full in respect of the Class B1 notes. Therefore you may not receive your entire investment or the yield you expected to receive.

PREPAYMENTS COULD RESULT         o If there is any principal amount remaining in
FROM PREFUNDING                    the prefunding account following the
                                   acquisition of additional housing loans by the trust during the period from the closing date up to but excluding the first quarterly payment date, that amount will be applied in repayment of principal to the noteholders in the priority described in "Description of the US$ Notes -- Principal Distributions". Any prepayment will shorten the average weighted life of the notes so prepaid. The greater the prepayment, the shorter the weighted average life of the affected notes which may in turn affect the yield on your US$ notes.

THE SERVICER'S RESPONSIBILITY    o The servicer is obligated under the
TO MANAGE THE INTEREST RATE        transaction documents to set the interest
EXPOSURE MAY AFFECT THE RATE       rates on the housing loans at a rate to
OF PREPAYMENTS AND THE YIELD       ensure that at all times the issuer trustee
ON YOUR INVESTMENT                 has sufficient cash available to pay all
                                   interest payable on the notes and otherwise comply with its duties and obligations under the transaction documents. If the servicer increases the interest rates on the housing loans, borrowers may be unable to make their required payments under the housing loans. In addition, if the interest rates are increased above market rates, borrowers may refinance their housing loans with other lenders to obtain lower rates. This could cause higher rates of principal prepayment and delinquent payments by borrowers than you expected and affect the yield on your US$ notes.

TERMINATION PAYMENTS             o Upon termination of a swap, a termination
RELATING TO THE CURRENCY           payment will be due either from the issuer
SWAPS OR A FIXED-FLOATING          trustee to the swap provider or vice versa.
RATE SWAP ARE SUBJECT TO           If the swap provider is required to make a
CREDIT RISKS                       termination payment to the issuer trustee
                                   upon the termination of a swap, then the trust will be exposed to credit risk in relation to the capacity of that swap provider to make that termination payment.

CURRENCY SWAP TERMINATION        o If the Class A2 currency swap or the Class B1
PAYMENT TO THE CURRENCY            currency swap terminates before its scheduled
SWAP PROVIDER MAY REDUCE           termination date, a termination payment by
PAYMENTS ON YOUR US$ NOTES         either the issuer trustee or the currency
                                   swap provider will be payable based on the mid-market cost of a replacement currency swap. Any termination payment could, if the Australian dollar/United States dollar exchange rate has changed significantly, be substantial. Any termination payment owing by the issuer trustee to the currency swap provider will be payable out of assets of the trust. If the Class A2 currency swap or the Class B1 currency swap terminates early under circumstances where the currency swap provider is the defaulting party, any payment due by the issuer trustee under the relevant currency swap will have a lower priority than payments of interest on the notes. If the Class A2 currency swap or the Class B1 currency swap terminates early under any other circumstances, any payment due by the issuer trustee under the relevant currency swap will have an equal priority with interest payments on the relevant US$ notes.

THIS PROSPECTUS PROVIDES         o This prospectus describes only the
INFORMATION REGARDING ONLY         characteristics of the housing loan pool as
A PORTION OF THE HOUSING LOAN      of December 13, 2002. While they must satisfy
POOL, AND ADDITIONAL HOUSING       the criteria specified in this prospectus,
LOANS ADDED TO THE HOUSING         the housing loans acquired on the closing
LOAN POOL COULD HAVE               date, and any additional housing loans
DIFFERENT CHARACTERISTICS          transferred to the trust during the
                                   prefunding period, may not have the
                                   characteristics or statistical composition of the housing loan pool described in this prospectus. For example, such housing loans may be of a different credit quality or seasoning. The trust manager does not expect the characteristics or statistical composition of the housing loan pool acquired on the closing date or the additional housing loans acquired after the closing date to differ materially from the characteristics of the housing loan pool described in this prospectus. If you purchase a US$ note, you must not assume that the characteristics of the housing loan pool, including the additional housing loans acquired after the closing date, will be identical to the characteristics of the housing loan pool disclosed in this prospectus.

RATINGS OF THE US$ NOTES DO      o It is a condition to the issuance of the
NOT INSURE THEIR PAYMENT           Class A2 notes that they be rated Aaa by
AND WITHDRAWAL OF ANY              Moody's and AAA by S&P and that the Class B1
RATINGS MAY AFFECT THE VALUE       notes be rated at least AA-(CreditWatch
OF THE US$ NOTES                   Developing) by S&P. Preliminarily, S&P has
                                   indicated that the Class B1 notes will be placed on "CreditWatch developing" at the time of issuance as a result of the placement of the credit rating of one of the mortgage insurers, Royal & Sun Alliance Lenders
                                   Mortgage Insurance Limited, on "CreditWatch developing". CreditWatch highlights the potential direction of a rating, focusing on identifiable events and short-term trends that cause ratings to be placed under special surveillance by S&P. Ratings appear on CreditWatch when such an event or a deviation from an expected trend occurs and additional information is needed to evaluate the rating.
                                   The "developing" designation means that a rating may be raised, lowered of affirmed.
                                   The rating of the Class B1 notes is highly correlated to the rating of the mortgage insurers. It is possible that, if S&P downgrades the credit rating of Royal & Sun
                                   Alliance Lenders Mortgage Insurance Limited,
                                   S&P could lower its rating on the Class B1 notes.

                                   A rating is not a recommendation to purchase, hold or sell the US$ notes, inasmuch as such a rating does not address the market price or the suitability for a particular investor of a security. The ratings of the US$ notes address the likelihood of the payment of principal and interest on the US$ notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency, if in its judgment circumstances in the future so warrant. The ratings of the US$ notes will be based primarily on the creditworthiness of the housing loans, the mortgage insurance polices, the title insurance policies, the creditworthiness of the mortgage insurers and the title insurers, the availability of income after payment of the trust's expenses and interest on the notes, the creditworthiness of the swap providers and the subordination provided by the Class B notes with respect to the Class A notes.

FAILURE OF THE SERVICER TO       o The servicer under the investment management
PERFORM ITS OBLIGATIONS MAY        agreement has been appointed as initial
AFFECT THE TIMING OF               servicer of the housing loans. Following a
PAYMENTS ON YOUR US$ NOTES         servicer event of default under the
                                   investment management agreement, the issuer trustee must immediately terminate the investment management agreement. Under the primary backup servicer agreement, if Interstar Securities (Australia) Pty
                                   Limited is removed as servicer the issuer trustee must offer to appoint Zurich Capital
                                   Markets Asia Limited as servicer. If Zurich
                                   Capital Markets Asia Limited does not accept that appointment, under the secondary backup servicer agreement KPMG Corporate Finance
                                   (Aust) Pty Limited has agreed to carry out the duties of the servicer. There is no guarantee that a replacement servicer will be found who would be willing to service the housing loans on the terms of the investment management agreement or that it will be able to service the housing loans with the same level of skill and competence as the initial servicer. A failure by the servicer to properly perform its servicing obligations may have an impact on the timing of funds received by the issuer trustee in respect of the housing loans.

CERTAIN HOUSING LOANS MAY        o The servicer will make certain
NOT HAVE THE CHARACTERISTICS       representations and warranties to the issuer
AS SET OUT IN THE                  trustee, to each noteholder and to the
REPRESENTATIONS AND                security trustee in relation to the housing
WARRANTIES MADE BY                 loans to be assigned to the issuer trustee,
THE SERVICER                       as at the cut-off date and the purchase date
                                   for those housing loans. The issuer trustee has not investigated or made any enquiries regarding the accuracy of the representations and warranties.

                                 o No independent investigation of whether each
                                   and every housing loan offered for sale at the closing date or any other date complies with the eligibility requirements set forth in "Description of the Assets of the Trust -- Representations, Warranties and Eligibility Criteria" has been conducted.

ASSETS OF THE TRUST WILL NOT BE  o The trust manager, not the issuer trustee,
AVAILABLE TO COVER ANY LOSSES      takes responsibility for the prospectus. As a
SUFFERED BY YOU FOR ANY            result, in the event that a person suffers
MISLEADING STATEMENT OR            loss due to any information contained in this
OMISSION OF A MATERIAL             prospectus being inaccurate or misleading, or
MATTER IN THIS PROSPECTUS          omitting a material matter or thing, that
                                   person will not have recourse to the assets of the trust.

                                CAPITALIZED TERMS

         The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page ___.

                            U.S. DOLLAR PRESENTATION

         In this prospectus, references to "U.S. dollars", "United States dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.5842 = A$1.00, the exchange rate as displayed on the Bloomberg Service under AUD currency HP on January 15, 2003. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

             THE ISSUER TRUSTEE, THE TRUST MANAGER AND THE SERVICER

THE ISSUER TRUSTEE

         The issuer trustee was incorporated on October 21, 1884 as The Australian Executors and Trustees Association Limited under the Companies Statute 1864 of Victoria as a public company. The name was changed to Perpetual Trustees Victoria Limited on June 30, 1989 and it now operates as a limited liability company under the Corporations Act 2001 of Australia. The Australian Business Number of Perpetual Trustees Victoria Limited is 47 004 027 258 and its registered office is Level 4, 333 Collins Street, Melbourne, Victoria, Australia.

         Perpetual Trustees Victoria Limited has 4,500,000 shares on issue with a paid amount of A$0.50 each and an amount due and payable of A$0.50 each. The shares are held by Perpetual Trustees Australia Limited.

         The principal activities of Perpetual Trustees Victoria Limited are the provision of trustee and other commercial services. Perpetual Trustees Victoria Limited is an authorized trustee corporation and holds a securities dealers license under the Corporations Act 2001 of Australia.

         Perpetual Trustees Victoria Limited and its related companies provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. Perpetual Trustees Victoria Limited and its related companies are leading trustee companies in Australia with in excess of A$100 billion under administration.

DIRECTORS

         The directors of the issuer trustee are as follows:

NAME                                     BUSINESS ADDRESS                       PRINCIPAL ACTIVITIES
----                                     --------------------------             --------------------
Phillip Vernon....................       Level 7, 39 Hunter Street              Director
                                         Sydney, NSW, Australia

Michael Stefanovski...............       Level 7, 39 Hunter Street              Director
                                         Sydney, NSW, Australia

Gai McGrath.......................       Level 7, 39 Hunter Street              Director
                                         Sydney, NSW, Australia

Rohan Mead........................       Level 7, 39 Hunter Street              Director
                                         Sydney, NSW, Australia

THE TRUST MANAGER

         Interstar Securitisation Management Pty Limited was incorporated on April 26, 2002, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia. The registered office of Interstar Securitisation Management Pty Limited is Level 28, 367 Collins Street, Melbourne, Australia and the telephone and facsimile numbers for its registered office are (613) 9612 1111 and (613) 9621 2368 respectively.

         Interstar Securitisation Management Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Arcturus Management Pty Limited, (ABN 41 054 485 415), which is ultimately beneficially owned and controlled by Vernon Spencer, an Australian individual, and his immediate family.

DIRECTORS

         The directors of Interstar Securitisation Management Pty Limited are Vernon Spencer and Sam Kyriacou. Please refer to their descriptions below.

THE SERVICER

         Interstar Securities (Australia) Pty Limited was incorporated on April 29, 1999, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia. The registered office of Interstar Securities (Australia) Pty Limited is Level 28, 367 Collins Street, Melbourne, Australia and the telephone and facsimile numbers for its registered office are
(613) 9612 1111 and (613) 9621 2368 respectively.

         Interstar Securities (Australia) Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Arcturus Management Pty Limited, (ABN 41 054 485 415), which currently is ultimately beneficially owned and controlled by Vernon Spencer, an Australian individual, and his immediate family.

         Interstar Securities (Australia) Pty Limited was incorporated as a result of the corporate reconstruction of Interstar Securities Pty Limited, (ABN 32 054 485 380), incorporated in 1992, and its parent, Stargate Corporation Pty Limited, (ACN 004 851 110), incorporated in 1970, which took place during 1999. All of these entities are ultimately owned and controlled by Vernon Spencer, an Australian individual, and his immediate family.

         Interstar Securities (Australia) Pty Limited is a wholly Australian owned, privately held investment management firm which specializes in the structuring and ongoing management of residential mortgage loan portfolios and mortgage-backed securities. The Stargate Corporation group has been actively involved in the mortgage loan origination and management business for the past 27 years.

         The operations of Interstar Securities (Australia) Pty Limited are directed by an experienced senior management team, comprising full-time directors and divisional heads of loan origination, loan processing and compliance, customer service, investment and credit management and information technology. This team is supported by 120 administrative, marketing, and technical staff.

         Since December 1989, Interstar Securities Pty Limited and Interstar Securities (Australia) Pty Limited have issued approximately A$10 billion of rated mortgage-backed securities.

         As at December 31, 2002, Interstar Securities (Australia) Pty Limited managed a housing loan portfolio of approximately A$8.25 billion.

         The trust manager is a wholly owned direct subsidiary of the servicer. The servicer is a wholly owned direct subsidiary of Interstar Securities Holdings Pty Limited (INTERSTAR HOLDINGS). All shares in Interstar Holdings are owned by Arcturus Management Pty Limited as trustee of the Arcturus Trust (in that capacity AMPL).

         AMPL entered into a call option arrangement with ZCM Australia Asset Holdings (Bermuda) Limited (ZCM). Under the call option, ZCM (or any other person to whom ZCM directs AMPL to transfer the shares) has the option to acquire all of the shares in Interstar Holdings on not less than 35 business days notice at any time up to and including June 30, 2005. The exercise price for the call option will be determined by reference to the value of the assets of any funding enterprises (including companies and trusts) which hold financial assets and which entity or assets are owned, controlled, serviced or managed by [the Interstar Holdings group]. In addition to the exercise price, certain incentive payments may be payable by ZCM to AMPL, provided that the value of the assets of the relevant funding enterprises reaches certain agreed targets.

         AMPL has borrowed, or is entitled to borrow, certain amounts from Zurich Capital Markets Australia Structured Finance Pty Limited (ZCMA), an affiliate of ZCM. ZCM may direct AMPL to apply the proceeds from the exercise of the call option first towards the payment of loan principal, interest and other related amounts which AMPL owes to ZCMA on the date the call option is exercised. If ZCM exercises the call option, the trust manager and the servicer will become wholly owned, indirect subsidiaries of the transferee of the shares of Interstar Holdings.

         ZCM is a limited liability company incorporated in Australia with its principal place of business at Level 47, 2 Park Street, Sydney, New South Wales 2000. It is a wholly owned indirect subsidiary of Zurich Financial Services
(ZFS). ZFS is the parent company of the Zurich Financial Services Group (the GROUP). The Group provides customer solutions in the areas of financial protection (non-life insurance and structured solutions) and asset gathering (life insurance and asset management). The Group focuses its activities in North America, the United Kingdom and continental Europe. ZFS, founded in 1872, is a limited liability corporation headquartered in Zurich, Switzerland. The Group has offices in more than 60 countries and employs approximately 70,000 people.

         As of June 30, 2002, based on audited International Accounting Standard financial statements, ZFS had total assets of US$275,703 million, total liabilities of US$258,295 million, shareholders' equity of US$14,873 million and minority interests of US$2,535 million. International Accounting Standards may not conform to generally accepted accounting principles applied by United States companies.

         The trust manager expects that the call option will be exercised according to its terms. However, it has not received any such confirmation from ZCM or any other member of the Group and there can be no assurance that the call option will be exercised. Neither the trust manager nor the servicer is a party to the call option, the documents prepared in connection with the call option or the loan from ZCMA to AMPL.

DIRECTORS

         The directors of Interstar Securities (Australia) Pty Limited are as follows:

         o VERNON SPENCER has been Executive Chairman and Managing Director of Interstar Securities Pty Limited and Interstar Securities (Australia) Pty Limited since their inception, and retired from the latter role on July 1, 1999. He is a Fellow of The Institute of Chartered Accountants in Australia, a member of The Securities Institute of Australia, a Fellow of the Mortgage Industry Association of Australia, and a former Member of The Stock Exchange of Melbourne Limited. He is also Immediate Past Chairman of the Board of Directors of SOCIETAS-- The International Institute for Real Estate Finance, headquartered in Washington, D.C., USA, and has served on the International Committee of the Mortgage Bankers Association of America. He was a co-founder of the Mortgage Industry Association of Australia, its National President from 1986 until 1988, and its Victorian State President from 1984 until 1998. He was awarded Life Membership of the Association in 1998. He has been actively involved with all aspects of the mortgage industry for the past 30 years, and is presently responsible for the strategic direction of the Interstar Securities Group.

         o SAM KYRIACOU has been a Director and the Chief Financial Officer of Interstar Securities (Australia) Pty Limited since its inception, and was appointed Managing Director and Chief Executive Officer on July 1, 1999. He holds a Bachelor of Commerce degree from Melbourne University and is an Associate of the Institute of Chartered Accountants in Australia. He is responsible for all aspects of the operations of Interstar Securities (Australia) Pty Limited, including wholesale mortgage loan origination, loan product development and wholesale funding programs.

         o BASIL CARIDAKIS has been a Director of Interstar Securities (Australia) Pty Limited since its inception and is responsible for retail loan origination and marketing. He has been involved with mortgage lending and financial services for the past 25 years and is an Associate of the Mortgage Industry Association of Australia. He has been responsible for marketing and origination of mortgage loan products, liaison with loan originators and retailers and direct contact with borrowers for Interstar Securities Pty Limited since 1992 and for Interstar Securities (Australia) Pty Limited since its inception.

         o ANDREW MOBILIA has been a Director of Interstar Securities (Australia) Pty Limited since its inception and is responsible for lending and loan administration. He has been involved with all aspects of secured lending, administration and credit control for the past 25 years and is an Associate of the Mortgage Industry Association of Australia. He has been responsible for all aspects of managed asset compliance, loan review and underwriting and arrears management for Interstar Securities Pty Limited since 1992 and for Interstar Securities (Australia) Pty Limited since its inception.

         o BRUCE BAKER has been a Director of Interstar Securities (Australia) Pty Limited since January 2001 and is responsible for all business development activities. He has been involved with lending and mortgage insurance for the past 21 years and is an Associate of the Mortgage Industry Association of Australia. He has been National Underwriting and Business Development manager of Interstar Securities Pty Ltd since 1994 and for Interstar Securities (Australia) Pty Limited since its inception.

         Interstar Securities (Australia) Pty Limited is currently ranked as a "Strong" residential loan servicer in Australia by S&P, and has been approved by S&P as a "Global Select Servicer" for structured finance transactions.

THE SELLERS

INTERSTAR NOMINEES (B) PTY LIMITED

         Interstar Nominees (B) Pty Limited was incorporated on August 21, 1996, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia.

         Interstar Nominees (B) Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Arcturus Management Pty Limited, (ABN 41 054 485 415).

         Interstar Nominees (B) Pty Limited is the trustee of the Star Bee Managed Trust, which is not a trust within the Interstar Millennium Trusts securitization program. In this capacity, it borrows money from Macquarie Bank Limited to enable it to fund the acquisition of housing loans.

INTERSTAR NOMINEES (R) PTY LIMITED

         Interstar Nominees (R) Pty Limited was incorporated on April 4, 2000, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia.

         Interstar Nominees (R) Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Arcturus Management Pty Limited, (ABN 41 054 485 415).

         Interstar Nominees (R) Pty Limited is the trustee of the Star Arr Managed Trust, which is not a trust within the Interstar Millennium Trusts securitization program. In this capacity, it borrows money from Barclays Bank PLC to enable it to fund the acquisition of housing loans.

INTERSTAR SECURITIES (AUSTRALIA) PTY LIMITED

         Interstar Securities (Australia) Pty Limited is the residual income unitholder of the Interstar Millennium Warehouse B Trust, the Interstar Millennium Warehouse N Trust and the Interstar Millennium Warehouse R Trust, each of which is a trust within the Interstar Millennium Trusts securitization program. Perpetual Trustees Victoria Limited is the trustee of each of these trusts. In each of these capacities, Perpetual Trustees Victoria Limited borrows money from Macquarie Bank Limited, National Australia Bank Limited or Barclays Bank PLC (as the case may be) to enable it to fund the acquisition of housing loans.

THE BACKUP SERVICERS

ZURICH CAPITAL MARKETS ASIA LIMITED

         Zurich Capital Markets Asia Limited (ZCMAL) is a limited liability company incorporated in Australia with its principal place of business at Level 47, 2 Park Street, Sydney NSW 2000. It is a wholly owned indirect subsidiary of ZFS. ZCMAL manages operations throughout the Asian region to develop capital markets and banking operations for Zurich Capital Markets, a subsidiary of ZFS.

KPMG CORPORATE FINANCE (AUST) PTY LIMITED

         KPMG Corporate Finance (Aust) Pty Limited is part of a global network of professional advisory firms that have offices in 750 cities in 152 countries. Its services include assurance, financial advisory services, tax and legal. KPMG Corporate Finance (Aust) Pty Limited is contracted to be the backup servicer for Interstar Securities (Australia) Pty Limited.

                            DESCRIPTION OF THE TRUST

INTERSTAR MILLENNIUM TRUSTS SECURITIZATION PROGRAM

         The Interstar Millennium Trusts securitization program was established pursuant to a master trust deed for the purpose of enabling Perpetual Trustees Victoria Limited, as trustee of each trust established pursuant to the Interstar Millennium Trusts securitization program, to invest in pools of housing loans originated from time to time by the servicer. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. The Interstar Millennium Series 2003-1G Trust is a separate and distinct trust from any other trust established under the master trust deed. The assets of the Interstar Millennium Series 2003-1G Trust are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the Interstar Millennium Series 2003-1G Trust.

INTERSTAR MILLENNIUM SERIES 2003-1G TRUST

         The detailed terms of the Interstar Millennium Series 2003-1G Trust will be as set out in the master trust deed and the series notice. To establish the trust, Interstar Securities (Australia) Pty Limited, the trust manager and the issuer trustee will execute a notice of creation of trust.

         The series notice, which supplements the general framework under the master trust deed with respect to the trust, does, among other things, the following:

         o  specifies the details of the notes;

         o  establishes the cash flow allocation;

         o sets out the various representations and undertakings of the parties specific to the housing loans, which supplement those in the master trust deed; and

         o amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.

                     DESCRIPTION OF THE ASSETS OF THE TRUST

                               ASSETS OF THE TRUST

         The assets of the trust will include the following:

         o the pool of housing loans, including all of the issuer trustee's interest in and title to:

            o principal payments paid or payable on the housing loans at any time from and after the applicable cut-off date; and

            o interest payments paid or payable on the housing loans after the closing date;

         o  rights under the:

            o mortgage insurance policies issued by, or transferred to, PMI Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd, Royal & Sun Alliance Lenders Mortgage Insurance Limited and the Commonwealth of Australia;

            o  the title insurance policies; and

            o the individual property insurance policies covering the mortgaged properties relating to the housing loans;

         o amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

         o the issuer trustee's rights under the transaction documents, and its rights under any fixed-floating rate swap and the currency swaps.

THE HOUSING LOANS

         The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans have been originated in the name of Perpetual Trustees Victoria Limited directly by Interstar Securities (Australia) Pty Limited through an Australia-wide network of mortgage brokers, accounting firms, legal firms, financial and investment advisors and other sources referred to Interstar Securities (Australia) Pty Limited in the ordinary course of its business under the Interstar Millennium Trusts securitization program. On the closing date, Perpetual Trustees Victoria Limited will cease to hold the pool of housing loans for the various warehouse trusts and will instead hold them for the trust. Each housing loan was funded by Perpetual Trustees Victoria Limited in its capacity as trustee of a warehouse trust of which a seller is the beneficiary, and so Perpetual Trustees Victoria Limited is the legal owner of all relevant housing loans. Each housing loan will be one of the types of products described in "Interstar Residential Loan Program -- General Features of the Housing Loans". The housing loans bear either a fixed rate of interest or a variable rate of interest, or a combination of both.

Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property. The mortgaged properties consist of owner-occupied properties and non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

ACQUISITION OF HOUSING LOANS AFTER THE CLOSING DATE

THE PRE-FUNDING PERIOD

         If on the closing date the total aggregate purchase price for the housing loans is less than the amount received in Australian dollars by the issuer trustee from the proceeds of the issue of the notes, the issuer trustee will retain the difference between the two amounts, to the extent it is not invested in Liquid Authorized Investments, in an account designated as the PREFUNDING ACCOUNT. Before amounts on deposit in the Prefunding Account are invested in acquiring or originating additional housing loans as described below they will be invested in Liquid Authorized Investments. The balance of the Prefunding Account must not at any time exceed the sum of the Class A2 A$ Equivalent of [US$750,000,000] and the Class B1 A$ Equivalent of [US$25,000,000], or 25% of the sum of the Class A2 A$ Equivalent of the initial outstanding principal amount of the Class A2 notes and the Class B1 A$ Equivalent of the initial outstanding principal amount of the Class B1 notes. At any time during the period up to but excluding the first quarterly payment date after the closing date the issuer trustee will apply the money on deposit in the Prefunding Account to:

         o  acquire additional housing loans from the sellers; or

         o originate additional housing loans in the ordinary course of Interstar Securities (Australia) Pty Limited's business, provided that any additional housing loan acquired or originated must:

            o  comply with the eligibility criteria; and

            o not result in a downgrade or withdrawal of the rating of any notes by any rating agency.

         On the first quarterly payment date after the closing date, the balance of the Prefunding Account that has not been used to acquire or originate additional housing loans as described above will be applied as Mortgage Principal Repayments as described in the section headed "Description of the US$ Notes -- Principal Distributions".

TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

         On the closing date, the housing loans purchased by the trust will be specified in sale notices from the sellers, in their capacities as sellers of the housing loans, to the issuer trustee.

         Each seller will equitably assign its beneficial interest in the relevant housing loans, the mortgages securing those housing loans and the mortgage insurance policies, title insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. Both before and after the assignment, Perpetual Trustees Victoria Limited will hold legal title to the housing loans and the ancillary rights specified in each sale notice. Before the assignment, Perpetual

Trustees Victoria Limited will hold each of the housing loans and ancillary rights in its capacity as trustee of a warehouse trust. After the assignment, it will hold the housing loans and ancillary rights in its capacity as trustee of the Interstar Millennium Series 2003-1G Trust.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

         Interstar Securities (Australia) Pty Limited, as the servicer, will make various representations and warranties to the issuer trustee, each noteholder and the security trustee as of the closing date with respect to the housing loans being equitably assigned to the issuer trustee, including that:

         o it has not done, or omitted to do, anything which would prevent each housing loan from being valid, binding and enforceable against the relevant borrower in all material respects except to the extent that it is affected by laws relating to creditors rights generally, or doctrines of equity;

         o it has not done, or omitted to do, anything which would prevent the relevant borrower from being the sole legal owner of the mortgaged property and registered as the sole proprietor of the mortgaged property;

         o each housing loan is the subject of a valid, binding and enforceable mortgage insurance policy from PMI Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd, Royal & Sun Alliance Lenders Mortgage Insurance Limited or the Commonwealth of Australia for its scheduled term;

         o the officers of the servicer who have responsibility for the transactions contemplated by the transaction documents do not have actual notice that any mortgage insurer under any mortgage insurance policy or any title insurer under any title insurance policy in relation to a housing loan is insolvent or will be unable to pay a valid claim;

         o there has been no fraud, dishonesty, material misrepresentation or negligence on the part of the servicer in connection with the selection and offer to the issuer trustee of any of the housing loans;

         o as at the applicable cut-off date, none of the housing loans were satisfied, cancelled, discharged or rescinded and the mortgaged property relating to each housing loan had not been released from the relevant mortgage;

         o the housing loans are assignable and all consents required in relation to the assignment of the housing loans and ancillary rights have been obtained;

         o between the applicable cut-off date and the closing date the servicer dealt with the housing loans in the ordinary course of its business;

         o as of the applicable cut-off date, each housing loan satisfies the following eligibility criteria:

            o it is denominated and payable only in Australian dollars in Australia;

            o  the interest rate applicable to the housing loan is either:

                    o a variable rate based upon any determinant as may be considered appropriate by the servicer in its absolute discretion;

                    o  a fixed rate provided that:

                       o the fixed rate does not apply for a continuous period exceeding five years from:

                          o the settlement date of the housing loan, where the housing loan bears a fixed rate of interest from the date it is settled; or

                          o the date on which the housing loan starts to bear a fixed rate of interest, where that housing loan either:

                                o bears a floating rate of interest and is converting to a fixed rate of interest; or

                                o  bears a fixed rate of interest which is
                                   scheduled to convert to a floating rate of interest but -- with the approval of the relevant mortgage insurer -- the borrower elects to pay a new fixed rate of interest; and

                       o the fixed rate cash flows are swapped to a floating rate pursuant to a fixed-floating rate swap and the floating rate payable by the fixed-floating rate swap provider is set on the same dates as the interest rate is set on the notes; or

                    o a combination of the variable rate and the fixed rate described above;

         o  all security documents have been:

            o prepared by law firms or title insurers appointed by and acting for the relevant seller and the servicer; and

            o  prepared in accordance with applicable Consumer Credit
               Legislation;

         o with respect to housing loans acquired by the issuer trustee and included in the housing loan pool:

            o at least 90% of the aggregate mortgaged property of all housing loans held by the issuer trustee will be located in metropolitan areas of the capital cities and major regional centers of Australia; and

            o not more than 15% of the aggregate amount outstanding under the housing loans will comprise individual housing loans each with an amount outstanding exceeding A$500,000 and secured by a mortgage over a single property;

         o the relevant seller is the beneficial owner of the housing loan and mortgage at the time of the equitable assignment;

         o the issuer trustee will be the beneficial owner of the housing loan and mortgage after that assignment, free of any encumbrances;

         o  the housing loan and mortgage are valid and enforceable;

         o all applicable stamp duties have been paid on the mortgage securing the housing loan;

         o the housing loan and mortgage securing the housing loan will form part of the assets of the trust;

         o the whole of the right, title and interest of the mortgagee under the mortgage securing the housing loan will be acquired by the issuer trustee;

         o the housing loan has been serviced and managed in accordance with the requirements of the servicer's policy and procedures manual;

         o the mortgage insurance policy and any title insurance policy in relation to the housing loan and the mortgage securing the housing loan does not restrict the assignment to the issuer trustee;

         o the housing loan is not in arrears over 30 days at the applicable cut-off date;

         o the housing loan is subject to monthly, fortnightly or weekly payments which fully amortize the housing loan over its term;

         o the loan agreement and the mortgage securing the housing loan comply in all material respects with all applicable laws, including any Consumer Credit Legislation;

         o the loan agreement and the mortgage securing the housing loan are assignable by the relevant seller in equity without prior consent being required from, or notice of the assignment needing to be given to, the mortgagor, the borrower or any other person;

         o the loan agreement and the mortgage securing the housing loan have been duly authorized and are in full force and effect and constitute legal, valid and binding obligations of the relevant borrower and mortgagor enforceable against that borrower and mortgagor in accordance with their terms and are not subject to any dispute, offset or counterclaim;

         o the housing loan is covered by a valid, binding and enforceable mortgage insurance policy;

         o the housing loan has a borrower -- and where the trust manager so requires, a guarantor -- that is a natural person or a corporation;

         o the housing loan was approved and originated by the servicer in the ordinary course of its business;

         o the borrower is required to repay the housing loan by no later than May 2033;

         o the housing loan does not require, nor does the relevant loan agreement require, the issuer trustee to provide any redraws or other advances once the initial funding has been provided under the relevant loan agreement; and

         o the housing loan is secured by a mortgage that constitutes a first ranking mortgage over freehold land or Crown leasehold land in Australia which is or will be registered under the relevant law relating to the registration, priority or effectiveness of any mortgage over land in an Australian jurisdiction and satisfies the following criteria:

            o the amount secured or to be secured by the mortgage does not exceed A$1,500,000;

            o  in respect of a mortgage:

                    o  to secure a housing loan for a principal amount:

                       o not exceeding A$300,000 -- the loan-to-value ratio in respect of that housing loan does not exceed 95%; and

                       o exceeding A$300,000 but not exceeding A$500,000 -- the loan-to-value ratio in respect of that housing loan does not exceed 90%; and

                       o exceeding A$500,000 but not exceeding A$1,000,000 -- the mortgaged property must constitute a single property within the metropolitan areas of Sydney, Melbourne, Brisbane, Adelaide or Perth and the loan-to-value ratio in respect of that housing loan does not exceed 80%; and

                       o exceeding A$1,000,000 but not exceeding A$1,250,000 -- the mortgaged property must constitute a single property within the metropolitan areas of Melbourne or Sydney and the loan-to-value-ratio in respect of that housing loan does not exceed 75%; and

                       o exceeding A$1,250,000 -- the mortgaged property must constitute a single property within the metropolitan areas of Melbourne or Sydney and the loan-to-value-ratio in respect of that housing loan does not exceed 65%;

         o the housing loan is secured by a mortgage over a property which has erected on it a residential dwelling which dwelling is covered by fire and general insurance by an insurer approved by the trust manager; and

         o the mortgaged property is valued by a valuer approved by the servicer unless:

            o  the loan-to-value ratio does not exceed 80%;

            o  the amount outstanding under the housing loan does not exceed:

                    o A$250,000 when secured over a single property within the metropolitan area of Sydney;

                    o A$200,000 when secured over a single property within any other city and metropolitan areas of Australia; or

                    o A$150,000 when secured over a single property within any other areas of Australia.

         The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer involved in the administration of the trust has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

         If a seller, the servicer or the issuer trustee becomes aware that a representation or warranty relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies within 10 business days of becoming aware. If the breach is not waived or remedied to the satisfaction of the issuer trustee within five business days of the notice or such longer time as the issuer trustee permits then, without any action being required by either party, the relevant seller shall be obligated to repurchase the affected housing loan for an amount equal to its Unpaid Balance. There can be no assurance that the relevant seller will have sufficient funds to repurchase such housing loans in such event.

         Upon payment of the Unpaid Balance, Perpetual Trustees Victoria Limited will continue to hold a legal interest in the affected housing loan and mortgage and the relevant seller shall hold the beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.

OTHER FEATURES OF THE HOUSING LOANS

         The housing loans have the following features.

         o  Interest is calculated daily and charged monthly in arrears.

         o Payments can be on a monthly, bi-weekly or weekly basis. Payments from borrowers are made by electronic funds transfer directly from each borrower's bank account to a trust drawings account at National Australia Bank Limited.

         o They are governed by the laws of the Commonwealth of Australia and one of the following Australian States or Territories:

            o  New South Wales;

            o  Victoria;

            o  Western Australia;

            o  Queensland;

            o  South Australia;

            o  Northern Territory; or

            o  the Australian Capital Territory.

DETAILS OF THE HOUSING LOAN POOL

         The information in the following tables set out various details relating to the housing loans to be sold to the trust on the closing date. The information is provided as of the close of business on December 13, 2002. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

         Note that these details may not reflect the housing loan pool as of the closing date because a seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. A seller may do this if, for example, the loans originally selected are repaid early.

         A seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table on page __, unless a revised prospectus is delivered to prospective investors.

                            HOUSING LOAN INFORMATION

                        ANALYSIS OF THE HOUSING LOAN POOL

Total pool size...........................................................................    $1,322,537,613
Total number of loans.....................................................................             7,404
Average loan size.........................................................................       $178,624.75
Maximum loan size.........................................................................       $828,000.00
Total property value (current)............................................................    $2,649,989,148
Weighted Average current LVR..............................................................            70.37%
% of pool with loans > 80% LVR............................................................            28.28%
Weighted Average Term to Maturity (months)  .                                                         341.59
Weighted Average Seasoning (months).......................................................              2.17
Maximum Remaining Term to Maturity (months)                                                              346
% of pool with loans > $300,000 (by number)...............................................            14.86%
% of pool with loans > $300,000 (by loan amount)..........................................            32.65%
% of pool in arrears (by loan amount):
1-30 days.................................................................................             1.18%
31-60 days................................................................................             0.00%
61 + days.................................................................................             0.00%
     Total................................................................................             1.18%


                           HOUSING LOANS BY OCCUPANCY

                                                                                            AVERAGE
                                  NUMBER OF    % OF TOTAL    DOLLAR AMOUNT   % OF TOTAL     BALANCE     WGT AVE
                                    LOANS     NO. OF LOANS         A$         A$ AMOUNT        A$         LVR%
                                  ---------   ------------   -------------    ---------      -------    -------
Owner Occupied - House....            4,063         54.88%     657,205,785       49.69%      161,754      66.94%
Owner Occupied - Unit.....              557          7.52%      96,921,004        7.33%      174,005      72.01%
Investment - House........            1,815         24.51%     380,261,154       28.75%      209,510      72.97%
Investment - Unit.........              969         13.09%       188,149,6       14.23%      194,169      76.19%
                                  ---------   ------------   -------------    ---------      -------    -------
Total.....................            7,404        100.00%   1,322,537,613      100.00%      178,625      70.37%
                                  =========   ============   =============    =========      =======    =======

                   HOUSING LOANS BY LVR (LOAN-TO-VALUE RATIO)

                                                                                                 % OF         AVERAGE
                                                 NUMBER OF     % OF TOTAL    DOLLAR AMOUNT     TOTAL A$       BALANCE       WGT AVG
                                                   LOANS      NO. OF LOANS         A$           AMOUNT           A$           LVR%
                                                 ---------    ------------   --------------    ---------      -------       -------
[less than or equal]20% .........................    623            8.41%        27,455,684        2.08%       44,070        13.76%
[greater than]20% and [less than or equal]25%....    191            2.58%        16,289,955        1.23%       85,288        22.53%
[greater than]25% and [less than or equal]30%....    179            2.42%        19,306,437        1.46%      107,857        27.51%
[greater than]30% and [less than or equal]35%....    198            2.67%        23,857,022        1.80%      120,490        32.54%
[greater than]35% and [less than or equal]40%....    228            3.08%        29,385,461        2.22%      128,884        37.79%
[greater than]40% and [less than or equal]45%....    259            3.50%        37,152,924        2.81%      143,448        42.52%
[greater than]45% and [less than or equal]50%....    259            3.50%        42,153,676        3.19%      162,756        47.60%
[greater than]50% and [less than or equal]55%....    237            3.20%        40,304,408        3.05%      170,061        52.74%
[greater than]55% and [less than or equal]60%....    317            4.28%        56,225,022        4.25%      177,366        57.65%
[greater than]60% and [less than or equal]65%....    469            6.33%        84,338,209        6.38%      179,826        62.81%
[greater than]65% and [less than or equal]70%....    421            5.69%        81,984,878        6.20%      194,738        67.60%
[greater than]70% and [less than or equal]75%....    616            8.32%       133,979,131       10.13%      217,499        73.12%
[greater than]75% and [less than or equal]80%....  1,661           22.44%       356,068,066       26.91%      214,370        79.00%
[greater than]80% and [less than or equal]85%....    667            9.01%       149,909,885       11.34%      224,752        81.06%
[greater than]85% and [less than or equal]90%....  1,079           14.57%       224,126,855       16.95%      207,717        89.37%
[greater than]90% and [less than or equal]95%....      0            0.00%                 0        0.00%            0         0.00%
[greater than]95%....................... ........      0            0.00%                 0        0.00%            0         0.00%
                                                 ---------    ------------   --------------    ---------      -------       -------
     Total.................. ....................  7,404          100.00%     1,322,537,613      100.00%      178,625        70.37%
                                                 =========    ============   ==============    =========      =======       =======


                         HOUSING LOANS BY PRODUCT TYPES

                                                             % OF TOTAL                      % OF        AVERAGE
                                                 NUMBER OF     NO. OF     DOLLAR AMOUNT    TOTAL A$      BALANCE      WGT AVG
                                                   LOANS        LOANS           A$          AMOUNT         A$          LVR%
                                                 ---------   ----------   -------------    --------      -------      -------
Variable - Principal & Interest                      3,905       52.74%     716,029,708      54.14%      183,362       70.47%
Variable - Interest Only.........................    2,784       37.60%     544,804,126      41.19%      195,691       71.34%
Variable - Line of Credit........................      717        9.66%      61,703,779       4.67%       86,299       60.50%
Fixed............................................        0        0.00%               0       0.00%            0        0.00%
                                                 ---------   ----------   -------------    --------      -------      -------
   Total.........................................    7,404      100.00%   1,322,537,613     100.00%      178,625       70.37%
                                                 =========   ==========   =============    ========      =======      =======

                    HOUSING LOANS BY GEOGRAPHIC DISTRIBUTION

                                                                                 % OF        AVERAGE
                              NUMBER OF      % OF TOTAL      DOLLAR AMOUNT     TOTAL A$      BALANCE       WGT AVG
                                LOANS       NO. OF LOANS          A$            AMOUNT          A$           LVR%
                              ---------     ------------     -------------     --------      -------       -------
NSW (Metro)................       2,921            39.46%      639,142,522       48.33%      218,809        69.44%
NSW (Regional).............         469             6.33%       78,565,261        5.94%      167,517        70.36%
NSW (Country)..............         184             2.49%       27,304,641        2.06%      148,395        70.57%
ACT (Metro)................         109             1.47%       17,256,873        1.30%      158,320        71.24%
ACT (Regional).............           0             0.00%                0        0.00%            0         0.00%
ACT (Country)..............           0             0.00%                0        0.00%            0         0.00%
VIC (Metro)................       1,217            16.42%      227,397,825       17.20%      186,851        69.99%
VIC (Regional).............          59             0.80%        6,044,438        0.46%      102,448        71.08%
VIC (Country)..............         367             4.96%       49,578,440        3.75%      135,091        70.31%
QLD (Metro)................         518             7.00%       79,564,340        6.02%      153,599        74.48%
QLD (Regional).............         504             6.81%       75,771,173        5.73%      150,340        73.44%
QLD (Country)..............          57             0.77%        6,481,722        0.49%      113,714        72.60%
SA (Metro).................         745            10.06%       82,167,301        6.21%      110,292        71.03%
SA (Regional)..............           0             0.00%                0        0.00%            0         0.00%
SA (Country)...............          72             0.97%        7,432,328        0.56%      103,227        72.01%
WA (Metro).................           0             0.00%                0        0.00%            0         0.00%
WA (Regional)..............           0             0.00%                0        0.00%            0         0.00%
WA (Country)...............         176             2.38%       25,134,592        1.90%      142,810        70.89%
TAS (Metro)................           0             0.00%                0        0.00%            0         0.00%
TAS (Regional).............           0             0.00%                0        0.00%            0         0.00%
TAS (Country)..............           0             0.00%                0        0.00%            0         0.00%
NT (Metro).................           6             0.08%          696,157        0.05%      116,026        68.52%
NT (Regional)..............           0             0.00%                0        0.00%            0         0.00%
NT (Country)...............           0             0.00%                0        0.00%            0         0.00%
                              ---------     ------------     -------------     --------      -------       -------
   Total...................       7,404           100.00%    1,322,537,613      100.00%      178,625        70.37%
                              =========     ============     =============     ========      =======       =======


                           HOUSING LOANS BY LOAN SIZE

                                                                                                                AVERAGE
                                                        NUMBER      % OF TOTAL    DOLLAR AMOUNT    % OF TOTAL   BALANCE   WGT AVG
                                                        OF LOANS   NO. OF LOANS        A$          A$ AMOUNT      A$       LVR%
                                                        --------   ------------   -------------    ---------    -------    ------
[less than or equal]100,000.......................         2,160         29.18%     115,074,359        8.70%     53,275    49.84%
[greater than]100,000 and [less than or equal]150,000...   1,301         17.56%     164,467,705       12.44%    126,416    66.10%
[greater than]150,000 and [less than or equal]200,000...   1,263         17.06%     220,254,553       16.65%    174,390    69.95%
[greater than]200,000 and [less than or equal]250,000...     867         11.71%     195,153,886       14.76%    225,091    73.10%
[greater than]250,000 and [less than or equal]300,000...     713          9.63%     195,772,159       14.81%    274,575    74.58%
[greater than]300,000 and [less than or equal]350,000...     438          5.91%     141,790,127       10.72%    323,722    74.63%
[greater than]350,000 and [less than or equal]400,000...     273          3.69%     102,154,368        7.72%    374,192    75.76%
[greater than]400,000 and [less than or equal]500,000...     304          4.11%     137,849,762       10.42%    453,453    74.99%
[greater than]500,000 and [less than or equal]750,000...      82          1.11%      47,661,298        3.60%    581,235    70.46%
[greater than]750,000 and [less than or equal]950,000...       3          0.04%       2,359,396        0.18%    786,465    69.76%
[greater than]950,000...................................       0          0.00%               0        0.00%          0     0.00%
                                                        --------   ------------   -------------    ---------    -------    ------
   Total................................................   7,404        100.00%   1,322,537,613      100.00%    178,625    70.37%
                                                        ========   ============   =============    =========    =======    ======

        HOUSING LOANS BY POSTCODE CONCENTRATION -- TOP 10 BY LOAN AMOUNT

                                                                                                 AVERAGE
                                      NUMBER      % OF TOTAL      DOLLAR AMOUNT    % OF TOTAL     BALANCE     WGT AVG
                        POST CODE    OF LOANS    NO. OF LOANS          A$           A$ AMOUNT        A$        LVR%
                        ---------    --------    ------------     -------------    ----------     -------     -------
Liverpool South..         2170           82          1.11%         16,094,711         1.22%       196,277     74.96%
Cabramatta.......         2166           87          1.18%         14,731,444         1.11%       169,327     75.89%
Manahan..........         2200           58          0.78%         13,446,761         1.02%       231,841     72.67%
Arndell Park.....         2148           64          0.86%         12,396,901         0.94%       193,702     77.47%
Carnes Hill......         2171           46          0.62%         11,976,700         0.91%       260,363     69.91%
Bradbury.........         2560           76          1.03%         11,906,148         0.90%       156,660     72.63%
Greystanes.......         2145           48          0.65%         11,485,712         0.87%       239,286     72.24%
Bella Vista......         2153           51          0.69%         10,673,401         0.81%       209,282     65.18%
Ashcroft.........         2168           52          0.70%         10,386,637         0.79%       199,743     76.99%
Ten Mile Hollow..         2250           49          0.66%          8,991,535         0.68%       183,501     73.52%
                                     --------    ------------     -------------    ----------     -------     -------
   Total.........                       614          8.28%        122,089,949         9.23%       199,168     73.31%
                                     ========    ============     =============    ==========     =======     =======


                         HOUSING LOANS BY LOAN SEASONING

                                                                                                     % OF        AVERAGE
                                                         NUMBER      % OF TOTAL    DOLLAR AMOUNT   TOTAL A$      BALANCE   WGT AVG
                                                        OF LOANS    NO. OF LOANS         A$          AMOUNT        A$       LVR%
                                                        --------    ------------  --------------   --------     --------   -------
[less than or equal]3 months.....................        6,360          85.91%    1,135,177,409       85.83%    178,487      71.00%
[greater than]3 and [less than or equal]6 months........   814          10.99%     148,471,523        11.22%    182,397      66.99%
[greater than]6 and [less than or equal]12 months.......    99           1.34%      19,093,438         1.44%    192,863      68.61%
[greater than]12 and [less than or equal]18 months......    60           0.81%      10,583,251         0.80%    176,388      66.85%
[greater than]18 and [less than or equal]24 months......     4           0.05%         744,601         0.06%    186,150      53.88%
[greater than]24 and [less than or equal]36 months......    22           0.30%       2,877,642         0.22%    130,802      50.70%
[greater than]36 and [less than or equal]48 months......    43           0.58%       5,383,562         0.41%    125,199      57.12%
[greater than]48 and [less than or equal]60 months......     1           0.01%          94,634         0.01%     94,634      70.10%
[greater than]60 months......................                1           0.01%         111,553         0.01%    111,553      31.42%
                                                        --------    ------------  --------------   --------     --------   -------
   Total.........................                        7,404         100.00%    1,322,537,613      100.00%    178,625      70.37%
                                                        ========    ============  ==============   ========     ========   =======


                            HOUSING LOANS BY MATURITY

                                                                                             AVERAGE
                            NUMBER      % OF TOTAL       DOLLAR AMOUNT      % OF TOTAL       BALANCE       WGT AVG
                           OF LOANS    NO. OF LOANS           A$             A$ AMOUNT         A$           LVR%
                           --------    ------------      -------------      ----------       -------       -------
October 15, 2012...             0           0.00%                   0           0.00%             0           0.00%
October 15, 2013...             0           0.00%                   0           0.00%             0           0.00%
October 15, 2014...             0           0.00%                   0           0.00%             0           0.00%
October 15, 2020...             2           0.03%              97,851           0.01%        48,926           8.82%
October 15, 2022...             8           0.11%             822,776           0.06%       102,847          36.90%
October 15, 2023...            35           0.47%           4,517,039           0.34%       129,058          55.75%
October 15, 2028...           437           5.90%          66,401,085           5.02%       151,948          61.45%
October 15, 2030...         1,507          20.35%         242,766,141          18.36%       161,092          69.42%
October 15, 2031...          5415          73.14%       1,007,932,721          76.21%       186,137          71.28%
October 15, 2032...             0           0.00%                   0           0.00%             0           0.00%
                           --------    ------------     --------------      ----------      --------       -------
   Total...........         7,404         100.00%       1,322,537,613         100.00%       178,625          70.37%
                           ========    ============     ==============      ==========      ========       =======

                        HOUSING LOANS BY MORTGAGE INSURER

                                                % OF TOTAL                                    AVERAGE
                                   NUMBER OF      NO. OF      DOLLAR AMOUNT    % OF TOTAL     BALANCE      WGT AVG
                                     LOANS         LOANS            A$          A$ AMOUNT       A$          LVR%
                                   ---------    ----------    -------------    ----------     -------      -------
Royal & Sun Alliance LMI....         2,722         36.76%     507,003,558          38.34%      186,261       70.47%
PMI Mortgage Insurance......            23          0.31%       4,559,321           0.34%      198,231       66.56%
GE Mortgage Insurance.......         4,002         54.06%     687,714,288          52.00%      171,843       70.49%
Commonwealth of Australia...             1          0.01%          34,212           0.00%       34,212        6.98%
PMI Indemnity...............           656          8.86%     123,226,234           9.32%      187,845       69.40%
                                   ---------    ----------   --------------    ----------     -------      -------
   Total....................         7,404        100.00%    1,322,537,613        100.00%      178,625       70.37%
                                   =========    ==========   ==============    ==========     ========     =======


                    HOUSING LOANS BY MORTGAGE INSURER AND LVR
                            ROYAL & SUN ALLIANCE LMI

                                                                                                                  AVERAGE
                                                  NUMBER OF     % OF TOTAL      DOLLAR AMOUNT      % OF TOTAL     BALANCE   WGT AVG
                                                    LOANS      NO. OF LOANS           A$            A$ AMOUNT       A$        LVR%
                                                  ---------    ------------     -------------       ---------     -------   -------
[less than or equal]20%...............                187          6.86%          9,050,427             1.79%      48,398     13.89%
[greater than]20% and [less than or equal]25%.....     60          2.20%          5,547,404             1.09%      92,457     22.69%
[greater than]25% and [less than or equal]30%.....     62          2.28%          6,955,683             1.37%     112,188     27.65%
[greater than]30% and [less than or equal]35%.....     71          2.61%          7,649,739             1.51%     107,743     32.80%
[greater than]35% and [less than or equal]40%.....     87          3.20%         12,129,358             2.39%     139,418     37.66%
[greater than]40% and [less than or equal]45%.....    103          3.78%         14,329,288             2.83%     139,119     42.34%
[greater than]45% and [less than or equal]50%.....    100          3.67%         16,888,934             3.33%     168,889     47.62%
[greater than]50% and [less than or equal]55%.....     87          3.20%         14,558,403             2.87%     167,338     52.92%
[greater than]55% and [less than or equal]60%.....    127          4.67%         22,049,119             4.35%     173,615     57.59%
[greater than]60% and [less than or equal]65%.....    175          6.43%         32,680,256             6.45%     186,744     62.72%
[greater than]65% and [less than or equal]70%.....    167          6.14%         30,909,766             6.10%     185,088     67.49%
[greater than]70% and [less than or equal]75%.....    260          9.55%         59,115,941            11.66%     227,369     73.21%
[greater than]75% and [less than or equal]80%.....    647         23.77%        141,564,726            27.91%     218,802     78.99%
[greater than]80% and [less than or equal]85%.....    231          8.49%         53,719,247            10.60%     232,551     80.87%
[greater than]85% and [less than or equal]90%.....    358         13.15%         79,855,267            15.75%     223,059     89.36%
[greater than]90% and [less than or equal]95%.....      0          0.00%                  0             0.00%           0      0.00%
[greater than]95%................ ................      0          0.00%                  0             0.00%           0      0.00%
                                                  ---------    ------------     -------------       ---------     -------   -------
   Total..........................................  2,722        100.00%        507,003,558           100.00%     186,261     70.47%
                                                  =========    ============     =============       =========     =======   =======

                    HOUSING LOANS BY MORTGAGE INSURER AND LVR
                             PMI MORTGAGE INSURANCE

                                                                                                                AVERAGE
                                                    NUMBER OF      % OF TOTAL     DOLLAR AMOUNT   % OF TOTAL    BALANCE      WGT AVG
                                                     LOANS       NO. OF LOANS         A$          A$ AMOUNT       A$          LVR%
                                                    ---------    ------------     -------------   ---------     -------      -------
[less than or equal]20%..............                    2            8.69%          179,070          3.93%       89,535      11.29%
[greater than]20% and [less than or equal]25%....        1            4.35%          169,127          3.71%      169,127      22.25%
[greater than]25% and [less than or equal]30%....        1            4.35%           58,969          1.29%       58,969      26.80%
[greater than]30% and [less than or equal]35%....        1            4.35%          139,912          3.07%      139,912      31.80%
[greater than]35% and [less than or equal]40%....        0            0.00%                0          0.00%            0       0.00%
[greater than]40% and [less than or equal]45%....        0            0.00%                0          0.00%            0       0.00%
[greater than]45% and [less than or equal]50%....        2            8.70%          352,019          7.72%      176,010      48.89%
[greater than]50% and [less than or equal]55%....        2            8.69%          270,662          5.94%      135,331      53.07%
[greater than]55% and [less than or equal]60%....        1            4.35%          333,415          7.31%      333,415      57.49%
[greater than]60% and [less than or equal]65%....        0            0.00%                0          0.00%            0       0.00%
[greater than]65% and [less than or equal]70%....        0            0.00%                0          0.00%            0       0.00%
[greater than]70% and [less than or equal]75%....        2            8.70%          424,278          9.31%      212,139      73.87%
[greater than]75% and [less than or equal]80%....        8           34.78%        1,546,116         33.91%      193,265      78.20%
[greater than]80% and [less than or equal]85%....        2            8.70%          918,923         20.15%      459,462      80.19%
[greater than]85% and [less than or equal]90%....        1            4.34%          166,830          3.66%      166,830      89.69%
[greater than]90% and [less than or equal]95%....        0            0.00%                0          0.00%            0       0.00%
[greater than]95%............... ................        0            0.00%                0          0.00%            0       0.00%
                                                    ---------    ------------     -------------   ---------     -------      -------
   Total.........................................       23          100.00%        4,559,321        100.00%      198,231      66.56%
                                                    =========    ============     =============   =========     ========     =======


                    HOUSING LOANS BY MORTGAGE INSURER AND LVR
                              GE MORTGAGE INSURANCE

                                                                                                                AVERAGE
                                                    NUMBER OF    % OF TOTAL   DOLLAR AMOUNT      % OF TOTAL     BALANCE      WGT AVG
                                                      LOANS     NO. OF LOANS       A$            A$ AMOUNT        A$          LVR%
                                                    ---------   ------------  -------------      ---------      -------      -------
[less than or equal]20%...............                  353          8.82%      14,494,004          2.11%        41,060      13.98%
[greater than]20% and [less than or equal]25%....       109          2.72%       8,790,009          1.28%        80,642      22.51%
[greater than]25% and [less than or equal]30%....        99          2.47%      10,161,901          1.48%       102,645      27.57%
[greater than]30% and [less than or equal]35%....       112          2.80%      13,710,422          1.99%       122,414      32.38%
[greater than]35% and [less than or equal]40%....       123          3.07%      14,489,784          2.11%       117,803      37.89%
[greater than]40% and [less than or equal]45%....       131          3.27%      18,848,224          2.74%       143,880      42.67%
[greater than]45% and [less than or equal]50%....       139          3.47%      21,530,515          3.13%       154,896      47.53%
[greater than]50% and [less than or equal]55%....       134          3.35%      22,419,354          3.26%       167,309      52.63%
[greater than]55% and [less than or equal]60%....       159          3.97%      28,363,404          4.12%       178,386      57.73%
[greater than]60% and [less than or equal]65%....       261          6.52%      44,026,657          6.40%       168,685      62.92%
[greater than]65% and [less than or equal]70%....       218          5.45%      42,201,899          6.14%       193,587      67.69%
[greater than]70% and [less than or equal]75%....       301          7.52%      61,248,130          8.91%       203,482      73.10%
[greater than]75% and [less than or equal]80%....       879         21.97%     181,991,159         26.45%       207,043      78.99%
[greater than]80% and [less than or equal]85%....       373          9.32%      82,570,884         12.01%       221,370      81.11%
[greater than]85% and [less than or equal]90%....       611         15.28%     122,867,942         17.87%       201,093      89.38%
[greater than]90% and [less than or equal]95%....         0          0.00%               0          0.00%             0       0.00%
[greater than]95%................................         0          0.00%               0          0.00%             0       0.00%
                                                    --------    ------------  -------------      ---------      -------      ------
   Total.........................................     4,002        100.00%     687,714,288        100.00%       171,843      70.49%
                                                    ========    ============  =============      =========      =======      ======

                    HOUSING LOANS BY MORTGAGE INSURER AND LVR
                            COMMONWEALTH OF AUSTRALIA

                                                                                                                 AVERAGE
                                                 NUMBER OF     % OF TOTAL      DOLLAR AMOUNT     % OF TOTAL      BALANCE    WGT AVG
                                                   LOANS      NO. OF LOANS          A$           A$ AMOUNT          A$        LVR%
                                                 ---------    ------------     -------------     ---------       --------   -------
[less than or equal]20%.............                  1           100.00%         34,212           100.00%        34,212      6.98%
[greater than]20% and [less than or equal]25%...      0             0.00%              0             0.00%             0      0.00%
[greater than]25% and [less than or equal]30%...      0             0.00%              0             0.00%             0      0.00%
[greater than]30% and [less than or equal]35%...      0             0.00%              0             0.00%             0      0.00%
[greater than]35% and [less than or equal]40%...      0             0.00%              0             0.00%             0      0.00%
[greater than]40% and [less than or equal]45%...      0             0.00%              0             0.00%             0      0.00%
[greater than]45% and [less than or equal]50%...      0             0.00%              0             0.00%             0      0.00%
[greater than]50% and [less than or equal]55%...      0             0.00%              0             0.00%             0      0.00%
[greater than]55% and [less than or equal]60%...      0             0.00%              0             0.00%             0      0.00%
[greater than]60% and [less than or equal]65%...      0             0.00%              0             0.00%             0      0.00%
[greater than]65% and [less than or equal]70%...      0             0.00%              0             0.00%             0      0.00%
[greater than]70% and [less than or equal]75%...      0             0.00%              0             0.00%             0      0.00%
[greater than]75% and [less than or equal]80%...      0             0.00%              0             0.00%             0      0.00%
[greater than]80% and [less than or equal]85%...      0             0.00%              0             0.00%             0      0.00%
[greater than]85% and [less than or equal]90%...      0             0.00%              0             0.00%             0      0.00%
[greater than]90% and [less than or equal]95%...      0             0.00%              0             0.00%             0      0.00%
[greater than]95%...............................      0             0.00%              0             0.00%             0      0.00%
                                                 ---------    ------------     -------------     ---------       --------   -------
   Total........................................      1           100.00%         34,212           100.00%        34,212      6.98%
                                                 ==========   ============     =============     ========        =======    =======


                    HOUSING LOANS BY MORTGAGE INSURER AND LVR
                                  PMI INDEMNITY

                                                                                                                 AVERAGE
                                                    NUMBER OF    % OF TOTAL    DOLLAR AMOUNT     % OF TOTAL      BALANCE    WGT AVG
                                                      LOANS     NO. OF LOANS        A$           A$ AMOUNT          A$       LVR%
                                                    ---------   ------------   -------------     ---------       --------   -------
[less than or equal]20%...........................      80          12.19%        3,697,972          3.00%        46,225     12.72%
[greater than]20% and [less than or equal]25%.....      21           3.20%        1,783,415          1.45%        84,925     22.14%
[greater than]25% and [less than or equal]30%.....      17           2.59%        2,129,884          1.73%       125,287     26.83%
[greater than]30% and [less than or equal]35%.....      14           2.13%        2,356,949          1.91%       168,354     32.71%
[greater than]35% and [less than or equal]40%.....      18           2.74%        2,766,317          2.24%       153,684     37.78%
[greater than]40% and [less than or equal]45%.....      25           3.81%        3,975,414          3.23%       159,017     42.46%
[greater than]45% and [less than or equal]50%.....      18           2.74%        3,382,207          2.74%       187,900     47.76%
[greater than]50% and [less than or equal]55%.....      14           2.13%        3,055,988          2.48%       218,285     52.65%
[greater than]55% and [less than or equal]60%.....      30           4.57%        5,479,084          4.45%       182,636     57.53%
[greater than]60% and [less than or equal]65%.....      33           5.03%        7,631,297          6.19%       231,251     62.59%
[greater than]65% and [less than or equal]70%.....      36           5.49%        8,873,213          7.20%       246,478     67.57%
[greater than]70% and [less than or equal]75%.....      53           8.08%       13,190,782         10.70%       248,883     72.74%
[greater than]75% and [less than or equal]80%.....   1  27          19.38%       30,966,066         25.14%       243,827     79.10%
[greater than]80% and [less than or equal]85%.....      61           9.30%       12,700,830         10.31%       208,210     81.61%
[greater than]85% and [less than or equal]90%.....   1  09          16.62%       21,236,816         17.23%       194,833     89.33%
[greater than]90% and [less than or equal]95%.....       0           0.00%                0          0.00%             0      0.00%
[greater than]95%................................        0           0.00%                0          0.00%             0      0.00%
                                                    ---------   ------------   -------------     ---------       --------   -------
   Total.........................................      656         100.00%      123,226,234        100.00%       187,845     69.40%
                                                    =========   ============   =============     =========       ========   =======

                      HOUSING LOANS BY CURRENT COUPON RATES

                                                                                                                  AVERAGE
                                                      NUMBER OF    % OF TOTAL      DOLLAR AMOUNT    % OF TOTAL    BALANCE   WGT AVG
                                                        LOANS     NO. OF LOANS          A$          A$ AMOUNT        A$      LVR%
                                                      ---------   ------------     -------------    ----------    -------   -------
[less than or equal]5.00..................                  9         0.12%            2,727,951       0.21%      303,106    78.38%
[greater than]5.00% and [less than or equal]5.50%...       42         0.57%            8,121,606       0.61%      193,372    75.15%
[greater than]5.50% and [less than or equal]6.00%...    1,384        18.69%          277,779,707      21.00%      200,708    69.22%
[greater than]6.00% and [less than or equal]6.50%...    3,117        42.10%          583,299,235      44.10%      187,135    73.44%
[greater than]6.50% and [less than or equal]7.00%...      954        12.88%          131,141,379       9.92%      137,465    69.30%
[greater than]7.00% and [less than or equal]7.50%...    1,277        17.25%          229,054,639      17.32%      179,369    65.47%
[greater than]7.50% and [less than or equal]8.00%...      483         6.52%           67,555,567       5.11%      139,867    66.37%
[greater than]8.00% and [less than or equal]8.50%...       80         1.08%           13,052,603       0.99%      163,158    72.30%
[greater than]8.50% and [less than or equal]9.00%...       11         0.15%             2,355,15       0.18%      214,105    65.53%
[greater than]9.00%.................................       47         0.63%            7,449,774       0.56%      158,506    67.68%
                                                      ---------   ------------     -------------    ----------    -------   -------
   Total................ ...........................    7,404       100.00%        1,322,537,613     100.00%      178,625    70.37%
                                                      =========   ============     =============    ==========    =======   =======


                  HOUSING LOANS BY MONTHS REMAINING TO MATURITY

                                                                                                      % OF      AVERAGE
                                                          NUMBER OF   % OF TOTAL    DOLLAR AMOUNT   TOTAL A$    BALANCE     WGT AVG
                                                            LOANS    NO. OF LOANS        A$          AMOUNT        A$         LVR%
                                                          ---------  ------------   -------------   --------    --------    -------
[less than or equal]144 months.................                 0         0.00%                 0      0.00%           0      0.00%
[greater than]144 and [less than or equal]156 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]156 and [less than or equal]168 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]168 and [less than or equal]180 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]180 and [less than or equal]192 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]192 and [less than or equal]204 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]204 and [less than or equal]216 months......      2         0.03%            97,851      0.01%      48,926      8.82%
[greater than]216 and [less than or equal]228 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]228 and [less than or equal]240 months......      8         0.11%           822,775      0.06%     102,847     36.90%
[greater than]240 and [less than or equal]252 months......     35         0.47%         4,517,039      0.34%     129,058     55.75%
[greater than]252 and [less than or equal]264 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]264 and [less than or equal]276 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]276 and [less than or equal]288 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]288 and [less than or equal]300 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]300 and [less than or equal]312 months......    437         5.90%        66,401,086      5.02%     151,948     61.45%
[greater than]312 and [less than or equal]324 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]324 and [less than or equal]336 months......  1,507        20.35%       242,766,141     18.36%     161,092     69.42%
[greater than]336 and [less than or equal]348 months......  5,415        73.14%     1,007,932,721     76.21%     186,137     71.28%
[greater than]348 and [less than or equal]360 months......      0         0.00%                 0      0.00%           0      0.00%
[greater than]360 months...................                     0         0.00%                 0      0.00%           0      0.00%
                                                          ---------  ------------   -------------   --------    --------    -------
   Total.......................                             7,404       100.00%     1,322,537,613    100.00%     178,625     70.37%
                                                          =========  ============   =============   ========    ========    =======

                       INTERSTAR RESIDENTIAL LOAN PROGRAM

ORIGINATION PROCESS

         The housing loans included in the assets of the trust were originated by Interstar Securities (Australia) Pty Limited from loan applications received through its national network of independent accredited mortgage brokers and funded by the sellers as described above. The mortgage brokers will receive an originator's fee for approved loans, which will equal a portion of the interest payments on the housing loans, throughout the term of such approved housing loan. Interstar Securities (Australia) Pty Limited accepts applications for both the purchase of acceptable residential security properties and the refinance of existing housing loans.

APPROVAL AND UNDERWRITING PROCESS

         Each lending service officer must attend ongoing in-house training courses conducted by Interstar Securities (Australia) Pty Limited. This program covers the duties, requirements and office procedures expected of each lending service officer with particular emphasis on regulatory matters such as the Consumer Credit Legislation and the Privacy Act. The lending service officer's performance is constantly monitored and reviewed by his or her superiors to ensure the maintenance of quality in the underwriting process. As part of his or her ongoing review, the lending service officer is also provided with further staff training particularly highlighting any changes to information technology or legislative aspects that would impact on the day to day operation of the business.

         Housing loan applications are assessed by a lending service officer and where an application is outside the current authority of the lending service officer or the file has been declined it is referred to the lending service officer's immediate superior for review. Where it is considered appropriate, approval may be granted subject to the provision of further information.

         All housing loan applications, including the applications relating to the housing loans included in the assets of the trust, must satisfy Interstar Securities (Australia) Pty Limited's credit policy and procedures described in this section. Interstar Securities (Australia) Pty Limited, like lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans. All borrowers must satisfy Interstar Securities (Australia) Pty Limited's underwriting criteria described in this section. Borrowers are not charged different rates of interest based on their credit quality.

         The approval process consists of determining the value of the proposed security property, verifying the borrower's financial and credit history details and ensuring these details satisfy Interstar Securities (Australia) Pty Limited's underwriting criteria. The initial assessment of the applicant is conducted by the mortgage broker on behalf of Interstar Securities (Australia) Pty Limited, with the application then being submitted for approval, to Interstar Securities (Australia) Pty Limited based upon it meeting satisfactory credit standards. Approval of the loan application is at the total discretion of Interstar Securities (Australia) Pty Limited.

         All proposed security properties are required to be valued, subject to a number of exceptions, by a valuer approved by Interstar Securities (Australia) Pty Ltd. See "Description of the Assets of the Trust -- Representations, Warranties and Eligibility Criteria". The valuer must be a current member of the Australian Property Institute, have at least 5 years experience in the geographical area in which the proposed security property is situated and have the necessary professional indemnity insurance policy in force.

         The valuation report must include the following details:

         o  the age, condition and size of the security property;

         o  comparable sale prices to other properties;

         o  the cost of any repair work required to the security property;

         o  the insurance replacement value of the security property; and

         o any environmental factor that would have an adverse effect on the value of the security property.

         Where a valuation is not required, a copy of the stamped executed contract of sale confirming actual purchase price of the property must be provided prior to settlement.

         Where more than one property is provided as security, the combined value of the properties is taken into account.

         Verification of an applicant's information is central to the approval process. The mortgage broker obtains such information as tax returns, employer confirmation letter, credit checks and a full and detailed current assets and liabilities statement. This information is then submitted to Interstar Securities (Australia) Pty Limited for assessment within its current lending criteria.

         The prospective borrower must have a satisfactory credit history, stable employment, evidence of a genuine savings pattern and a minimum 5% deposit in genuine savings. Gifts, inheritance and money borrowed from other sources are not genuine savings and are not considered as part of the minimum "5% deposit" requirement.

         Interstar Securities (Australia) Pty Limited requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses of the borrower and all dependents and the proposed housing loan. To further safeguard that the borrower has the capacity to meet all of his or her commitments, the assessment of the home loan application is calculated at a rate 2% higher than the applicable rate.

         Upon acceptance of the loan application by Interstar Securities (Australia) Pty Limited, mortgage insurance coverage must be obtained by the borrower. All loans through Interstar Securities (Australia) Pty Limited must have 100% mortgage insurance coverage with the appropriate cash flow cover. This mortgage insurance coverage remains in force from the date of settlement until the earliest of discharge, full repayment of the housing loan or payment of a claim. Full details of the mortgage insurance companies and their respective ratings are set out separately in this prospectus.

         All borrowers in respect of housing loans are natural persons or corporations. Housing loans to corporations may also be secured by guarantees from directors. Guarantees may also be obtained in other circumstances.

         Upon acceptance of the risk by the mortgage insurer, Interstar Securities (Australia) Pty Limited then instructs one of its panel solicitors or settlement agents to prepare the necessary mortgage documentation and forward same to the borrower for execution. The mortgage documents comprise of a loan agreement document together with a general terms and conditions booklet. Upon receipt of the executed mortgage documentation, certification of title will then occur and settlement will take place. Upon settlement, the mortgage is registered and the documents stored in the safe custody of the issuer trustee. A condition of settlement is that the mortgagor establish and maintain full replacement property insurance on the security property for the term of the housing loan.

         Interstar Securities (Australia) Pty Limited's credit policies and approval procedures are subject to constant review. Improvements in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.

GENERAL FEATURES OF THE HOUSING LOANS

         The housing loans may consist of one or more of the following types:

Name of Housing Loan               General Characteristics of Housing Loan

Interstar "Premium"                Amortizing principal and interest repayment
Access Account                     (P&I) loans with an interest rate variable at
                                   the discretion of the servicer and
                                   incorporating limited "redraw" facilities that will be available to borrowers only at the sole discretion of the trust manager.

Interstar "Fix'n Float"            Amortizing "P&I" loans with an interest rate
Access Account                     fixed for a specific initial period of up to
                                   five years after which the interest rate converts to a variable rate at the discretion of the servicer.

Interstar "IO Float"               Non-amortizing loans requiring interest only
Access Account                     repayments by the borrowers for a specific
                                   initial period of up to ten years with an interest rate variable at the discretion of the servicer. At the expiration of the initial period the loans convert to the standard amortizing "P&I" loans with an interest rate variable at the discretion of the servicer.

Interstar "IO Fixed"               Non-amortizing loans requiring interest only
Access Account                     repayments by the borrowers for a specific
                                   initial period of up to five years with an interest rate fixed for this initial period.
                                   At the expiration of the initial period the loans convert to the standard amortizing
                                   "P&I"
                                   loans with an interest rate variable at the discretion of the servicer.

Interstar "Line of                 Amortizing line of credit "P&I" loans with an
Credit"                            interest rate variable at the discretion of
Access Account                     the servicer, and incorporating facilities
                                   that allow borrowers to:

                                        o  draw funds up to a pre-determined
                                           amortizing limit;

                                        o  repay some or all of those funds; and

                                        o  redraw those funds again up to the
                                           then-current amortized limit subject
                                           always to such right to redraw funds
                                           being at the absolute discretion of
                                           the servicer, during the life of the
                                           loan facility.

Interstar "Split"                  A combined facility which:
Access Account

                                        o  as to a specified Australian dollar
                                           proportion of the facility has the
                                           general characteristics of one type
                                           of housing loan as referred to above;
                                           and

                                        o  as to the remaining Australian dollar
                                           proportion of the facility has the
                                           general characteristics of another
                                           type of housing loan as referred to
                                           above.

         Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan the servicer may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

SPECIAL FEATURES OF THE HOUSING LOANS

REDRAWS

         Most housing loans, excluding fixed rate loans, provide borrowers with a facility which allows borrowers to be provided with redraws. These redraws may be accessed by way of direct credit to the relevant borrower's nominated bank account, by electronic funds transfer or by check payments. This facility is provided to a borrower at the absolute discretion of the servicer.

         If a borrower makes any repayments under its housing loan which are in addition to those that he or she is legally obliged to make under the terms of the housing loan agreement then the issuer trustee must provide a redraw of principal repayments made in excess of the scheduled principal repayments to the borrower, upon being so directed by the trust manager in its absolute discretion, and subject to the trust manager certifying to the issuer trustee that:

         o the redraw to be provided to the borrower together with the current Unpaid Balance of the housing loan will not exceed the scheduled balance of the housing loan;

         o after allowing for all payments which the issuer trustee is then required to make or which the trust manager reasonably expects that the issuer trustee will be required to make, there is or will be sufficient cash in the assets of the trust for the issuer trustee to provide that redraw; and

         o the housing loan is not in arrears at the time of the request for the redraw by the borrower.

         A redraw will not result in the housing loan being removed from the trust.

DIRECT DEBIT AUTHORITY

         The servicer has arranged for the borrowers to execute a direct debit authority so that payments under the borrower's mortgage loan will be directly debited from the borrower's designated checking account. In certain cases the servicer has arranged for National Australia Bank Limited to provide checking account and direct entry paperless services in order to offer borrowers an expanded range of financial services that are directly linked to the borrower's mortgage loan account. The provision of these facilities has been documented in a Check Deposit and Direct Paperless Entry Facilities Agreement between National Australia Bank Limited, the servicer and the issuer trustee. All mortgage loan payments deducted from a borrower's checking account, whether with National Australia Bank Limited, another bank or other financial institutions, will be credited to a trust account in Perpetual Trustees Victoria Limited's name established with National Australia Bank Limited.

PAYMENT HOLIDAY

         There is no provision for payment holidays to be granted to borrowers in circumstances where excess principal has been repaid by the borrowers.

EARLY REPAYMENT

         Partial repayments, or early repayments, can be made by borrowers in respect of all housing loans, excluding fixed rate loans. Early repayment fees will apply if a borrower:

         o repays 50% or more of the principal balance of the housing loan in the first year of its term; or

         o  discharges the housing loan within the first 5 years of its term.

INTEREST RATE SWITCHING

         A borrower may elect, in respect of a housing loan, to switch from a variable rate of interest to a fixed rate of interest at any time, provided that the relevant housing loan will bear a fixed rate of interest for a maximum period of 5 years. While the interest rate of the housing loan remains fixed, the borrower is not entitled to make any additional principal repayments, and the payments from the borrower will consist solely of interest or, in the case of the Interstar "Fix'n Float" Access Account, principal and interest. At the end of that period, the housing loan will bear a variable rate of interest and principal repayments will recommence, calculated to ensure that the entire loan balance is repaid in full no later than the maturity date of the mortgage, unless the relevant mortgage insurer so approves and the trust manager offers a further fixed rate of interest in relation to the housing loan and such rate is accepted by the relevant borrower.

ADDITIONAL FEATURES OF THE HOUSING LOANS

         As part of its policy of continuous loan product improvement and development, the servicer may from time to time offer additional features and products not referred to in this prospectus. Before doing so, the servicer must ensure that the introduction of any additional features and/or products would not affect any relevant mortgage insurance policy and would not cause the downgrade or withdrawal of the rating of any notes.

                         THE MORTGAGE INSURANCE POLICIES

GENERAL

         Each housing loan acquired by the trust will be insured by one of PMI Indemnity Limited -- formerly CGU Lenders Mortgage Insurance Limited -- GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, the Commonwealth of Australia, PMI Mortgage Insurance Ltd or Royal & Sun Alliance Lenders Mortgage Insurance Limited. The mortgage insurance policy in relation to each housing loan is provided by the mortgage insurer at the time that the housing loan is originated. The issuer trustee is the insured party under each mortgage insurance policy in respect of each housing loan. The insurance provided under each mortgage insurance policy covers 100% of the principal balance and any unpaid interest on the housing loan insured regardless of the LVR of that housing loan.
This section is a summary of the general provisions of the mortgage insurance policies.

CERTAIN PROVISIONS OF MORTGAGE INSURANCE POLICIES

RESTRICTIONS AND CANCELLATION

         The amount recoverable under each mortgage insurance policy will generally be:

         o  the whole of the loan amount due under the housing loan;

         o any reasonable expenses incurred in enforcing the housing loan and any mortgage and/or guarantee securing that housing loan;

         o any unpaid interest calculated at the interest rate applicable if interest is paid on the due date; and

         o the timely payment for a period of at least 12 months after the date upon which a claim is made under that contract of interest payments under the housing loan which remain outstanding for a period of 14 days.

         The actual amounts recoverable, and the amounts to be deducted, vary between the policies. For example, rent on the mortgaged property and insurance proceeds not spent on restoration or repair which are received by the issuer trustee may reduce amounts payable by the insurer under a mortgage insurance policy.

         There are a number of requirements and restrictions imposed on the insured under each mortgage insurance policy which may entitle the relevant insurer to cancel the policy or reduce the amount of a claim. Depending on the mortgage insurance policy, these may include:

         o the existence of an encumbrance or other interest which affects or has priority over the relevant mortgage;

         o the relevant mortgage, the relevant housing loan or a guarantee or indemnity relating to the housing loan ceasing to be effective;

         o if there is a material omission or misstatement by the insured in relation to the policy;

         o that any premium is not paid when due or within the relevant grace period, if any;

         o  if there is physical damage to the relevant mortgaged property;

         o  a breach by the insured of the policy; and

         o certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.

EXCLUSIONS

         A mortgage insurance policy may not, depending on its terms, cover any loss arising from specified events, such as war, nuclear occurrence and contamination.

UNDERTAKING

         Under a mortgage insurance policy, the insured may have an obligation to, among other things:

         o  report arrears or other defaults on the relevant housing loan;

         o  report amounts outstanding under that relevant housing loan;

         o report procedures being taken in respect of a defaulted housing loan, including enforcement of the relevant mortgage or the taking of possession of any relevant mortgaged property;

         o make all claims within a particular period and in a particular form; and

         o ensure that the terms of the relevant housing loan require that a general insurance policy is in place in respect of the relevant mortgaged property.

PERIOD OF COVER

         All mortgage insurance policies provide cover with effect from the date of settlement of a housing loan until the discharge, the full repayment of the housing loan or payment of a claim, whichever is the earliest. See "Interstar Residential Loan Program -- Approval and Underwriting Process".

VARIATIONS

         Variations in respect of a mortgage insurance policy may be made with the approval of the relevant mortgage insurer.

VARIANCE BETWEEN POLICIES

         Each mortgage insurance policy has different provisions. The above is a summary of certain provisions -- some may not relate to, or may differ from, a particular mortgage insurance policy.

TRUST MANAGER UNDERTAKINGS WITH RESPECT TO INSURANCE POLICIES

         Under the series notice, the trust manager undertakes:

         o not to take any action in respect of a housing loan which is contrary to the terms of any mortgage insurance policy without the approval of the relevant mortgage insurer; and

         o to take such steps as are reasonably available to it to ensure that a mortgage insurer is not relieved from its liability under a mortgage insurance policy.

DESCRIPTION OF THE MORTGAGE INSURERS

PMI INDEMNITY LIMITED -- FORMERLY CGU LENDERS MORTGAGE INSURANCE LIMITEd

         PMI Indemnity Limited, previously named CGU Lenders Mortgage Insurance Limited, was formed in 1971 as a monoline insurer to provide mortgage lenders with protection against loss arising from borrower default on residential mortgages. As of December 31, 2001, PMI Indemnity Limited insures approximately 225,253 mortgage loans in excess of A$25.1 billion. The business address of PMI Indemnity Limited is Level 23, 50 Bridge Street, Sydney, New South Wales, Australia.

         On September 14, 2001, the acquisition by PMI Mortgage Insurance Australia (Holdings) Pty Ltd of CGU Lenders Mortgage Insurance Limited was completed. CGU Lenders Mortgage Insurance Limited changed its name to PMI Indemnity Limited on September 14, 2001.

         PMI Indemnity Limited's ability to meet claims under its mortgage insurance policies is, in addition to its capital and reserves, supported by reinsurance contracts with international reinsurance companies. These contracts are reviewed annually and the level of cover provided complies with the Australian Prudential Regulation Authority's conditions of authorization.

         As of December 31, 2001, PMI Indemnity Limited had total assets of A$171 million, shareholders equity of A$89 million and statutory reserves -- claims equalization reserve -- of A$34 million. PMI Indemnity Limited has a financial strength rating of Aa3 by Moody's, AA by Fitch, and AA- by S&P. Since September 14, 2001, PMI Indemnity Limited's obligations to its policyholders have been managed by PMI Mortgage Insurance Ltd. PMI Indemnity Limited ceased, except for increased advances on current insurance in force, writing new business on July 1, 2002. Insurance in force as at July 1, 2002 will be maintained.

PMI MORTGAGE INSURANCE LTD

         PMI Mortgage Insurance Ltd (PMI), previously known as MGICA Ltd., has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. As of December 31, 2001, PMI insures approximately 408,750 mortgage loans in excess of A$46.6 billion. The business address of PMI is Level 23, 50 Bridge Street, Sydney, New South Wales Australia.

         PMI's parent is PMI Mortgage Insurance Australia (Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co. which in turn is a subsidiary of The PMI Group Inc. PMI Mortgage Insurance Co. is a leading monoline mortgage insurer in the United States currently has a financial strength rating of AA+ by S&P and Fitch and Aa2 by Moody's.

         As of December 31, 2001, PMI had total assets of A$434 million, shareholders' equity of A$226.4 million and statutory reserves -- claims equalization reserve -- of A$66 million. PMI has a financial strength rating by S&P of AA, by Fitch of AA and by Moody's of Aa3.

GE CAPITAL MORTGAGE INSURANCE CORPORATION (AUSTRALIA) PTY LTD AND COMMONWEALTH OF AUSTRALIA

         Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority established under the Housing Loans Insurance Act 1965 and was, prior to its abolition, Australia's leading lenders' mortgage insurer with approximately 50% of the Australia lenders' mortgage insurance market.

         On December 12, 1997, the Australian Commonwealth Government:

         o transferred the liabilities of Housing Loans Insurance Corporation in relation to contracts of insurance entered into by Housing Loans Insurance Corporation before December 12, 1997 to the Australian Commonwealth Government;

         o appointed a new corporation, Housing Loans Insurance Corporation Ltd, which has since changed its name to Housing Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

         o sold Housing Loans Insurance Corporation Pty Ltd to GE Capital Australia Ltd, an indirect wholly-owned subsidiary of the General Electric Company, a corporation chartered under the laws of the State of New York with its corporate headquarters in Fairfield, Connecticut.

         Housing Loans Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd as of February 14, 2000.

         GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, commenced operations in March 1998. Along with GE Mortgage Insurance Pty Ltd, it is a wholly-owned subsidiary of GE Capital Australia Limited, whose ultimate parent is General Electric Company. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is currently rated AAA by S&P and Aaa by

Moody's. General Electric Company is the indirect owner of lenders' mortgage insurance businesses in the United States, United Kingdom, Canada and Australia which collectively insured over US$165 billion of loans worldwide.

         As of December 31, 2001, GE Mortgage Insurance Pty Ltd had total assets of A$212.5 million, shareholders' equity of A$94.7 million and statutory reserves -- claims equalization reserve -- of A$19.8 million. GE Mortgage Insurance Pty Ltd currently has a claims paying ability rating of AAA by S&P and Fitch and Aa1 by Moody's.

         As of December 31, 2001, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of A$375.2 million, shareholders' equity of A$172.2 million and statutory reserves -- claims equalization reserve -- of A$8.8 million. GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd currently has a claims paying ability rating of AA by S&P and Fitch and Aa2 by Moody's.

         The Commonwealth of Australia currently has a local currency rating of AAA by S&P and Fitch and Aaa by Moody's.

         The business address of GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, 259 George Street, Sydney, New South Wales.

[ROYAL & SUN ALLIANCE LENDERS MORTGAGE INSURANCE LIMITED

         Following the merger of Sun Alliance Australia and Royal Insurance Australia in 1992, Sun Alliance Mortgage Insurance Limited became known as Royal & Sun Alliance Lenders Mortgage Insurance Limited. It has been operating in the lenders' mortgage insurance market in Australia since 1989.

         Following the merger, Royal & Sun Alliance Lenders Mortgage Insurance Limited operates within a Strategic Business Unit of the General Insurances Division of the Royal & Sun Alliance Australia group. Royal & Sun Alliance Lenders Mortgage Insurance Limited is a subsidiary of Royal and Sun Alliance Insurance Australia Limited, which is one of the 5 largest insurers in Australia.

         As of December 31, 2001, Royal and Sun Alliance Lenders Mortgage Insurance Limited held assets of A$464 million and it had shareholders' equity of A$270 million, including statutory reserves -- claims equalization reserve -- of A$48 million. Royal and Sun Alliance Lenders Mortgage Insurance Limited has a claims paying ability rating of A+ "developing" by S&P, A+ "evolving" by Fitch and A2 "uncertain" by Moody's.

         The business address of Royal & Sun Alliance Lenders Mortgage Insurance Limited is 465 Victoria Avenue, Chatswood, New South Wales, Australia.]

                          THE TITLE INSURANCE POLICIES

COVER

         Some housing loans that are acquired may be secured by mortgages which will be the subject of a title insurance policy. Title insurance provides 100% coverage for losses arising, among other things, as a result of a relevant mortgage:

         o  being subject to any prior encumbrance;

         o  not being validly registered; or

         o  being invalid or unenforceable.

         The issuer trustee will be the insured party under each title insurance policy in respect of each mortgage securing a housing loan.

         The insurer for any housing loan insured under a title insurance policy will be:

         o  First American Title Insurance Company of Australia Pty Limited; or

         o any other entity approved from time to time by the trust manager and which each rating agency has confirmed will not cause a downgrade or withdrawal of the rating of any note.

         The trust manager will undertake:

         o not to take any action in respect of a housing loan where such action would be contrary to the terms of the title insurance policy covering that housing loan unless it is approved by the relevant title insurer; and

         o to take such steps as are reasonably available to it to ensure that a title insurer is not relieved from its liability under its title insurance policy.

PERIOD OF COVER

         The title insurance policy in respect of each mortgage securing a housing loan commences on the date that the relevant title insurance policy for that mortgage is issued and continues for so long as:

         o  the issuer trustee owns the relevant mortgage;

         o the issuer trustee retains an estate or interest in the relevant mortgage; or

         o the issuer trustee, as a mortgagee exercising its power of sale, has a liability to a purchaser regarding the title to the land under a contract of sale for the land or the issuer trustee holds a debt secured by a mortgage given to the issuer trustee by a purchaser of the land.

         The policy also continues to provide protection if:

         o the issuer trustee acquires all or part of the estate or interest in the relevant property by foreclosure or any other legal manner which discharges the relevant mortgage;

         o  a successor acquires an interest in the relevant mortgage; or

         o a successor acquires the relevant mortgage or the estate or interest in the relevant property by operation of law and not purchase.

REFUSAL OR REDUCTION IN CLAIM

         Title insurance policies may not provide cover, or may provide a reduced amount of cover, for losses arising as a result of, among other things:

         o any material misstatement, omission or misrepresentation in connection with obtaining the policies; or

         o  any material breach of the terms and conditions of the policies.

EXCLUSIONS

         The title insurer will not provide cover under the title insurance policy resulting from, among other things:

         o restrictions or rights that are noted on the title to the land on the policy date;

         o the existence of laws which restrict or prohibit the use of the land or the breach of those laws;

         o  environmental contaminants or hazardous waste under the land;

         o  native title claims in relation to the land;

         o  risks which:

            o  the insured at any time created, allowed or agreed to;

            o were known to the insured but not to the title insurer on or prior to the policy date;

            o  cause no loss to the insured;

            o come into existence or are recorded in any public records after the date upon which the relevant mortgage is registered; or

            o result in any loss of priority because the insured makes further advances despite knowing the existence of subsequent charges;

            o if the relevant mortgage is or is claimed to be unenforceable or otherwise affected because the insured failed to comply with or breached the Consumer Credit Legislation or laws relating to the doing of business and the providing of credit; or

            o if the insured is liable to pay compensation, penalties etc to any person because the insured failed to comply with or breached any credit laws.

DESCRIPTION OF TITLE INSURER

         [First American Title Insurance Company of Australia Pty Limited is a subsidiary of First American Title Insurance Company, a specialist title insurer and a diversified provider of business information and related products and services in the United States.

         First American Title Insurance Company was founded over 113 years ago with revenues of US$3.75 billion and approximately 22,597 employees worldwide in 2001. First American Title Insurance Company is publicly traded on the New York Stock Exchange through its holding company, the First American Financial Corporation.

         A.M. Best Company, an insurance company ratings and information agency, affirmed in 2002 the current rating for First American Title Insurance Company of Australia Pty Limited of A+ (Superior). A.M. Best Company evaluates title insurers from both an insurance and general industry perspective.

         First American Title Insurance Company and First American Financial Corporation have a rating of "A-" from S&P. First American Financial Corporation's senior debt is rated "stable" by S&P.]

                          DESCRIPTION OF THE US$ NOTES

GENERAL

         The issuer trustee will issue the US$ notes on the closing date pursuant to a direction from the trust manager to the issuer trustee to issue the notes and the terms of the master trust deed, the series notice and the note trust deed. The notes will be governed by the laws of New South Wales, Australia. The following summary describes the material terms of the US$ notes. The summary does not purport to be complete and is subject to the terms and conditions of the transaction documents, the fixed-floating rate swap and the currency swaps.

FORM OF THE US$ NOTES

BOOK-ENTRY REGISTRATION

         The US$ notes will be issued only in registered book-entry form in minimum denominations of US$100,000 and multiples of US$1,000 in excess of that amount. Unless definitive notes are issued, all references to actions by the US$ noteholders will refer to actions taken by The Depository Trust Company (DTC) upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to US$ noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the US$ notes in accordance with DTC's procedures.

         US$ noteholders may hold their interests in the notes through DTC, in the United States, or through Clearstream Banking, societe anonyme (CLEARSTREAM, LUXEMBOURG) or the Euroclear System (EUROCLEAR), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will be the registered noteholder of the US$ notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC has advised the trust manager and the underwriters that it is:

          o a limited-purpose trust company organized under the New York Banking Law;

          o a "banking organization" within the meaning of the New York Banking Law;

          o    a member of the Federal Reserve System;

          o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

          o a "clearing agency" registered under the provisions of Section 17A of the United States Securities Exchange Act of 1934 (the EXCHANGE ACT).

         DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission (the SEC).

         Transfers between participants on the DTC system will occur in accordance with DTC's rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

         Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

         Purchases of US$ notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the US$ notes on DTC's records. The ownership interest of each actual US$ noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. US$ noteholders will not receive written confirmation from DTC of their purchase. However, noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the US$ notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the US$ noteholders. US$ noteholders will not receive definitive notes representing their ownership interest in US$ notes unless use of the book-entry system for the US$ notes is discontinued.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of the US$ notes; DTC's records reflect only the identity of the DTC participants to whose accounts the US$ notes are credited, which may or may not be the actual beneficial owners of the US$ notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to US$ noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the US$ notes are credited on the record date, identified in a listing attached to the proxy.

         Principal and interest payments on the US$ notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to US$ noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to US$ noteholders is the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

         According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

         Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream,

Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in any of 31 currencies, including U.S. dollars.

         Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

         Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the EUROCLEAR OPERATOR. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System". These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the US$ notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a US$ noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of US$ notes among participants of DTC, Clearstream,

Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE NOTES

         Notes issued in definitive form are referred to in this prospectus as "definitive notes". US$ notes will be issued as definitive notes, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

          o the principal paying agent advises the trust manager in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the US$ notes, and the trust manager is not able to locate a qualified successor;

          o the issuer trustee, at the direction of the trust manager, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

          o after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of the US$ notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the US$ noteholders.

         Definitive notes will be transferable and exchangeable at the offices of the note registrar, which is initially the principal paying agent located at 101 Barclay Street 21W New York, NY 10286. The note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge.

         A definitive note may be transferred in whole or in part in an authorized denomination upon the surrender of the definitive note, at the office of the note registrar together with the form of transfer endorsed on it duly completed and executed.

         The note registrar shall not be required to register the transfer or exchange of any definitive notes within 10 days preceding a quarterly payment date.

DISTRIBUTIONS ON THE NOTES

         Collections in respect of interest and principal will be received during each Collection Period. Collections include the following:

          o payments of interest, principal and fees, including prepayments of principal under the housing loans;

          o proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

          o amounts received under mortgage insurance policies and title insurance policies;

          o amounts received under the fixed-floating rate swap and the currency swaps;

          o    income in respect of authorized investments of the trust; and

          o    interest on amounts in the collection account.

         The issuer trustee will make payments on a monthly basis on each monthly payment date. On each quarterly payment date, the principal paying agent will distribute, indirectly through DTC and/or the depositaries, principal and interest, to the owners of record of the US$ notes as of the date which is 4 business days prior to that quarterly payment date if the US$ notes are held in book-entry form, or, if the US$ notes are held in definitive form, the last day of the prior calendar month. Payments on the definitive notes will be made to the US$ noteholder of record by US$ check drawn on a bank in New York City and either mailed to the address of the US$ noteholder shown on the register as of 4:00 pm Melbourne time on the date that is four business days before the quarterly payment date or transferred to a US$ account maintained by the US$ noteholder with a bank in New York City.

KEY DATES AND PERIODS

The following are the relevant dates and periods for the allocation of cashflows and their payments.

COLLECTION PERIOD...............................     with respect to a monthly payment date, the period from, and including, the date which is 6 business days before the date that is one calendar month preceding that monthly payment date to, but excluding, the date which is 6 business days before that monthly payment date.  However, the first and last
                                                     Collection Periods are as follows:

                                                     o    first: period from and excluding the initial cut-off date to and including March 12, 2003.

                                                     o    last: period from and including the date which is 6 business days before the monthly payment date immediately prior to the final monthly payment date to and excluding the day which is 6 business days before that final monthly payment date.

INTEREST PERIOD.................................     with respect to the Class A2 A$ Interest Amount, the Class B1 A$ Interest
                                                     Amount, the Class A1 notes and the Class B2 notes, each period from and including a monthly payment date to and excluding the next monthly payment date.  However, the first and last Interest Periods for each of the Class A2 A$
                                                     Interest Amount, the Class B1 A$ Interest Amount, the Class A1 notes and the
                                                     Class B2 notes are as follows:

                                                     o    first: period from and including the closing date to and
                                                          excluding the first monthly payment date.

                                                     o    last: period from and including the monthly payment date prior to the earlier of the final maturity date and the date on which the relevant note is redeemed in full to and excluding the final maturity date or the date on which the relevant note is so redeemed.

                                                     with respect to each US$ note, each period from and including a quarterly payment date to and excluding the next quarterly payment date. However, the first and last Interest Periods for each of the US$ notes

                                       74

                                                     are as follows:

                                                     o    first: period from and including the closing date to and
                                                          excluding the first quarterly payment date.

                                                     o    last: period from and including the quarterly payment date prior to the earlier of the final maturity date and the date on which that note is redeemed in full to and excluding the final maturity date or the date on which that note is so redeemed.

DETERMINATION DATE..............................     with respect to a monthly or quarterly payment date, the date which is 4 business days before that monthly or quarterly payment date.

QUARTERLY PAYMENT DATE..........................     the 20th day or, if the 20th day is not a business day, then the next business day of each of [February, May, August and November].  The first quarterly payment date will be in [May 2003].

MONTHLY PAYMENT DATE............................     the 20th day or, or if the 20th day is not a business day, then the next business day of each calendar month.  The first monthly payment date will be in
                                                     [March 2003].

EXAMPLE CALENDAR

The following example calendar for a quarter assumes that all relevant days are business days.

COLLECTION PERIOD...............................     February 14th to March 13th

MONTHLY INTEREST PERIOD.........................     February 20th to March 19th

DETERMINATION DATE..............................     March 16th

MONTHLY PAYMENT DATE............................     March 20th

COLLECTION PERIOD...............................     March 14th to April 13th

MONTHLY INTEREST PERIOD.........................     March 20th to April 19th

DETERMINATION DATE..............................     April 16th

MONTHLY PAYMENT DATE............................     April 20th

COLLECTION PERIOD...............................     April 14th to May 13th


                                       75


MONTHLY INTEREST PERIOD.........................     April 20th to May 19th

DETERMINATION DATE..............................     May 16th

QUARTERLY INTEREST PERIOD.......................     February 20th to May 19th

MONTHLY PAYMENT DATE/
QUARTERLY PAYMENT DATE.........................      May 20th


CALCULATION OF INCOME

         On each Determination Date, the trust manager will calculate the Income for the immediately preceding Collection Period.

INCOME

         INCOME for a Collection Period means all moneys, rights and property which is received by the issuer trustee during that Collection Period by way of interest or otherwise in the nature of income in respect of the authorized investments, including the housing loans, of the trust including:

          o amounts attributable to interest received under any fixed-floating rate swap and the currency swaps;

          o    interest on income and any other monies received;

          o amounts in the nature of, or attributable to, interest derived under a mortgage insurance policy or title insurance policy;

          o interest and fees received from borrowers under the housing loans; and

          o break payments received from mortgage insurers or borrowers under the housing loans.

         APPLICATION OF MORTGAGE PRINCIPAL REPAYMENTS AND LIQUID AUTHORIZED INVESTMENTS TO AVAILABLE INCOME

         The trust manager must ensure that, subject to the paragraph below, the trust will at all times have Liquid Authorized Investments at any time not less than 1% or such other percentage as determined by the trust manager and confirmed by each rating agency of the sum of the Class A2 A$ Equivalent of the outstanding principal amount of the Class A2 notes, the Class B1 A$ Equivalent of the outstanding principal amount of the Class B1 notes, the outstanding principal amount of any Class A1 notes and the outstanding principal amount of the Class B2 notes. Such amount shall be known as the PRESCRIBED MINIMUM LEVEL. At closing, the Liquid Authorized Investments will be acquired with the net proceeds from the sale of the notes and will, to the extent necessary, be replenished on each monthly payment date with Mortgage Principal Repayments to the extent they are available as described below under "-- Principal Distributions".

         If the trust manager determines on any Determination Date that the Income of the trust for the Collection Period ending immediately prior to that Determination Date is insufficient to meet the Primary Expenses of the trust for that Collection Period, then the trust manager will direct the issuer trustee to apply, first, the Liquid Authorized Investments and, then, if the Liquid Authorized Investments are insufficient, Mortgage Principal Repayments, to cover such INCOME SHORTFALL to the extent available.

         Income received during a Collection Period and any Mortgage Principal Repayments and Liquid Authorized Investments applied as described above will constitute AVAILABLE INCOME.

DISTRIBUTION OF AVAILABLE INCOME

         On each monthly payment date prior to the enforcement of the security trust deed, based on the calculations, instructions and directions provided to it by the trust manager on or before the date which is 2 business days before that monthly payment date, the issuer trustee must pay or cause to be paid out of the Available Income for the Collection Period ending immediately before that monthly payment date, the following amounts, which together constitute the PRIMARY EXPENSES, in the following order of priority:

          o first, an amount equal to the Accrued Interest Adjustment to each seller;

          o    second, any taxes payable in relation to the trust;

          o    third, in the following order of priority, in payment of:

               o    pro rata:

                            o    the issuer trustee's fee for the Collection
                                 Period;

                            o any fees payable to the note trustee for the Collection Period;

               o    pro rata:

                             o any fees payable pro rata to the paying agents for the Collection Period;

                             o any fees payable to the calculation agent for the Collection Period;

               o the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the trust manager and the servicer -- in relation to the Collection Period;

               o the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the trust manager and the servicer -- which the trust manager or the issuer trustee reasonably anticipates will be incurred prior to the next monthly payment date;

               o the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the trust manager and the servicer -- not covered by the two previous bullet points above which have already been incurred prior to the monthly payment date but which have not previously been paid or reimbursed;

          o    fourth, pro rata:

                        o    the trust manager's fee for the Collection Period;
                             and

                        o    the servicer's fee for the Collection Period;

          o    fifth, pro rata:

                        o any amounts payable to the fixed-floating rate swap provider under each fixed-floating rate swap other than any break costs in respect of the termination of a fixed-floating rate swap;

                        o interest on any Class A1 notes for the Interest Period ending on that monthly payment date to the Class A1 noteholders;

                        o (1) the Class A2 A$ Interest Amount for that monthly payment date, to the currency swap provider and any reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class A2 notes on the related quarterly payment date, and (2) in the event of the termination of the Class A2 currency swap, an A$ amount the trust manager determines in good faith to be applied on that monthly payment date in order to enable the issuer trustee to meet its obligations to pay interest on the Class A2 notes on the related quarterly payment date, to the note trustee for purchase of U.S. dollars at the prevailing spot exchange rate in New York City to be applied towards payment of interest on the Class A2 notes on the related quarterly payment date; and

                        o to the currency swap provider, any break costs payable to the currency swap provider under the Class A2 currency swap other than in respect of the termination of the Class A2 currency swap where the currency swap provider is the defaulting party, as such term is defined in the Class A2 currency swap;

          o sixth, pro rata and according to the amount of interest payable to each class:

                        o (1) the Class B1 A$ Interest Amount for that monthly payment date, to the currency swap provider and any reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class B1 notes on the related quarterly payment date, and (2) in the event of the termination of the Class B1 currency swap, an A$ amount the trust manager determines in good faith to be applied on that monthly payment date in order to enable the issuer trustee to meet its obligations to pay interest on the Class B1 notes on the related quarterly payment date, to the note trustee for purchase of U.S. dollars at the prevailing spot exchange rate in New York City to be applied towards payment of interest on the Class B1 notes on the related quarterly payment date;

                        o interest on the Class B2 notes for the Interest Period ending on that monthly payment date to the Class B2 noteholders; and

                        o to the currency swap provider, any break costs payable to the currency swap provider under the Class B1 currency swap other than in respect of the termination of the Class B1 currency swap where the currency swap provider is the defaulting party, as such term is defined in the Class B1 currency swap.

         The issuer trustee shall only make a payment described in any of the preceding bullet points in this section to the extent that any Available Income remains from which to make the payment after amounts with priority to that payment have been fully paid.

ADDITIONAL INCOME PAYMENTS

         On each monthly payment date prior to the enforcement of the security trust deed, based on the calculations, instructions and directions provided to it by the trust manager, the issuer trustee must pay or cause to be paid out of any Income for the Collection Period available after paying the Primary Expenses referred to above the following amounts in the following order of priority:

          o first, to be applied by the issuer trustee as Mortgage Principal Repayments for the corresponding Collection Period, of an amount equal to all amounts previously applied under the first bullet point under the heading "--Principal Distributions", to the extent not previously so replenished.

          o second, to reduce the Aggregate Principal Loss Amount for the corresponding Collection Period.

          o third, to reduce any Carryover Charge-offs that have not been reduced on prior monthly payment dates.

          o    fourth, pro rata any break costs to:

               o the fixed-floating rate swap provider in respect of the termination of any fixed-floating swap; and

               o the currency swap provider in respect of the termination of a currency swap where the currency swap provider is the defaulting party, as such term is defined in the relevant currency swap;

          o    fifth, pro rata any fees payable to the sellers; and

          o sixth, pro rata the balance, if any, to each holder of a residual income unit.

         The issuer trustee shall only make a payment described in the bullet points in this section to the extent that any Income remains from which to make the payment after amounts with priority to that payment have been fully paid. The aggregate amount of Income applied on a monthly payment date under the second and third bullet points above is called the RECOVERY AMOUNT for that monthly payment date and will be applied to make principal payments on the notes as described below under "-- Principal Distributions."

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

         Up to, and including, the Step-Up Margin Date, the interest rate for each class of US$ notes for the related Interest Period will be equal to LIBOR on the related rate reset date plus a margin of [___________] in respect of the Class A2 notes and a margin of [_______] in respect of the Class B1 notes. If the issuer trustee has not redeemed all of either class of the US$ notes by the Step-Up Margin Date then the interest rate for each related Interest Period commencing on or after that date for such class of US$ Note will be equal to LIBOR on the related rate reset date plus a margin of [___________] in respect of the Class A2 notes and a margin of [___________] in respect of the Class B1 notes.

         The STEP-UP MARGIN DATE means the quarterly payment date falling in February 2010.

         Up to, and including, the Step-Up Margin Date, the interest rate for the Class B2 notes for a particular Interest Period will be equal to the Bank Bill Rate on the first day of that Interest Period plus a margin of [___________]. If the issuer trustee has not redeemed all of the Class B2 notes by the Step-Up Margin Date then the interest rate for a particular Interest Period commencing on or after that date will be equal to the Bank Bill Rate on the first day of that Interest Period plus a margin of [___________].

         The interest rate for the Class A1 notes will be as specified on the date the Class A1 notes are issued. No Class A1 notes may be issued unless the rating agencies have confirmed that the issue of the Class A1 notes will not result in a reduction or withdrawal of the rating of any note outstanding.

         With respect to any monthly payment date or quarterly payment date, interest on the notes will be calculated as the product of:

          o the outstanding principal amount of such class as of the first day of the applicable Interest Period, after giving effect to any payments of principal made or to be made with respect to such class on such day; and

          o    the interest rate for such class of notes; and

          o a fraction, the numerator of which is the actual number of days in the applicable Interest Period and the denominator of which is 360 days for the US$ notes, or 365 days for the Class A2 A$ Interest Amount, the Class B1 A$ Interest Amount, the Class A1 notes and the Class B notes.

         A note will bear interest until the date that note is finally redeemed. See "-- Final Redemption of the Notes" below.

CALCULATION OF LIBOR

         On the second banking day in London and New York before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next Interest Period. This will be the rate reset date.

MORTGAGE PRINCIPAL REPAYMENTS

         On each Determination Date, the trust manager must determine the Mortgage Principal Repayments for the Collection Period ending immediately prior to that Determination Date.

         MORTGAGE PRINCIPAL REPAYMENTS for a Collection Period are all amounts received by the issuer trustee during that Collection Period in connection with a housing loan or mortgage securing that housing loan which are:

          o in respect of the repayment of any part of the principal outstanding under the housing loan;

          o any net receipts of a principal or capital nature received in respect of any enforcement or recovery proceedings in respect of the housing loan or mortgage securing that housing loan;

          o any net receipts of a principal or capital nature received under a mortgage insurance policy or title insurance policy in respect of the housing loan or mortgage securing that housing loan;

          o any other amount which, under the first bullet point under the heading "--Additional Income Payments" or the balance of the Prefunding Account on the first quarterly payment date after the closing date, is to be treated as a Mortgage Principal Payment received by the issuer trustee during that Collection Period; and

          o any other amount received on, under or in relation to the housing loan or mortgage securing that housing loan and which is not Income.

PRINCIPAL DISTRIBUTIONS

         On each monthly payment date prior to the enforcement of the security trust deed, in accordance with the calculations, instructions and directions provided to it by the trust manager and except to the extent the trust manager directs the issuer trustee that such moneys be applied or retained for Liquidity Purposes, as described below, the issuer trustee must distribute or cause to be distributed out of the Mortgage Principal Repayments in relation to the Collection Period ending immediately before that monthly payment date, any Liquid Authorized Investments and any Recovery Amounts for the corresponding monthly payment date, the following amounts in the following order of priority:

          o first, to make up any Income Shortfall. See "-- Application of Mortgage Principal Repayments and Liquid Authorized Investments to Available Income" above;

          o second, to replenish Liquid Authorized Investments (after giving effect to the use of Liquid Authorized Investments to cure any Income Shortfall pursuant to the bullet point above) until the value of Liquid Authorized Investments equals the Prescribed Minimum Level.

          o third, subject to the Prescribed Minimum Level of Liquid Authorized Investments, to Class A1 noteholders in payment of the Principal Amount of the Class A1 notes until such time as the Class A1 notes have been redeemed in full,

          o fourth, subject to the Prescribed Minimum Level of Liquid Authorized Investments,

               o if the Threshold Requirements have been met on the monthly payment date, pro rata:

                            o (1) prior to the termination of the Class A2 currency swap, to the currency swap provider the Class A2 A$ Equivalent of the Class A2 Currency Swap Notional Amount for the monthly payment date, and any reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the Class A2 notes on the related quarterly payment date, and (2) in the event of the termination of the Class A2 currency swap, to the note trustee for purchase of U.S. dollars at the spot exchange rate in New York City, to be applied towards payment of the Principal Amount of the Class A2 notes on the related quarterly payment date;

                            o (1) prior to the termination of the Class B1 currency swap, to the currency swap provider the Class B1 A$ Equivalent of the Class B1 Currency Swap Notional Amount for the monthly payment date, and any reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the Class B1 notes on the related quarterly payment date, and (2) in the event of the termination of the Class B1 currency swap, to the note trustee for purchase of U.S. dollars at the spot exchange rate in New York City, to be applied towards payment of the Principal Amount of the Class B1 notes on the related quarterly payment date;

                            o to the Class B2 noteholders in payment of the Principal Amount of the Class B2 notes; or

          o if the Threshold Requirements have not been met on the monthly payment date, in the following order of priority:

                    o (1) prior to the termination of the Class A2 currency swap, to the currency swap provider the Class A2 A$ Equivalent of the Class A2 Currency Swap Notional Amount for the monthly payment date, and any reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the Class A2 notes on the related quarterly payment date, and (2) in the event of the termination of the Class A2 currency swap, to the note trustee for purchase of U.S. dollars at the spot exchange rate in New York City, to be applied towards payment of the Principal Amount of the Class A2 notes on the related quarterly payment date, in each case until such time as all the Class A2 notes have been redeemed in full;

                    o    pro rata:

                            o (1) prior to the termination the Class B1 currency swap, to the currency swap provider of the Class B1 A$ Equivalent of the Class B1 Currency Swap Notional Amount for the monthly payment date, and any reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the Class B1 notes on the related quarterly payment date, and (2) in the event of the termination of the Class B1 currency swap, to the note trustee for purchase of U.S. dollars at the spot exchange rate in New York City, to be applied towards payment of the Principal Amount of the Class B1 notes on the related quarterly payment date, in each case until such time as all Class B1 notes have been redeemed in full;

                            o to the Class B2 noteholders in payment of the Principal Amount of the Class B2 notes until such time as the Class B2 notes have been redeemed in full; and

          o fifth, the balance, if any, as a distribution pro rata, to each holder of a residual income unit.

         The issuer trustee, pursuant to the directions provided by the trust manager, will only make a payment described in any of the preceding bullet points above in this section to the extent that any Mortgage Principal Repayments and Recovery Amounts remain from which to make the payment after amounts with priority to that payment have been fully paid. The issuer trustee will only use Liquid Authorized Investments in the third, fourth and fifth bullet points above to the extent that the application of Liquid Authorized Investments will not reduce the value of Liquid Authorized Investments to less than the Prescribed Minimum Level.

         The THRESHOLD REQUIREMENTS will be met if each of the following conditions are satisfied:

          o    there are no Carryover Charge-offs;

          o no more than 5% of the housing loans (by unpaid principal balance) are in arrears by an amount equal to two or more monthly payments at the time; an

          o    an amount equal to the aggregate of:

               o the Class B1 A$ Equivalent of the Principal Amount of all Class B1 notes outstanding; plus

               o the Principal Amount of all Class B2 notes outstanding at the time;

          o    is not less than 0.25%of the amount equal to the aggregate of:

               o the Initial Principal Amount of all Class B2 notes on the closing date; plus

               o the Class A2 A$ Equivalent of the Initial Principal Amount of all Class A2 notes on the closing date; plus

               o the Class B1 A$ Equivalent of the Initial Principal Amount of all Class B1 notes on the closing date.

          LIQUIDITY PURPOSES include:

          o the provision by the issuer trustee of redraws in the manner described under "Interstar Residential Loan Program -- Special Features of the Housing Loans -- Redraws" above; and

          o the provision by the issuer trustee of advances to borrowers under housing loans which provide for a line of credit facility or revolving credit facility.

CHARGE-OFFS

     If, on any monthly payment date, the Aggregate Principal Loss Amount for the related Collection Period exceeds the amount allocated or available for allocation on that monthly payment date under the second bullet point under the heading "--Additional Income Payments", the amount of the excess will be the CHARGE-OFF for that monthly payment date. The trust manager will notify the issuer trustee and the note trustee of the amount of any Charge-offs for any monthly payment date. The total of the Charge-offs from prior monthly payment dates that have not been reduced from Income as described above under "--Additional Income Payments" are called CARRYOVER CHARGE-OFFS.

PAYMENTS INTO US$ ACCOUNT

         The principal paying agent shall open and maintain a US$ account into which the currency swap provider shall deposit on each quarterly payment date amounts denominated in US$. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the currency swaps into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the trust manager or the servicer receives any amount denominated in US$ from the currency swap provider under the currency swaps, they will also promptly pay that amount to the credit of the US$ account.

PAYMENTS OUT OF US$ ACCOUNT

         At the direction of the trust manager, the issuer trustee shall, or shall require that the principal paying agent, on behalf of the issuer trustee, distribute the following amounts from the US$ account in accordance with the note trust deed and the agency agreement on each quarterly payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:

          o    interest on the Class A2 notes and the Class B1 notes;

          o principal on the Class A2 notes and the Class B1 notes, until their outstanding principal balance is reduced to zero.

NOTICES

         Where the note trust deed provides for notice to US$ noteholders of any event, such notice shall be sufficiently given, unless otherwise provided by law or otherwise expressly stated in the note trust deed, for so long as the US$ notes are listed on the Australian Stock Exchange if published in a leading newspaper having general circulation in Australia. This notice will be deemed to be given on the date of the first publication.

         Any notice to Class A2 noteholders specifying a quarterly payment date, an interest rate, interest payable, a principal payment -- or the absence of a principal payment -- and the Principal Amount of the US$ notes after giving effect to such payment, will be deemed to have been properly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or any other similar electronic reporting service as may be approved by the note trustee in writing and notified to Class A2 noteholders. This notice will be considered to have been given on the first date on which it appears on the relevant electronic reporting service. If it is impossible or impracticable to give notice as stated in this paragraph, then notice of the matters discussed in this paragraph will be given in the manner stated in the paragraph above.]

THE FIXED-FLOATING RATE SWAP

         The issuer trustee will in the future enter into a swap governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the fixed-floating rate swap provider, if any fixed-rate housing loans are added to the housing loan pool or if a borrower converts a floating rate loan to a fixed rate loan, to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the trust, including the interest due on the notes. Such fixed-floating rate swaps will cover the housing loans which bear a fixed rate of interest as of the applicable cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest.

         The issuer trustee will pay the fixed-floating rate swap provider on each monthly payment date an amount calculated by reference to the applicable fixed rate on the housing loans which are subject to a fixed rate of interest. The issuer trustee will also pay the fixed-floating rate swap provider all break fees from borrowers with fixed rate loans received during the related Collection Period.

         The issuer trustee will receive from the fixed-floating rate swap provider on each monthly payment date an amount calculated by reference to the Bank Bill Rate.

         The terms of the fixed-floating rate swap allow for netting of swap payments for transactions under the one confirmation.

FIXED-FLOATING RATE SWAP DOWNGRADE

If the fixed-floating rate swap provider's rating falls below:

          o    a short term credit rating of A-1 by S&P; or

          o a long term credit rating of A2 or a short term credit rating of P-1 by Moody's,

the fixed-floating rate swap provider must:

          o at its cost, novate its obligations to a replacement fixed-floating rate swap provider with a short term credit rating of at least A-1 by S&P and a short term credit rating of P-1 by Moody's and a long term credit rating of at least A2 by Moody's; or

          o if the fixed-floating rate swap is not novated within 30 days of the downgrade, cash collateralize its obligations.

         Where the fixed-floating rate swap provider must comply with the second bullet point above, it will, at its own cost, deposit into a swap collateral account sufficient funds to ensure that the amount standing to the credit of that account is equal to the greater of the following -- unless otherwise agreed by the rating agencies:

          o an amount sufficient to maintain the rating of the notes at the rating that was applicable to those notes immediately prior to the rating downgrade of the fixed-floating rate swap provider;

          o the amount of the next swap payment due by the fixed-floating rate swap provider; and

          o 1% of the aggregate Principal Amount of the notes - or as applicable the Australian dollar equivalent - at that time.

TERMINATION BY THE FIXED-FLOATING RATE SWAP PROVIDER

         The fixed-floating rate swap provider will have the right to terminate the fixed-floating rate swap in the following circumstances:

          o the issuer trustee fails to make a payment under the fixed-floating rate swap within 10 business days after notice of failure is given to the issuer trustee by the fixed-floating rate swap provider;

          o if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations or comply with any material provision of the fixed-floating rate swap;

          o an Insolvency Event has occurred with respect to the issuer trustee and the issuer trustee has not novated its obligations within 30 days of the Insolvency Event and such substitution will not have caused a downgrade or withdrawal of the rating of the notes; or

          o an event of default has occurred and the security trustee has exercised its rights to enforce the charge under the security trust deed.

         The issuer trustee will have the right to terminate the fixed-floating rate swap in the following circumstances:

          o the fixed-floating rate swap provider fails to make a payment under the fixed-floating rate swap within 10 business days after notice of failure is given to the fixed-floating rate swap provider by the issuer trustee;

          o if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations or comply with any material provision of the fixed-floating rate swap; or

          o an Insolvency Event has occurred with respect to the fixed-floating rate swap provider.

THE CURRENCY SWAPS

         Collections on the housing loans and payments to the issuer trustee under the fixed-floating rate swap will be denominated in Australian dollars. The payments to the issuer trustee under the fixed-floating rate swap will be calculated by reference to the Bank Bill Rate. However, the payment obligations of the issuer trustee on the US$ notes are denominated in U.S. dollars and the US$ notes bear interest at a rate calculated by reference to LIBOR. The issuer trustee will enter into the Class A2 currency swap to hedge its interest rate and currency exposure in relation to the Class A2 notes and the Class B1 currency swap to hedge its interest rate and currency exposure in relation to the Class B1 notes. The currency swaps will be governed by the laws of England and Wales.

         The Class A2 currency swap and the Class B1 currency swap will both be governed by a standard form ISDA Master Agreement, as amended by their respective supplementary schedules and confirmed by separate written confirmations relating to the Class A2 notes and the Class B1 notes, respectively.

         Under the Class A2 currency swap and the Class B1 currency swap, the issuer trustee will pay to the currency swap provider on each monthly payment date an amount in Australian dollars equal to the lesser of (1) the Mortgage Principal Repayments -- except to the extent applied or retained for Liquidity Purposes -- any available Liquid Authorized Investments and Recovery Amounts remaining after making the distributions to make up any Income Shortfalls or to pay principal on the Class A1 notes, if any -- see "--Principal Distributions" above -- and (2) (a) the Class A2 A$ Equivalent of the Class A2 Currency Swap Notional Amount with respect to the Class A2 currency swap, or (b) the Class B1 A$ Equivalent of the Class B1 Currency Swap Notional Amount with respect to the Class B1 currency swap for that monthly payment date. The currency swap provider will pay directly to the US$ account of the principal paying agent on the related quarterly payment date an amount denominated in United States dollars which is equivalent to such Australian dollar payment. Under the Class A2 currency swap, the equivalent United States dollar payment will be calculated using an exchange rate of US$[__] = A$1.00. Under the Class B1 currency swap, the equivalent United States dollar payment will be calculated using an exchange rate of US$[__] = A$1.00. Both exchange rates will be fixed for the term of the currency swaps.

         In addition, under the Class A2 currency swap and the Class B1 currency swap on each monthly payment date the issuer trustee will pay to the currency swap provider the Class A2 A$ Interest Amount and the Class B1 A$ Interest Amount, respectively, for that monthly payment date. The currency swap provider will pay directly to the US$ account of the principal paying agent on the related quarterly payment date an amount equal to the interest payable in US$ to the US$ noteholders. The currency swap provider will be required to gross-up payments to the principal paying agent in respect of any withholding taxes levied on payments by it under a currency swap. However, the issuer trustee will not be required to pay grossed-up amounts to the currency swap provider under a currency swap.

         If on any monthly payment date the issuer trustee does not or is unable to make the full floating rate payment under a currency swap, the US$ floating rate quarterly payment to be made by the currency swap provider with respect to such Australian dollar floating rate monthly payment will be reduced by the same proportion as the reduction in such payment from the issuer trustee.

         The purchase price for the US$ notes will be paid by investors in U.S. dollars, but the consideration for the purchase by the issuer trustee of an equitable interest in the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the proceeds of the issue of the US$ notes in U.S. dollars. In return the issuer trustee will be paid by the currency swap provider the Class A2 A$ Equivalent and the Class B1 A$ Equivalent, as applicable, of that U.S. dollar amount.

TERMINATION BY THE CURRENCY SWAP PROVIDER

         With respect to each of the Class A2 currency swap and the Class B1 currency swap, the currency swap provider shall have the right to terminate such currency swap in the following circumstances:

          o if the issuer trustee fails to make a payment under the relevant currency swap within ten business days of its due date;

          o an Insolvency Event with respect to the issuer trustee occurs or the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the relevant currency swap;

          o if due to a change in law it becomes illegal for either party to make or receive payments or comply with any other material provision of the relevant currency swap. Each of the currency swaps requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the relevant currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

          o if the issuer trustee becomes obligated to make a withholding or deduction in respect of the notes or in respect of payments under the relevant currency swap or borrowers under the housing loans become obliged to make a withholding or deduction in respect of payments under the housing loans and the notes are redeemed as a result. See "-- Redemption of Notes for Taxation or Other Reasons" below; or

          o an event of default has occurred and the security trustee has exercised its rights to enforce the charge under the security trust deed.

TERMINATION BY THE ISSUER TRUSTEE

         There are a number of circumstances in which the issuer trustee has the right to terminate the Class A2 currency swap or the Class B1 currency swap. In each of these cases and with respect to each of the currency swaps it is only permitted to exercise that right with the prior written consent of the note trustee:

          o where the currency swap provider fails to make a payment under the relevant currency swap within ten business days of its due date or the currency swap provider becomes insolvent or merges into another entity without that entity properly assuming responsibility for the obligations of the currency swap provider under such currency swap;

          o if due to a change in law it becomes illegal for either party to make or receive payments or comply with any other material provision of the relevant currency swap.

               Each of the currency swaps requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

          o if the issuer trustee becomes obligated to make a withholding or deduction in respect of the notes or in respect of payments under the relevant currency swap or borrowers under the housing loans become obliged to make a withholding or deduction in respect of payments under the housing loans and the notes are redeemed as a result. See "-- Redemption of Notes for Taxation or Other Reasons" below; or

          o the currency swap provider breaches its obligation to deposit cash collateral with the issuer trustee or to transfer the currency swap to a replacement currency swap provider or to enter into another arrangement required by the rating agencies in accordance with the relevant currency swap.

         The issuer trustee may only terminate a relevant currency swap with the prior written consent of the note trustee. Each party may terminate a relevant currency swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise such right to terminate at the direction of the trust manager.

CURRENCY SWAP DOWNGRADE

         If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the currency swap provider does not have: (1) a short term credit rating of A-1+ and a long term credit rating of at least AA- by S&P and a long term credit rating of at least A2 and a short term credit rating of P-1 by Moody's with respect to the Class A2 currency swap, or (2) a short term credit rating of [__] and a long-term credit rating of at least [__] by Moody's with respect to the Class B1 currency swap provider, the currency swap provider must within:

          o    30 business days of a downgrade of the currency swap provider's:
               (1) short term credit rating by S&P to not lower than A-1 or the downgrade of its long term credit rating by Moody's to not lower than A3 with respect to the Class A2 currency swap and (2) [long term credit/short term credit] rating by Moody's to not lower than [__] with respect to the Class B1 currency swap; or

          o    5 business days of any other such withdrawal or downgrade,

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at the currency swap provider's cost:

          o    in the situation described in the first bullet point above only,
               (A) deposit and maintain in the swap collateral account, which will be a US$ account with an Approved Bank in the name of the issuer trustee, sufficient funds to ensure that the amount on deposit in such account is not less than the full amount owed by the currency swap provider as set forth in the relevant currency swap, or (B) acquire in the name of or transfer to the issuer trustee eligible investments which will mature on or prior to the next quarterly payment date with an aggregate face amount equal to the full amount owed by the currency swap provider as set forth in the currency swap; or

          o    in the situation described in the second bullet point above,:

               o procure a novation of the rights and obligations of the currency swap provider under the currency swap to a replacement currency swap provider with a credit rating not less than:

                         o A-1+ (short term) and AA- (long term) from S&P and P-1 (short term) and A2 (long term) from Moody's with respect to the Class A2 currency swap; or

                         o    [   ] (long term/short term) from Moody's with
                              respect to the Class B1 currency swap; or

               o enter into such other arrangements which each rating agency has confirmed will result in there not being a withdrawal or downgrade of the then current credit ratings assigned by it to the notes, and until such time as a replacement currency swap has been entered into in accordance with the 2 bullet points above, the currency swap provider shall deposit such amounts in the swap collateral account or acquire in the name of or transfer to the issuer trustee eligible investments as set forth in clauses (A) and (B) of the sixth preceding bullet point.

         If, at any time, the currency swap provider's obligations under the Class A2 currency swap or the Class B1 currency swap are novated or the currency swap provider is otherwise replaced as currency swap provider, the currency swap provider shall be immediately entitled to any cash which it has deposited in the swap collateral account pursuant to such currency swap.

         The issuer trustee, at the direction of the trust manager, may only invest amounts on deposit in a swap collateral account in eligible investments that will mature on or before the next quarterly payment date. All accrued interest or any other income derived from the acquisition or transfer of any eligible investments or any amounts on deposit in a swap collateral account will be payable monthly to the party providing such eligible investments or who has deposited such amount in the swap collateral account. Such amounts will only be payable to such party to the extent that the payment will not reduce the balance of the swap collateral account to an amount less than the required amount set forth in the relevant currency swap.

TERMINATION PAYMENTS

         On the date of termination of the Class A2 currency swap or the Class B1 currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap where a replacement currency swap, on terms that will not lead to a withdrawal or downgrade of the then current rating assigned by either rating agency to the notes, is not put in place, is an event of default under the security trust deed.

         The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the currency swap provider to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the relevant currency swap.

REPLACEMENT OF A CURRENCY SWAP

         If the Class A2 currency swap or the Class B1 currency swap is terminated, the issuer trustee must, at the direction of the trust manager, enter into one or more replacement currency swaps which replace such currency swap, but only on the condition that:

          o the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of the currency swap will be paid in full when due in accordance with the series notice and such currency swap;

          o the then current ratings assigned to the notes by either rating agency will not be withdrawn or downgraded; and

          o the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under the currency swap.

         If the preceding conditions are satisfied, the issuer trustee must, at the direction of the trust manager, enter into the replacement currency swap, and if it does so it must direct the provider of the replacement currency swap to pay any up-front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as an expense of the trust.

CURRENCY SWAP PROVIDER

         The currency swap provider will be [Barclays Bank PLC].

SWAP COLLATERAL ACCOUNT

         If a swap provider provides cash collateral to the issuer trustee:

          o the trust manager must direct the issuer trustee, and the issuer trustee must, as soon as practicable, establish and maintain in the name of the issuer trustee a swap collateral account with an Approved Bank such that the deposit does not cause a downgrade or withdrawal of the rating of any notes; and

          o the swap provider must deposit the cash collateral in the swap collateral account.

         The issuer trustee may only make withdrawals from a collateral account upon the direction of the trust manager and only for the purpose of:

          o    entering into a substitute swap;

          o refunding to that swap provider the amount of any reduction in the swap collateral amount, but only if the ratings of the notes are not thereby withdrawn or reduced;

          o withdrawing any amount which has been incorrectly deposited into the swap collateral account;

          o paying bank accounts debit tax or equivalent taxes payable in respect of the swap collateral account; or

          o funding the amount of any payment due to be made by that swap provider under the relevant swap following the failure by that swap provider to make that payment.

WITHHOLDING OR TAX DEDUCTIONS

         All payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

AT THE OPTION OF NOTEHOLDERS

         If the trust manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that:

          o on the next payment date the issuer trustee or any paying agent would be required to deduct or withhold from any payment:

               o    of principal or interest in respect of the notes; or

               o by the issuer trustee to the currency swap provider under a currency swap,

               any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any government agency, or

               o a government agency requires the deduction or withholding from payments by borrowers under the housing loans of any amount for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by that government agency, then the issuer trustee must, when so directed by noteholders representing at least 75% of the outstanding Principal Amount of the notes provided that the issuer trustee will be in a position on the next quarterly payment date to discharge, and the trust manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes, redeem all, but not some, of the notes at their outstanding principal amount, together with accrued interest to the date of redemption on any subsequent quarterly payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

AT THE OPTION OF THE TRUST MANAGER

         If the trust manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that on the next quarterly payment date the currency swap provider would be required to deduct or withhold from any payment under a currency swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any government agency, then the issuer trustee must, when so directed by the trust manager, in its sole discretion, provided that the issuer trustee will be in a position on such payment date to discharge, and the trust manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes, redeem all, but not some, of the notes at their outstanding principal amount, together with accrued interest to the date of redemption on any subsequent quarterly payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

         If an event of default occurs under the security trust deed while the Class A2 notes, the Class B1 notes or the Class B2 notes are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the security trust deed, and will, if so directed by the Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. If the trust terminates while notes are outstanding, each seller has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents -- The Security Trust Deed".

OPTIONAL REDEMPTION OF THE NOTES

ON STEP-UP MARGIN DATE

         At the trust manager's direction, to be given not later than 2 business days before the relevant quarterly payment date, the issuer trustee must redeem all of the notes in a class by repaying the outstanding principal amount of the notes in that class, together with accrued interest to, but excluding, the date of redemption, on any quarterly payment date falling on or after the Step-Up Margin Date, being the February 2010 quarterly payment date, provided that:

          o    the trust manager has provided to:

               o each relevant noteholder, in accordance with the notice provisions set forth under the heading "--Notices", the note trustee and the issuer trustee, 30 days prior notice; and

               o    each rating agency, 30 days prior written notice,

               of the trust manager's intention to direct the issuer trustee to redeem the relevant notes;

          o the trust manager has received from each rating agency written confirmation that the repayment will not result in a downgrade or withdrawal of the rating of any other notes;

          o the issuer trustee has sufficient cash to make such repayment, in respect of which the issuer trustee may rely conclusively on a certification from the trust manager;

          o the issuer trustee retains such amount as the trust manager or the issuer trustee reasonably determines will be necessary to satisfy any outstanding or anticipated expenses of the trust, payment to any noteholder in respect of a note which is not to be so redeemed or payment to any swap provider; and

          o in no circumstance may the trust manager give such a direction in relation to Class B noteholders unless:

               o    there are at that time no Class A notes outstanding; or

               o the trust manager at the same time gives or has given a direction to redeem the Class A notes.

WHEN 10% OF NOTES OUTSTANDING

         If the total outstanding principal amount of all notes in all classes does not exceed 10% of the initial principal amount of all notes the issuer trustee must, if so directed in writing by the trust manager, repay the whole of the principal amount of all notes together with any outstanding interest in relation to those notes on the next quarterly payment date provided that:

          o    the trust manager has provided to:

               o each noteholder, in accordance with the notice provisions set forth under the heading "--Notices", the note trustee and the issuer trustee, 30 days prior notice; and

               o    each rating agency, 30 days prior written notice,

               of the trust manager's intention to direct the issuer trustee to redeem the notes;

          o the issuer trustee has sufficient cash to make such repayment, in respect of which the issuer trustee may rely conclusively on a certification from the trust manager;

          o the issuer trustee retains such amount as the trust manager or the issuer trustee reasonably determines will be necessary to satisfy any outstanding or anticipated expenses of the trust or payment to any swap provider; and

          o the repayment of principal on the notes is made in the order of priority described under "-- Principal Distributions" above.

FINAL MATURITY DATE

         The issuer trustee must pay the Principal Amount in relation to each note on or by the final maturity date relating to that note. The failure of the issuer trustee to pay the Principal Amount within ten business days of the final maturity date, or within any other applicable grace period agreed upon with the Mortgagees, will be an event of default under the security trust deed. The final maturity date for the notes is the quarterly payment date falling in July 2035.

FINAL REDEMPTION OF THE NOTES

         Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Principal Amount of that note will be finally discharged, upon the first to occur of:

          o the date on which the Principal Amount of the note is reduced to zero;

          o the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

          o the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

          o the quarterly payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the series notice;

          o the date on which all of the principal of the notes is repaid in accordance with "-- Principal Distributions" described above;

          o the date on which the notes are redeemed for taxation or other reasons; and

          o    the date on which optional redemption of the notes is exercised.

TERMINATION OF THE TRUST

TERMINATION EVENTS

         The trust shall continue until, and shall terminate on the later of:

          o    the Termination Date; and

          o the date on which the assets of the trust have been sold or realized, which shall be within 180 days after the Termination Date so far as reasonably practicable and reasonably commercially viable.

REALIZATION OF TRUST ASSETS

         On the Termination Date, subject to each seller's right of first refusal, the issuer trustee must sell and realize the assets of the trust within 180 days. During the 180-day period, performing housing loans may not be sold for less than their Unpaid Balance, and non-performing housing loans may not be sold for less than the fair market value of such housing loans and their related security, as agreed upon by the issuer trustee, based on appropriate expert advice, and the seller; provided that the issuer trustee may not sell any performing housing loan within the 180-day period for less than its fair market value without the consent of the holders of 75% of the aggregate outstanding Principal Amount of the notes. The trust manager will determine whether a housing loan is performing or non-performing.

SELLERS' RIGHT OF FIRST REFUSAL

         As soon as practical after the Termination Date, the trust manager will direct the issuer trustee to offer to assign to each seller, its entire right, title and interest in and to the housing loans sold by it for their Unpaid Balance, for performing housing loans, and their fair market value, for non-performing housing loans; provided that, if the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of 75% of the aggregate outstanding Principal Amount of the notes.

         The issuer trustee is not entitled to sell any housing loans unless the relevant seller has failed to accept the offer made to it within 180 days after the occurrence of the Termination Date by paying to the issuer trustee the purchase price.

DISTRIBUTION OF PROCEEDS FROM REALIZATION OF TRUST ASSETS

         After deducting expenses, the trust manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of the trust in accordance with the cashflow allocation methodology set out in "-- Distribution of Available Income" and "-- Principal Distributions", and in accordance with any directions given to it by the trust manager. If all of the notes have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of the trust to the residual beneficiary.

PRESCRIPTION

         A note will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on the note, the effect of which would be to reduce the principal amount of such note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received in New York City by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant note. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.

REPORTS TO NOTEHOLDERS

         On each monthly payment date, the trust manager will, in respect of the Collection Period ending before that monthly payment date, deliver to the principal paying agent and the note trustee a noteholders' report containing the following information:

          o the aggregate Principal Amount of each class of notes as at the first day after the monthly payment date occurring during that Collection Period;

          o the aggregate amount of interest payable on each class of notes on the corresponding monthly payment date, if any,;

          o the aggregate of all principal payments to be made in respect of each class of notes on the corresponding monthly payment date, if any,;

          o    the Income for the Collection Period;

          o    the Mortgage Principal Repayments for the Collection Period;

          o    the expenses of the trust for the Collection Period;

          o the aggregate of all redraws on the housing loans made during the Collection Period;

          o the interest rate for the Class A2 notes for the interest period ending on the day before the next quarterly payment date;

          o the interest rate for the Class B1 notes for the interest period ending on the day before the next quarterly payment date;

          o the scheduled and unscheduled payments of principal on the housing loans during the Collection Period;

          o the aggregate of the outstanding balances of the housing loans as at the last day of the Collection Period; and

          o the Charge-off and Carryover Charge-offs, if any, for the corresponding monthly payment date;

          o the Recovery Amount for the corresponding monthly payment date, if any,;

          o delinquency and loss statistics with respect to the housing loans during the Collection Period.

         Unless and until definitive notes are issued, beneficial owners will receive noteholders' reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

         Unless and until definitive notes are issued, quarterly and annual unaudited reports containing information concerning the trust and the US$ notes will be prepared by the trust manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the US$ notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the US$ notes are in book-entry form. Upon the issuance of fully registered, definitive notes, such reports will be sent directly to each US$ noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The trust manager will file with the SEC such reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the trust manager expects that the obligation to file such reports will be terminated following the end of June 2004.

VOTING AND CONSENT OF NOTEHOLDERS

               The note trustee is not bound to:

          o    vote under the security trust deed;

          o direct the security trustee to enforce the security under the security trust deed; or

          o otherwise take any proceedings, actions or steps pursuant to or in connection with the security trust deed, the note trust deed or the US$ notes unless the note trustee is directed or requested to do so by noteholders of at least 75% of the outstanding Principal Amount of the US$ notes.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary, together with the information above under the heading "Description of the US$ Notes", describes the material terms of the master trust deed, the series notice, the note trust deed, the security trust deed, the agency agreement, the investment management agreement, the primary backup servicer agreement and the secondary backup servicer agreement, collectively called the TRANSACTION DOCUMENTS. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except for the note trust deed, the primary backup servicer agreement and the secondary backup servicer agreement, are governed by the laws of the State of New South Wales, Australia. The note trust deed is governed by the laws of the State of New South Wales, Australia and the administration of the trust is governed by New York law. The primary backup servicer agreement and the secondary backup servicer agreement are governed by the laws of the State of Victoria, Australia. A copy of the master trust deed and the investment management agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

TRUST ACCOUNTS

         The issuer trustee will establish and maintain the collection account with an Approved Bank. The collection account will initially be established with National Australia Bank Limited, which has a short term rating of P-1 from Moody's and A-1+ from S&P. The bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the trust. This account will not be used for any purpose other than for the trust.

         The trust manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the trust shall be effected and when and how the same should be effected.

MODIFICATIONS

         The issuer trustee, the trust manager and the servicer, with respect to the master trust deed, the series notice and the investment management agreement, after giving notice to the rating agencies, or the note trustee, the trust manager and the issuer trustee with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the series notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected upon -- in the case of the master trust deed or the series notice -- the consent of the noteholders or residual beneficiary or -- in the case of the note trust deed -- the consent of the US$ noteholders as described in the following paragraph or is:

          o to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

          o necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

          o appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Interstar Millennium Trusts;

          o in the case of the master trust deed only, in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

         Except for an alteration, addition or modification as described in the preceding section, where, in the opinion of the issuer trustee -- in the case of the master trust deed or the series notice -- or the note trustee -- in the case of the note trust deed -- a proposed alteration, addition or modification to the master trust deed, the series notice or the note trust deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual beneficiary, such alteration, addition or modification may only be effected with the prior consent of the holders of at least 75% of the aggregate outstanding principal amount of the relevant class or classes of notes or with the prior written consent of the residual beneficiary, as the case may be.

THE ISSUER TRUSTEE

         The issuer trustee is appointed as trustee of the trust on the terms set out in the master trust deed and the series notice. The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the trust in accordance with the transaction documents, any fixed floating rate swap and the currency swaps.

         The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

DELEGATION

         In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, with the approval of the trust manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee.

TRUST INDENTURE ACT OF 1939

         Under the note trust deed, the issuer trustee, or the trust manager on its behalf, must deliver to the note trustee, within 120 days after the end of each fiscal year of the trust, commencing on September 30, 2003, and otherwise in compliance with the requirements of section 314(a)(4) of the United States Trust Indenture Act of 1939, as amended, a certificate stating that:

          o a review of the activities of the issuer trustee in respect of the trust during such year and of performance under the transaction documents, any fixed floating rate swap and the currency swaps, has been made under supervision of the person signing the certificate; and

          o to the best of the knowledge of the person signing the certificate, based on the review referred to in the above bullet point, the issuer trustee has complied with all conditions and covenants under the transaction documents, any fixed floating rate swap and the currency swaps, throughout the relevant year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to that person of the nature and status of the default.

         The issuer trustee, or the trust manager, on its behalf, must deliver to the note trustee on the closing date, an opinion stating that the security trust deed and any other requisite documents have been properly recorded and filed. Within 120 days after the end of each fiscal year commencing on September 30, 2003, the issuer trustee, or the trust manager, on its behalf, must deliver an opinion stating that action has been taken with respect to the recording and filing of the security trust deed and any other requisite document or that no action is required to maintain the security interest created by the security trust deed.

ISSUER TRUSTEE AND SECURITY TRUSTEE FEES AND EXPENSES

         The issuer trustee and the security trustee are collectively entitled to a fee for each Collection Period equal to [0.055% per annum] of the aggregate outstanding principal amount of the notes on the first day of each Collection Period payable in arrears on the next monthly payment date.

         Each of the issuer trustee and the security trustee will be indemnified out of the assets of the trust for any liability, cost or expense incurred by it in its capacity as issuer trustee or security trustee, as applicable, except to the extent that such liability, cost or expense is caused by the fraud, negligence or willful default of the issuer trustee or security trustee, as applicable.

REMOVAL OF THE ISSUER TRUSTEE

         The issuer trustee is required to retire as trustee after a direction from the trust manager in writing following an Issuer Trustee's Default.

         If the issuer trustee does not retire within 30 days of being directed by the trust manager to do so, the trust manager shall have the right to remove the issuer trustee from office as trustee of the Interstar Millennium Trusts.

         On the retirement or removal of the issuer trustee the trust manager, subject to giving prior notice to each rating agency shall be entitled to appoint in writing some other statutory trustee to be the issuer trustee provided that appointment will not in the reasonable opinion of the trust manager materially prejudice the interests of any noteholders. Until the appointment is completed the trust manager shall act as issuer trustee and will be entitled to the trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

         The issuer trustee may resign on giving to the trust manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the trust manager and the issuer trustee may agree, of its intention to do so.

         Before retirement, the issuer trustee must appoint a successor trustee who is approved by the trust manager, or who may be the trust manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the trust manager shall act as trustee until a successor trustee is appointed.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

         The issuer trustee enters into the transaction documents, any fixed-floating rate swap and the currency swaps, and issues the notes only in its capacity as trustee of the trust and in no other capacity. A liability incurred by the issuer trustee acting in its capacity as trustee of the trust arising under or in connection with the transaction documents, any fixed-floating rate swap and the currency swaps, or the trust or in respect of the notes is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the trust out of which the issuer trustee is actually indemnified for the liability. This limitation of the issuer trustee's liability applies despite any other provision of the transaction documents, any fixed-floating rate swap and the currency swaps, and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents, any fixed-floating rate swap and the currency swaps, or the trust.

         No noteholder nor any party to any transaction document, any fixed-floating rate swap and the currency swaps, may sue the issuer trustee in any capacity other than as trustee of the trust or seek the appointment of a receiver -- except in relation to the assets of the trust -- liquidator, administrator or similar person to the issuer trustee or prove in any liquidation, administration or arrangements of or affecting the issuer trustee -- except in relation to the assets of the trust.

         The other paragraphs in this section do not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document, any fixed-floating rate swap and the currency swaps, or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence, or willful default.

         Each of the trust manager, the servicer, the calculation agent, the paying agents and the swap providers are responsible under the transaction documents for performing a variety of obligations relating to the trust. No act or omission of the issuer trustee, including any related failure to satisfy its obligations or breach of representation or warranty under the transaction documents, any fixed-floating rate swap and the currency swaps, will be considered fraud, negligence or wilful default of the issuer trustee to the extent to which the act or omission was caused or contributed to by any failure by such person -- other than a person whose acts or omissions the issuer trustee is liable for in accordance with the transaction documents, any fixed-floating rate swap and the currency swaps -- to fulfil its obligations relating to the trust or by any other act or omission of any such person -- other than a person whose acts or omissions the issuer trustee is liable for in accordance with the transaction documents, any fixed-floating rate swap and a currency swap -- regardless of whether or not that act or omission is purported to be done on behalf of the issuer trustee.

         No attorney, agent, receiver or receiver and trust manager appointed in accordance with a transaction document has authority to act on behalf of the issuer trustee in a way which exposes the issuer trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the issuer trustee provided, in the case of any person selected and appointed by the issuer trustee, that the issuer trustee has exercised reasonable care in the selection of such persons.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

         The issuer trustee will be indemnified out of the assets of the trust against all losses and liabilities properly incurred by the issuer trustee in performing its duties or exercising its powers under the transaction documents, any fixed-floating rate swap and the currency swaps in relation to the trust except to the extent that such losses and liabilities arose as a result of the issuer trustee's fraud, negligence or wilful default.

         The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under any Consumer Credit Legislation. The trust manager also indemnifies the issuer trustee in relation to such payments and the issuer trustee is required to first call on the indemnity from the trust manager before calling on the indemnity from the assets of the trust.

THE TRUST MANAGER

POWERS

         The trust manager will have full and complete powers of management of the trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trust and the conduct of the day to day operation of the trust.

         The issuer trustee has no duty to supervise the trust manager in the performance of its functions and duties, or the exercise of its discretions.

         The trust manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

DELEGATION

         The trust manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the trust manager's associates officers, or employees all acts, matters and things, whether or not requiring or involving the trust manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub contractor for such purposes and with such powers as the trust manager thinks fit.

         Notwithstanding any such delegation or appointment, Interstar Securitisation Management Pty Limited will continue to be liable for the acts and omissions of any such associates, officers, employees, attorneys, agents, delegates or subcontractors in respect of the performance of the trust manager's obligations under and in connection with the transaction documents, any fixed-floating rate swap and the currency swaps.

TRUST MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

         The trust manager is entitled to a fee for each collection period equal to 0.055% per annum of the aggregate outstanding principal amount of the notes -- with respect to the US$ notes, the A$ Equivalent -- on the first day of each Collection Period payable in arrears on the next monthly payment date.

         The trust manager will be indemnified out of the assets of the trust for any liability, cost or expense properly incurred by it in its capacity as trust manager of the trust except to the extent that such liability, cost or expense is caused by the fraud, negligence or wilful default of the trust manager.

REMOVAL OR RETIREMENT OF THE TRUST MANAGER

         The trust manager shall retire as trust manager if the issuer trustee so directs in writing following a Trust Manager's Default.

         The trust manager may resign on giving to the issuer trustee, with a copy to each rating agency, not less than 90 days, or another period as the trust manager and the issuer trustee may agree, notice in writing of its intention to do so.

         On retirement or removal of the trust manager, the issuer trustee may appoint another trust manager, or may act as trust manager, on such terms as the issuer trustee sees fit, provided the appointment will not materially prejudice the interests of noteholders. Until a replacement trust manager is appointed, or the issuer trustee agrees to act as trust manager, the trust manager must continue as trust manager. If a replacement trust manager is not appointed within 90 days of the issuer trustee electing to appoint a new trust manager, the issuer trustee will be the new trust manager.

LIMITATION OF TRUST MANAGER'S LIABILITY

         The principal limitations on the trust manager's liability are set out in full in the master trust deed. These include the following limitations:

          o the trust manager will be indemnified out of the trust in respect of any liability, cost or expense properly incurred by it in its capacity as trust manager of the trust; and

          o subject to the master trust deed, the trust manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee or any agent appointed by the issuer trustee or on whom the trust manager is entitled to rely under the master trust deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the trust manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents, any fixed-floating rate swap and the currency swaps.

THE NOTE TRUSTEE

         The Bank of New York, New York branch will serve as the note trustee. The corporate trust office of the note trustee responsible for the administration of the trust is located at 101 Barclay Street, 21W, New York, New York 10286. The note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys providing that the use of such agent does not have an adverse effect on the rating of the US$ notes. The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the trust against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the note trustee in connection with its execution of the trusts under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence or wilful default by the note trustee or any other person properly appointed by the note trustee.

         The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal, state or District of Columbia authority. The note trustee may also, if permitted by the SEC, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

         The note trustee may resign after giving three months' written notice to the issuer trustee, the trust manager, the security trustee and each rating agency. The issuer trustee may also remove the note trustee in the following circumstances:

          o    if the note trustee becomes insolvent;

          o    if the note trustee ceases its business;

          o if the note trustee fails to comply with any of its obligations under any transaction document and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

               o    the note trustee becoming aware of this failure; and

               o receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the trust manager; or

          o if the note trustee fails to satisfy any obligation imposed on it under the United States Trust Indenture Act of 1939 with respect to the trust or the note trust deed.

         Holders of 75% of the aggregate outstanding principal amount of the US$ notes may require the issuer trustee to remove the note trustee.

         Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee.

NOTE TRUSTEE'S ANNUAL REPORT

         To the extent required by the United States Trust Indenture Act of 1939, as amended, the note trustee will mail each year to all US$ noteholders a report concerning:

          o its eligibility and qualifications to continue as trustee under the note trust deed;

          o    any amounts advanced by it under the note trust deed;

          o the amount, interest rate and maturity date of indebtedness owing by the issuer trustee to it in the note trustee's individual capacity;

          o    the property and funds physically held by it as note trustee;

          o any release or release and substitution of collateral subject to the lien of the security trust deed that has not previously been reported; and

          o any action taken by it that materially affects the US$ notes and that has not previously been reported.

LIST OF NOTEHOLDERS

         Three or more holders of US$ notes, each of whom has owned a US$ note for at least six months, may, upon written request to the note trustee, obtain access to the current list of US$ noteholders of the issuer trustee for purposes of communicating with other US$ noteholders concerning their rights under the note trust deed or the US$ notes. The note trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

REPORTS

         On or before January 31 of each calendar year, the principal paying agent, on behalf of the note trustee, will furnish to each person who at any time during the prior calendar year was a US$ noteholder, a statement containing the information required to be provided by an issuer of indebtedness under the Code.

THE SECURITY TRUST DEED

GENERAL

         Perpetual Trustee Company Limited of Level 7, 39 Hunter Street, Sydney, New South Wales, Australia will be the security trustee. Perpetual Trustee Company Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the noteholders, the trust manager, the security trustee, the servicer, the note trustee, the underwriters, each paying agent, the calculation agent, the mortgage insurers, the underwriters, the sellers with respect to the Accrued Interest Adjustment and seller's fees and each provider of a support facility. These secured parties are collectively known as the MORTGAGEES.

NATURE OF THE CHARGE

         A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

         A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the trust subject to the floating charge except in the ordinary course of its business and the trust manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

THE SECURITY TRUSTEE

         The security trustee is appointed to act as trustee on behalf of the Mortgagees and holds the benefit of the charge over the trust assets in trust for each Mortgagee on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, the security trustee must give priority to the interests of the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of the Class A noteholders and the interests of the Class B noteholders or other Mortgagees.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

         The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

          o The security trustee is not required to monitor compliance by the issuer trustee or trust manager with the transaction documents or their other activities.

          o Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

          o The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any collateral security.

          o Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.

          o The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the trust manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Mortgagees.

EVENTS OF DEFAULT

         Each of the following is an event of default under the security trust deed:

          o    the issuer trustee fails to pay:

               o any interest within 10 business days of the relevant payment date on which the interest was due to be paid to noteholders; or

               o any other amount owing to a Mortgagee within 10 business days of the due date for payment, or within any applicable grace period agreed with the relevant Mortgagee, or where the Mortgagee is a US$ noteholder, with the note trustee;

               o the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a transaction document, any fixed-floating rate swap or the currency swaps and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

               o an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;

               o the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

               o    any security interest over the trust assets is enforced;

               o a fixed-floating rate swap or either of the currency swaps is terminated and a replacement fixed-floating rate swap or currency swap on terms that will not lead to a withdrawal or downgrade of the rating of any notes, is not put in place;

               o all or any part of any transaction document, other than a fixed-floating rate swap or the currency swaps, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than or a fixed-floating rate swap or a currency swap; or

               o without the prior consent of the security trustee, that consent being subject in accordance with the terms of the security trust deed to the prior written consent of the Noteholder Mortgagees:

                    o the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

                    o the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

                    o unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be authorized under the trust to hold the property of the trust in its name and to perform its obligations under the transaction documents, any fixed-floating rate swap or the currency swaps.

         Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Mortgagees and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and provided the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the Voting Mortgagees at which it shall seek directions from the Voting Mortgagees by way of Extraordinary Resolution of Voting Mortgagees regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING MORTGAGEES

         The security trust deed contains provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. VOTING MORTGAGEES are:

          o the Noteholder Mortgagees alone for as long as amounts outstanding under the notes are 75% or more of the total Secured Monies; and

          o otherwise, the note trustee, acting on behalf of the US$ noteholders and each other Mortgagee.

         The security trustee must promptly convene a meeting of the Voting Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

VOTING PROCEDURES

         Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Monies shall have one vote except that the note trustee shall represent each US$ noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$10,000 or its equivalent, but not part thereof, of the Secured Monies that he holds or in respect of which he is a representative.

         A resolution of all the Voting Mortgagees, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

ENFORCEMENT OF THE CHARGE

         At any time after an event of default occurs, a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees may direct the security trustee to do any or all of the following:

          o    declare the charge to be enforceable;

          o    declare all Secured Monies immediately due and payable;

          o convert the floating charge to a fixed charge over any or all of the trust assets; or

          o appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

         If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees, including enforcing the charge.

THE NOTE TRUSTEE AS VOTING MORTGAGEE

         If an event of default under the security trust deed occurs and is continuing, the issuer trustee and the trust manager will promptly notify the note trustee of such an occurrence and the note trustee shall deliver to each US$ noteholder notice of such event of default within 90 days of the date that the note trustee became aware of such event of default. However in the case of a default in payment of interest and principal on the notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of US$ noteholders.

         The rights, remedies and discretion of the US$ noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the US$ noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the US$ noteholders without inquiry about compliance with the note trust deed.

         The note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any notes unless directed or requested to do so by the holders of at least 75% of the aggregate outstanding Principal Amount of the US$ notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

         If any of the US$ notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the US$ notes, the note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to, dispose of the mortgaged property unless either:

          o a sufficient amount would be realized to discharge in full all amounts owing to the US$ noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the US$ notes; or

          o the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

         The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the note trustee or by Extraordinary Resolution of the Voting Mortgagees in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

         If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Mortgagees refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

         The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or willful default of the security trustee.

PRIORITIES UNDER THE SECURITY TRUST DEED

         The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the security trust deed over the trust assets will be distributed as follows:

          o first, to the extent required by law, to pay the holder of any prior ranking security interest of which the security trustee has notice;

          o second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney and other amounts payable to the security trustee or note trustee under the security trust deed or the note trust deed;

          o third, to the extent that any monies received by the security trustee represent the proceeds of any cash collateral lodged by a support facility provider, to pay that support facility provider;

          o    fourth, to pay pro rata:

               o any fees and other expenses due to the security trustee, the note trustee, a paying agent or the calculation agent;

               o any fees and expenses incurred in relation to the operation and administration of the trust, including the issuer trustee's fees and expenses; and

               o    the receiver's remuneration;

          o fifth, to pay pro rata the unpaid Accrued Interest Adjustment due to each seller;

          o    sixth, to pay pro rata:

               o monetary liabilities of the issuer trustee to all providers of support facilities other than to the currency swap provider for a liability owing under the Class B1 currency swap;

               o monetary liabilities of the issuer trustee to the Class A noteholders; and

               o    monetary liabilities owing in relation to any redraws;

          o    seventh, to pay pro rata:

               o any monetary liabilities of the issuer trustee to Class B noteholders; and

               o any monetary liabilities of the issuer trustee to the currency swap provider under the Class B1 currency swap;

          o eighth, to pay pro rata any amounts not covered in this section owing to any Mortgagee under any transaction document, any fixed-floating rate swap or a currency swap;

          o ninth, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

          o tenth, to pay any surplus to the issuer trustee to be distributed in accordance with the master trust deed.

         The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver, Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

         Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

         The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The fee payable to the issuer trustee and the security trustee shall be as described in the section entitled "Issuer Trustee and Security Trustee Fees and Expenses".

         If, at any time, the security trustee is required to take any action relating to the enforcement of the terms of the transaction documents, any fixed floating rate swap or the currency swaps upon default by any other party, the security trustee shall be entitled to additional remuneration.

INDEMNIFICATION

         The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, any fixed-floating rate swap or the currency swaps except to the extent that they result from the fraud, negligence or wilful default of the security trustee.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

         The security trustee may retire on three months' notice in writing to the issuer trustee, the trust manager and each rating agency if a successor security trustee is appointed.

         Subject to the appointment of a successor security trustee and prior notice being given to each rating agency, an Extraordinary Resolution of the Voting Mortgagees may remove the security trustee at any time and the trust manager may remove the security trustee if:

          o an Insolvency Event occurs in relation to the security trustee in its personal capacity;

          o    the security trustee ceases business;

          o the security trustee fails to remedy within 14 days after written notice from the trust manager any material breach of duty by it;

          o there occurs a change in the control of the security trustee from that existing on the date of the security trust deed, unless approved by the trust manager.

         Upon notice of resignation or removal of the security trustee, the trust manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the Mortgagees appoint a successor security trustee, other than the trust manager or its affiliates.

AMENDMENT

         The issuer trustee and the security trustee may, following written notice to each rating agency and with the written approval of the trust manager and the note trustee, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the Mortgagees or a class of Mortgagees, an Extraordinary Resolution of the Voting Mortgagees or that class of Voting Mortgagees is required.

THE CHECK ACCOUNT AND DIRECT PAPERLESS ENTRY FACILITIES AGREEMENT

         The servicer has arranged for National Australia Bank Limited to provide borrowers with an option to utilise a check account and direct entry paperless facility which provides borrowers with an expanded range of financial services that are directly linked to the borrower's mortgage loan account. The provision of these facilities has been documented in a check deposit and direct paperless entry facilities agreement between National Australia Bank Limited, the servicer and the issuer trustee known as the NBFI AGREEMENT.

         The facilities under the NBFI Agreement are being provided to both:

          o    borrowers in relation to the trust; and

          o borrowers under other Interstar mortgage backed securities programs which are funded by various warehouse funding trusts, other Interstar Millennium Trusts and other trusts which issue mortgage backed securities. Perpetual Trustees Victoria Limited is the trustee of each of these other trusts.

         Under the terms of the NBFI Agreement, the servicer is responsible for the day to day verification and processing of checks and direct entry paperless facilities. In providing these facilities to borrowers, there is a possibility that the servicer may:

          o process and authorize the issuer trustee to pay forged or fraudulently drawn checks or entries;

          o    fail to comply with stop payment notices made by borrowers; or

          o breach other covenants, representations and warranties or other provisions of the NBFI Agreement.

         The NBFI Agreement also requires the issuer trustee to place monies from the trust into an account known as the TRUST DRAWINGS ACCOUNT which is maintained with National Australia Bank Limited in the name of Perpetual Trustees Victoria Limited -- Interstar Securities MBS Program Distribution Account. The other trusts are also required to deposit monies into this account thereby resulting in co--mingling of part of the assets of the trust with assets of other trusts.

         National Australia Bank Limited may, in accordance with the terms of the NBFI Agreement, be entitled to withdraw monies out of that Trust Drawings Account to the limit of moneys held in that account. National Australia Bank Limited may withdraw those monies even though the legal entitlement of National Australia Bank Limited in that regard relates to a matter or thing concerning one of the other trusts and not the trust. In those circumstances, the other trust would be required to replenish the Trust Drawings Account. There is no guarantee that the other trusts will have the financial capacity at the relevant time to replenish the Trust Drawings Account in these circumstances.

THE INVESTMENT MANAGEMENT AGREEMENT

SERVICING OF HOUSING LOANS

         The servicer is required to administer the housing loans in the following manner:

          o    in accordance with the investment management agreement;

          o to the highest standard of accepted servicing practice of prudent mortgage lending and investment management institutions;

          o    exercising a high degree of skill and care in respect thereof;
               and

          o    in compliance with all relevant legislation.

         In performing any services under the investment management agreement the servicer shall take into account whether its performance of such services may adversely affect the rating of any notes. The servicer is entitled to delegate its duties under the investment management agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

POWERS

The servicer has the express power, among other things:

          o to waive any fees which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans;

          o to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages; and

          o to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. This extension is not subject to the requirement that the action not have a Material Adverse Effect.

         With respect to these express powers set forth above, the servicer shall take into account whether its performance will have a Material Adverse Effect.

UNDERTAKINGS BY THE SERVICER

         The servicer has undertaken, among other things, the following:

          o to collect all monies due under the housing loans and related mortgages and pay them into the collection account;

          o if a default occurs in respect of a housing loan, to take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate;

          o to act in accordance with the terms of any mortgage insurance policies or title insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy or title insurance policy;

          o not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the servicer's ordinary course of business;

          o to ensure that the authorized investments held by the issuer trustee yield an amount which is 0.25% per annum greater than the amount required to ensure that the issuer trustee has sufficient cash at all times to enable the issuer trustee to pay all payments of interest in respect of the notes and otherwise to comply with all of the issuer trustee's duties and obligations under the transaction documents, any fixed-floating rate swap and the currency swaps as and when they fall due;

          o to give notice in writing to the issuer trustee and each rating agency if it becomes aware of the occurrence of any Servicer Transfer Event;

          o to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the investment management agreement;

          o to notify the issuer trustee and the trust manager of any event which it reasonably believes is likely to have a Material Adverse Effect promptly after becoming aware of such event; and to notify the trust manager of anything else which the trust manager reasonably requires regarding any proposed modification to any housing loan or related mortgage; and

          o to provide information reasonably requested by the issuer trustee or the trust manager, with respect to all matters relating to the trust and the assets of the trust that the issuer trustee or the trust manager believes reasonably necessary for it to perform its obligations under the transaction documents, any fixed-floating rate swaps and the currency swaps and upon reasonable notice and at reasonable times permit the issuer trustee to enter the premises and inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

SERVICING COMPENSATION AND EXPENSES

         The servicer will receive a fee for servicing the housing loans equal to 0.220% per annum of the aggregate outstanding principal amount of the notes -- with respect to the US$ notes, the A$ Equivalent -- on the first day of each Collection Period payable in arrears on the next monthly payment date.

         The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

LIABILITY OF THE SERVICER

         The servicer fully indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the investment management agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a Servicer Transfer Event.

TERMINATION OF THE SERVICER

         The issuer trustee must terminate the servicer's appointment if the issuer trustee determines that any of the following SERVICER TRANSFER EVENTS occurs:

          o    an Insolvency Event occurs with respect to the servicer;

          o the servicer fails to pay any amount within 5 business days of receipt of a notice to do so from the issuer trustee or the trust manager;

          o the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, as determined by the issuer trustee and that failure is not remedied within the earlier of 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the trust manager;

          o any representation, warranty or certification made by the servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a Material Adverse Effect;

          o it becomes unlawful for the servicer to perform the services under the investment management agreement.

         The servicer will indemnify the issuer trustee against all losses, costs and expenses incurred as a result of a Servicer Transfer Event.

RESIGNATION

         The servicer may voluntarily resign after giving 90 days notice to each rating agency, the trust manager and the issuer trustee.

REPLACEMENT OF THE SERVICER

         The trust manager and the issuer trustee shall use reasonable efforts to find an eligible successor servicer. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer is not appointed by the expiration of the 90 day notice period, the issuer trustee itself will act as servicer and be entitled to the servicing fee.

TERMINATION OF INVESTMENT MANAGEMENT AGREEMENT

The investment management agreement will terminate on the earlier of:

          o the date on which the investment management agreement is terminated pursuant to a Servicer Transfer Event;

          o the date which is one month after the notes have been redeemed in full in accordance with the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

          o the date on which the issuer trustee replaces the servicer with a successor servicer; and

          o    the date on which the servicer is replaced after resigning.

AMENDMENT

         The servicer and the issuer trustee may amend the investment management agreement provided that each rating agency has confirmed that the amendment will not have an adverse effect on the rating of any notes and the trust manager certifies to the issuer trustee that, in the trust manager's opinion the amendment will not adversely effect the rights of the noteholders.

THE BACKUP SERVICER AGREEMENTS

THE PRIMARY BACKUP SERVICER AGREEMENT

         The issuer trustee, the primary backup servicer and the servicer have entered into the primary backup servicer agreement. Under the primary backup servicer agreement, the issuer trustee has agreed that in the event the servicer is removed or retires as a servicer of certain trusts, including the trust, it must promptly notify the primary backup servicer of such removal or retirement and offer the appointment as servicer of the trust to the primary backup servicer. Within 5 days of such notice, the primary backup servicer will notify the issuer trustee whether it will accept such appointment.

         If the primary backup servicer accepts the issuer trustee's appointment as servicer, then the primary backup servicer will act as servicer of the trust from the date of appointment until such time as the primary backup servicer is removed or retires in accordance with the primary backup servicer agreement. The issuer trustee cannot appoint the primary backup servicer as servicer unless the rating agencies have confirmed in writing to the issuer trustee that such appointment will not have an adverse effect on the credit ratings of the notes.

         Once the primary backup servicer has been appointed, it will be bound by and must observe the rights, obligations and discretions conferred on the servicer under the investment management agreement as if it were named in the investment management agreement as the original servicer. Upon the appointment of the primary backup servicer as servicer, Interstar Securities (Australia) Pty Limited will immediately provide to the primary backup servicer all accounts, books, documents, records or other property relating to the trust which are in its possession or control. The issuer trustee will promptly arrange to provide the primary backup servicer with such accounts or information relating to the trust which are in the possession or control of the issuer trustee to enable the primary backup servicer to fulfill its duties, obligations and discretions as servicer. The issuer trustee may remove the primary backup servicer as servicer after providing the primary backup servicer with written notice and in accordance with the provisions of the investment management agreement.

         Prior to its appointment as servicer, the primary backup servicer will be entitled to receive a backup servicer standby fee from the servicer as agreed from time to time between the servicer and the primary backup servicer and notified to the issuer trustee. In the event that the servicer fails to pay the primary backup servicer the backup servicer standby fee, then subject to the primary backup servicer giving written notice to the issuer trustee, the issuer trustee can deduct such amount from any amount payable to the servicer as a servicer's fee. After its appointment as servicer, the primary backup servicer will be entitled to receive the servicer's fee.

         If the primary backup servicer is unable or declines the issuer trustee's offer to be appointed as servicer, the issuer trustee will have the option to appoint the secondary backup servicer as servicer under the secondary backup servicer agreement.

         The primary backup servicer agreement will be governed by the laws of the State of Victoria.

THE SECONDARY BACKUP SERVICER AGREEMENT

         The issuer trustee, the secondary backup servicer and the servicer have entered into the secondary backup servicer agreement. The provisions of the secondary backup servicer agreement are similar to the provisions described above in the primary backup servicer agreement, except that the secondary backup servicer is obliged to become servicer at the request of the issuer trustee. The secondary backup servicer agreement will be governed by the laws of the State of Victoria.

                                  THE SERVICER

SERVICING OF HOUSING LOANS

         Under the investment management agreement, Interstar Securities (Australia) Pty Limited has been appointed as the initial servicer of the housing loans. The day to day servicing of the housing loans will be performed by the servicer at its head office in Melbourne. Servicing procedures include managing customer inquiries, monitoring compliance with the loan features and rights applicable to these loans, and the arrears management of delinquent loans. See "Description of the Transaction Documents -- The Investment Management Agreement".

COLLECTION AND ENFORCEMENT PROCEDURES

         Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. Interstar Securities (Australia) Pty Limited gives credit to repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

         When a housing loan is 1 day delinquent, it is identified in the mortgage service system. At the close of business on the last business day of the month each delinquent account is transferred to the collection system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow-up.

         The collection system allocates overdue loans to designated collection officers at close of business on the third business day of each month.

         Actions taken by the servicer in relation to delinquent accounts will vary depending on the following elements and, if applicable, with the input of the mortgage insurer:

          o    arrears history;

          o    loan size;

          o    equity in the property -- LVR; and

          o arrangements made with the borrower to clear arrears and maintain future minimum installments while arrears exist.

         If satisfactory arrangements cannot be made to rectify a delinquent housing loan, the servicer will instruct a panel solicitor to issue legal notices and institute recovery action by enforcing the mortgage security. Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

          o    guarantees;

          o    government assistance schemes;

          o    mortgagee sale; and

          o    claims on mortgage insurance.

         It should be noted that Interstar Securities (Australia) Pty Limited reports all actions that it takes on overdue housing loans to its respective mortgage insurer in accordance with the terms of the mortgage insurance policies.

COLLECTION AND FORECLOSURE PROCESS

         Subject to the paragraph below, when a housing loan is 90 days delinquent, a letter of demand is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. If a response has not been received within 15 days of the letter of demand, instructions are sent to Interstar Securities (Australia) Pty Limited's panel solicitor to commence recovery action by issuing the relevant default notices pursuant to the registered mortgage and statutory time allowed in that state or territory.

         Recovery action continues until such time as the borrower pays the amount noted in the default notices, plus interest, legal fees etc., or vacant possession of the security property is obtained. If a borrower does not respond to any of the notices issued or served upon him or her, vacant possession may be obtained within 45 days of issuing the letter of demand.

         For housing loans:

          o    with an original loan balance in excess of A$300,000; or

          o which, based on the characteristics of the borrower, the loan-to-value ratio and payment history, the servicer determines to have a particular risk profile,

the servicer will issue a letter of demand when the loan is 30 days delinquent.

         These time frames assume that the borrower has taken no action to remedy the default.

         Upon gaining possession of the security property, two marketing appraisals and an updated valuation are requested, with one of the marketing appraisals selected to market and sell the property via auction or private treaty. A reserve price/list price is determined with reference to the marketing appraisals and valuation. Once a figure has been reached, this is submitted to the mortgage insurer for approval. After the security property is sold and funds received and an outstanding loan balance remains, a claim for the shortfall is submitted to the mortgage insurer for processing.

         It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant State or Territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

         The arrears and security enforcement procedures may change over time as a result of business changes, or legislative and regulatory changes.

SERVICER DELINQUENCY EXPERIENCE

The table below summarizes the delinquency and foreclosure experience of housing loans serviced by Interstar Securities (Australia) Pty Limited.


                             INTERSTAR MORTGAGE BACKED PROGRAM -- TOTAL PORTFOLIO HISTORICAL DELINQUENCIES

                     MARCH 31        SEPTEMBER 30        MARCH 31         SEPTEMBER 30        MARCH 31           SEPTEMBER 30
PORTFOLIO AT:          1998              1998              1999              1999              2000                 2000
----------------- ----------------  ---------------- ----------------- ------------------ ----------------- ------------------
Outstanding
Balance......    $1,096,782,349.81 $1,258,820,846.88 $1,500,609,532.07 $1,968,607,661.73  $2,609,611,105.11  $3,344,250,484.60
Number of Loans
Outstanding..                8,112             9,440            11,328            14,498             18,579             23,091
Percentage of
    Delinquent
Loans*
31 - 60 Days.                 0.38%             0.40%             0.55%             0.54%              0.43%              0.35%
61 - 90 Days.                 0.20%             0.23%             0.38%             0.31%              0.24%              0.16%
91 Days Plus.                 0.12%             0.17%             0.18%             0.15%              0.13%              0.10%
                  ------------------ ----------------- ----------------- ----------------- ------------------ ------------------
Total
Delinquencies
     over 30
Days.........                 0.70%             0.80%             1.11%             1.00%              0.80%              0.61%
                  ================== ================= ================= ================= ================== ==================



                     MARCH 31           SEPTEMBER 30          MARCH 31         SEPTEMBER 30
PORTFOLIO AT:          2001                 2001                2002              2002
----------------- ------------------- ------------------ ------------------ ------------------
Outstanding
Balance......      $4,020,835,770.89  $4,820,490,560.20   $5,864,319,193.21   $7,436,170,410.31
Number of Loans
Outstanding..                 27,406             32,114              38,133              46,825
Percentage of
    Delinquent
Loans*
31 - 60 Days.                   0.33%              0.28%               0.40%               0.58%
61 - 90 Days.                   0.14%              0.12%               0.19%               0.18%
91 Days Plus.                   0.06%              0.06%               0.10%               0.12%
                  -------------------  ------------------  ------------------ ------------------
Total
Delinquencies
     over 30
Days.........                   0.53%              0.46%               0.70%              0.89%
                  =================== ===================  ================== ==================





                                     MARCH 31      SEPTEMBER 30     MARCH 31    SEPTEMBER 30     MARCH 31     SEPTEMBER 30
SIX MONTH PERIOD ENDING:               1998            1998           1999          1999           2000           2000
                                    ------------   -------------   -----------  ------------    ------------  ------------
Loan Losses as a % of Total
    Outstanding Balance**.........      0.00%           0.00%         0.00%          0.00%          0.00%         0.00%
                                   ============== =============== ============= ============== ============== =============



                                     MARCH 31     SEPTEMBER 30     MARCH 31     SEPTEMBER 30
SIX MONTH PERIOD ENDING:               2001           2001           2002           2002
                                    -----------  --------------   ----------    -------------
Loan Losses as a % of Total
    Outstanding Balance**.........      0.00%          0.00%         0.00%           0.00%
                                   ============== ============== ============= ===============

-----------------------

*    Totals may not sum exactly due to rounding

**   Net loss after any claim under Mortgage Insurance

     There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown in the preceding table represent the delinquency and foreclosure experience for the total residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans in the pool. Moreover, if the real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the housing loan pool.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the US$ notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

         The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal and the amount and timing of redraws on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

         Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

          o    refinancing by borrowers with other financiers;

          o receipt by the issuer trustee of enforcement proceeds due to a borrower having defaulted on its housing loan;

          o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

          o repurchase of the housing loans by a seller as a result of a breach by it of certain representations;

          o repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

          o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; or

          o receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either:

               o    repurchased by a seller under its right of first refusal; or

               o    sold to a third party.

         Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

          o    the degree to which a note is purchased at a discount or premium;
               and

          o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

         A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES

         The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each U.S. dollar in respect of principal repayable under the note is reduced to zero. Prepayments of principal of the mortgage loans will tend to shorten the weighted average life of the US$ notes, while redraws will tend to extend the weighted average life of the US$ notes.

         Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

         The following table is based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. None of the sellers nor the trust manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

         The following table is based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the table. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the table indicates.

         The following tables were prepared based on the characteristics of the housing loan pool as described in "Description of the Assets of the Trust" expected to be acquired by the issuer trustee and the following additional assumptions:

          o the initial cut-off date is the close of business on February 14, 2003;

          o    closing date for the notes is February 20, 2003;

          o on the closing date the issuer trustee will purchase housing loans with an aggregate principal balance of A$1,322,537,613;

          o housing loans will be purchased by the issuer trustee during the pre-funding period with an aggregate amount of A$44,095,555 and will be purchased in full on March 20, 2003;

          o the characteristics of the housing loans purchased during the pre-funding period will have the same blended loan characteristics as the housing loan pool described in "Description of the Assets of the Trust", save for its total size;

          o payments on the US$ notes are made on each quarterly payment date, regardless of the day on which payment actually occurs, commencing in May 20, 2003, and are made in accordance with the priorities described in this prospectus;

          o the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

          o the scheduled payments of principal and interest on the housing loans will be paid monthly and will be timely delivered on the fifteenth day of each month, with no defaults or arrears;

          o there are no redraws, principal increases, substitutions or payment holidays with respect to the housing loans and, accordingly, no Class A1 notes will be issued;

          o housing loans bearing a variable rate of interest maintain the rate set as at December 13, 2002;

          o borrowers in relation to any interest only housing loans in the portfolio are assumed to pay no principal for a period of five years and will pay principal and interest thereafter;

          o Liquid Authorized Investments are maintained at the Prescribed Minimum Level throughout the life of the notes and the Prescribed Minimum Level at any time is 1% of the then current sum of the outstanding Principal Amount of the Class B2 notes, the Class A2 A$ Equivalent of the outstanding Principal Amount of the Class A2 notes and the Class B1 A$ Equivalent of the outstanding Principal Amount of the Class B1 notes;

          o all prepayments are received on the fifteenth day of each month and include the full month's interest on the prepayment;

          o principal collections are distributed according to the rules of distribution set forth in this prospectus;

          o    all payments under the swaps are made as scheduled;

          o    the Threshold Requirements are met;

          o the trust manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except, with respect to the line titled "Weighted Average Life -- To Earlier of Clean Up Call and Step-Up and Call (Years)", in respect of which the trust manager exercises its right to redeem the notes on the earlier to occur of the Step-Up Margin Date and the quarterly payment date on which the total outstanding principal amount of all notes in all classes does not exceed 10% of the initial principal amount of all notes;

          o    the exchange rate is US$0.5842=A$1.0000.

         It is not likely that the housing loans will pay at any constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the assumed weighted average remaining term to maturity as described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

         In the following tables, the percentages have been rounded to one decimal place and the weighted average life of a class of notes is determined by the following three step process:

          o multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

          o    summing the results, and

          o dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

   PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS A2 NOTES AT
             THE FOLLOWING PERCENTAGES OF CONSTANT PREPAYMENT RATE*

DATE                                       0.0%       10.0%       15.0%      17.5%       20.0%      25.0%       30.0%
----                                       ----       -----       -----      -----       -----      -----       -----
Closing Date.......................      100.0%     100.0%      100.0%     100.0%      100.0%     100.0%      100.0%
February 20, 2004..................       99.2%      89.3%       84.4%      81.9%       79.4%      74.5%       69.5%
February 20, 2005..................       98.4%      79.8%       71.2%      67.0%       63.0%      55.4%       48.3%
February 20, 2006..................       97.6%      71.2%       60.0%      54.8%       50.0%      41.2%       33.5%
February 20, 2007..................       96.7%      63.5%       50.5%      44.8%       39.6%      30.6%       23.2%
February 20, 2008..................       95.6%      56.5%       42.5%      36.6%       31.4%      22.7%       16.1%
February 20, 2009..................       93.8%      49.9%       35.4%      29.6%       24.6%      16.7%       11.1%
February 20, 2010..................       91.9%      44.0%       29.5%      23.9%       19.3%      12.3%        7.6%
February 20, 2011..................       89.9%      38.7%       24.5%      19.3%       15.1%       9.0%        5.2%
February 20, 2012..................       87.7%      34.0%       20.3%      15.5%       11.8%       6.6%        3.5%
February 20, 2013..................       85.3%      29.8%       16.8%      12.5%        9.2%       4.8%        2.4%
February 20, 2014..................       82.9%      26.0%       13.9%      10.0%        7.1%       3.5%        1.6%
February 20, 2015..................       80.2%      22.7%       11.4%       8.0%        5.5%       2.5%        1.1%
February 20, 2016..................       77.4%      19.7%        9.4%       6.3%        4.3%       1.8%        0.8%
February 20, 2017..................       74.3%      17.0%        7.6%       5.0%        3.3%       1.3%        0.5%
February 20, 2018..................       71.1%      14.6%        6.2%       4.0%        2.5%       1.0%        0.3%
February 20, 2019..................       67.7%      12.5%        5.0%       3.1%        1.9%       0.7%        0.2%
February 20, 2020..................       64.0%      10.7%        4.0%       2.4%        1.4%       0.5%        0.1%
February 20, 2021..................       60.1%       9.0%        3.2%       1.9%        1.1%       0.3%        0.1%
February 20, 2022..................       55.9%       7.6%        2.5%       1.4%        0.8%       0.2%        0.1%
February 20, 2023..................       51.4%       6.3%        2.0%       1.1%        0.6%       0.2%        0.0%
February 20, 2024..................       46.7%       5.1%        1.5%       0.8%        0.4%       0.1%        0.0%
February 20, 2025..................       41.6%       4.1%        1.2%       0.6%        0.3%       0.1%        0.0%
February 20, 2026..................       36.2%       3.2%        0.9%       0.4%        0.2%       0.0%        0.0%
February 20, 2027..................       30.5%       2.4%        0.6%       0.3%        0.1%       0.0%        0.0%
February 20, 2028..................       24.3%       1.7%        0.4%       0.2%        0.1%       0.0%        0.0%
February 20, 2029..................       17.9%       1.2%        0.3%       0.1%        0.1%       0.0%        0.0%
February 20, 2030..................       11.3%       0.7%        0.1%       0.1%        0.0%       0.0%        0.0%
February 20, 2031..................        4.7%       0.2%        0.0%       0.0%        0.0%       0.0%        0.0%
February 20, 2032..................        0.0%       0.0%        0.0%       0.0%        0.0%       0.0%        0.0%

Weighted Average Life -
To earlier of Clean Up Call and
Step-Up and Call (Years)...........        6.79       4.89        4.16       3.85        3.56       3.06        2.62
To Maturity (Years)................       18.97       7.83        5.66       4.93        4.34       3.46        2.85


-----------
*Totals may not sum exactly due to rounding.

   PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS B1 NOTES AT
             THE FOLLOWING PERCENTAGES OF CONSTANT PREPAYMENT RATE*

              DATE                        0.0%       10.0%       15.0%      17.5%       20.0%      25.0%       30.0%
              ----                        ----       -----       -----      -----       -----      -----       -----
Closing Date.......................      100.0%     100.0%      100.0%     100.0%      100.0%     100.0%      100.0%
February 20, 2004...................      99.2%      89.3%       84.4%      81.9%       79.4%      74.5%       69.5%
February 20, 2005...................      98.4%      79.8%       71.2%      67.0%       63.0%      55.4%       48.3%
February 20, 2006...................      97.6%      71.2%       60.0%      54.8%       50.0%      41.2%       33.5%
February 20, 2007...................      96.7%      63.5%       50.5%      44.8%       39.6%      30.6%       23.2%
February 20, 2008...................      95.6%      56.5%       42.5%      36.6%       31.4%      22.7%       16.1%
February 20, 2009...................      93.8%      49.9%       35.4%      29.6%       24.6%      16.7%       11.1%
February 20, 2010...................      91.9%      44.0%       29.5%      23.9%       19.3%      12.3%        7.6%
February 20, 2011...................      89.9%      38.7%       24.5%      19.3%       15.1%       9.0%        5.2%
February 20, 2012...................      87.7%      34.0%       20.3%      15.5%       11.8%       6.6%        3.5%
February 20, 2013...................      85.3%      29.8%       16.8%      12.5%        9.2%       4.8%        2.4%
February 20, 2014...................      82.9%      26.0%       13.9%      10.0%        7.1%       3.5%        1.6%
February 20, 2015...................      80.2%      22.7%       11.4%       8.0%        5.5%       2.5%        1.1%
February 20, 2016...................      77.4%      19.7%        9.4%       6.3%        4.3%       1.8%        0.8%
February 20, 2017...................      74.3%      17.0%        7.6%       5.0%        3.3%       1.3%        0.5%
February 20, 2018...................      71.1%      14.6%        6.2%       4.0%        2.5%       1.0%        0.3%
February 20, 2019...................      67.7%      12.5%        5.0%       3.1%        1.9%       0.7%        0.2%
February 20, 2020...................      64.0%      10.7%        4.0%       2.4%        1.4%       0.5%        0.1%
February 20, 2021...................      60.1%       9.0%        3.2%       1.9%        1.1%       0.3%        0.1%
February 20, 2022...................      55.9%       7.6%        2.5%       1.4%        0.8%       0.2%        0.1%
February 20, 2023...................      51.4%       6.3%        2.0%       1.1%        0.6%       0.2%        0.0%
February 20, 2024...................      46.7%       5.1%        1.5%       0.8%        0.4%       0.1%        0.0%
February 20, 2025...................      41.6%       4.1%        1.2%       0.6%        0.3%       0.1%        0.0%
February 20, 2026...................      36.2%       3.2%        0.9%       0.4%        0.2%       0.0%        0.0%
February 20, 2027...................      30.5%       2.4%        0.6%       0.3%        0.1%       0.0%        0.0%
February 20, 2028...................      24.3%       1.7%        0.4%       0.2%        0.1%       0.0%        0.0%
February 20, 2029...................      17.9%       1.2%        0.3%       0.1%        0.1%       0.0%        0.0%
February 20, 2030...................      11.3%       0.7%        0.1%       0.1%        0.0%       0.0%        0.0%
February 20, 2031...................       4.7%       0.2%        0.0%       0.0%        0.0%       0.0%        0.0%
February 20, 2032...................       0.0%       0.0%        0.0%       0.0%        0.0%       0.0%        0.0%

Weighted Average Life -
To earlier of Clean Up Call and
Step-Up and Call (Years)............       6.79       4.89        4.16       3.85        3.56       3.06        2.62
To Maturity (Years).................      18.97       7.83        5.66       4.93        4.34       3.46        2.85

-------------
*Totals may not sum exactly due to rounding.

                                 USE OF PROCEEDS

         The proceeds from the sale of the US$ notes, after being exchanged pursuant to the currency swaps, will amount to A$[___________] and will be used by the issuer trustee, in most part, to acquire from each seller that seller's beneficial interest in the housing loans and related mortgages, to make a deposit in the prefunding account and to acquire Liquid Authorized Investments. See "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date" and "Description of the US$ Notes -- Application of Mortgage Principal Repayments and Liquid Authorized Investments to Available Income".

                       LEGAL ASPECTS OF THE HOUSING LOANS

         The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory of Australia. Laws may differ between such States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.

GENERAL

         There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority.

NATURE OF HOUSING LOANS AS SECURITY

         There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title". The housing loans in the proposed housing loan pool are all secured by Torrens title land.

         TORRENS TITLE land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory of Australia. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

         Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

         Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold".

STRATA TITLE

         STRATA TITLE is an extension of the Torrens system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings, commonly referred to as apartment units or strata lots, which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory of Australia in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block.

         Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

         All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

       o cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

       o where it involves residential property, is subject to a nominal rent of A$0.05 per annum on demand.

         As with Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government.

         In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

         Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

         The law relating to the granting of security over real property is made complex by the fact that each State and Territory of Australia has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

         Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

         In most States and Territories of Australia, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

         In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

         Once the mortgagor has repaid the loan, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

ENFORCEMENT OF REGISTERED MORTGAGES

         Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all monies under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

         o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

         o The mortgagee may, in limited circumstances, lease the property to third parties.

         o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can only look to the value of the property for satisfaction of the debt.

         o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

         o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

         A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

         Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 of

Australia, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

         The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

BANKRUPTCY

         The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

     o        the disposition was made to defraud creditors; or

     o the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

         The insolvency of a company is governed by the Corporations Act 2001 of Australia. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

     o when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

     o within a prescribed period prior to the commencement of the winding up of the company.

ENVIRONMENTAL

         Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

         Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

         Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

         The current transaction is designed to mitigate insolvency risk. For example, the assignment of the beneficial interest of each seller in the housing loans to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of each seller in the event of an insolvency of that seller. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

         If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of the trust, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents -- The Security Trust Deed -- Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents -- The Security Trust Deed -- Priorities Under the Security Trust Deed". If the proceeds from enforcement of the security trust deed are not sufficient to redeem the US$ notes in full, some or all of the US$ noteholders will incur a loss.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

         Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

CONSUMER CREDIT LEGISLATION

         The majority of the housing loans are regulated by the Consumer Credit Legislation. Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

         o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

         o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

         o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

         o     obtain an order for a civil penalty; or

         o obtain additional restitution or compensation in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

         Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes.

         At the time the issuer trustee acquires the beneficial interest in the housing loans, the trust manager and the servicer represent and warrant that the housing loans and related mortgages complied in all material respects with the Consumer Credit Legislation at the applicable cut-off date. Under the investment management agreement, the servicer has undertaken to comply with the Consumer Credit Legislation in connection with servicing the housing loans and related mortgages.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

         The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the US$ notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the CODE), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the Internal Revenue Service. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw, special United States federal tax counsel for the trust manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the Internal Revenue Service about any of the United States federal income tax consequences we discuss, and we cannot assure you that the Internal Revenue Service will not take contrary positions.

         Mayer, Brown, Rowe & Maw has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss the material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the US$ notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the US$ notes by investors that are given special treatment under the United States federal income tax laws, including:

         o     banks and thrifts;

         o     insurance companies;

         o     regulated investment companies;

         o     dealers in securities;

         o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security", "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

         o     foreign investors, except as specifically set forth below;

         o     trusts and estates; and

         o pass-through entities, the equity holders of which are any of the foregoing.

         Additionally, the discussion regarding the US$ notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the US$ notes as "capital assets" within the meaning of Section 1221 of the Code.

         It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the US$ notes, including the advisability of making any election discussed under "--Market Discount".

         The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the trust manager that the trust does not and will not have an office in the United States, the trust does not and will not avail itself of the office of an agent in the United States, and the trust is not conducting, and will not conduct, either directly or through an agent, any activities in the United States, other than in connection with its issuance of the US$ notes, in the opinion of Mayer, Brown, Rowe & Maw, the issuer trustee and the trust will not be subject to United States federal income tax.

         In the opinion of Mayer, Brown, Rowe & Maw, special tax counsel for the trust manager, the US$ notes will be characterized as debt for United States federal income tax purposes. Each US$ noteholder, by acceptance of a US$ note, agrees to treat the notes as indebtedness.

         The discussion below assumes that all payments on the US$ notes are denominated in U.S. dollars and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the US$ notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount. Under the OID Regulations, a US$ note will be considered issued with original issue discount if its "stated redemption price at maturity" exceeds its "issue price" (i.e., the price at which a substantial portion of the US$ notes is first sold (not including sales to the Underwriters)). In general, a US$ note's "stated redemption price at maturity" is the sum of all payments to be made on the US$ note other than payments of "qualified stated interest." Further, if the US$ notes have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

INTEREST INCOME ON THE US$ NOTES

         Based on the above assumption, except as discussed below, Mayer, Brown, Rowe & Maw is of the opinion that you will be required to report as ordinary interest income, the stated interest and original issue discount, if any, on the US$ notes you hold in accordance with your method of tax accounting. Under the OID Regulations, if you hold a US$ note issued with a de minimis amount of original issue discount, you must include this original issue discount in income, on a pro rata basis, as principal payments are made on the note. If you purchase a US$ note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

SALE OF NOTES

         Mayer, Brown, Rowe & Maw is of the opinion that if you sell a US$ note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the US$ note. Your adjusted tax basis in a note will equal your cost for the US$ note, decreased by any amortized premium and any payments other than interest made on the US$ note and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the US$ note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus US$3,000 of other United States income.

MARKET DISCOUNT

         In the opinion of Mayer, Brown, Rowe & Maw, you will be considered to have acquired a US$ note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

         In the case of a sale or other disposition of a US$ note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         In the case of a partial principal payment of a US$ note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the US$ notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory Conference Committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

         o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

         o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated
         interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

         Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a US$ note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

         Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

         Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

         In the opinion of Mayer, Brown, Rowe & Maw, you will generally be considered to have acquired a US$ note at a premium if your tax basis in the note exceeds the remaining Principal Amount of the note. In that event, if you hold a US$ note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the US$ notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

         Mayer, Brown, Rowe & Maw is of the opinion that, backup withholding taxes will be imposed on payments to you of interest paid, and original issue discount accrued, if any, on the US$ notes if, upon issuance, you fail to supply the trust manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding tax rate of 30%, in effect for payments made during the years 2002 and 2003, will be reduced to 29% for payments made during the years 2004 and 2005, and 28% for payments made during the years 2006 through 2010. For payments made after 2010, the backup withholding tax rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the Internal Revenue Service by the trust manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the US$ notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

         A foreign investor generally will be exempt from backup withholding and information reporting requirements, assuming payments on the US$ notes are otherwise exempt from United States federal income tax, provided that such foreign investor complies with certain certification and identification procedures in order to prove its exemption. In order for a foreign investor to prove its exemption, such foreign investor should submit the appropriate Internal Revenue Service Form W-8, attesting to such foreign investor's foreign status. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, such an exemption.

                             AUSTRALIAN TAX MATTERS

         The following is a summary of the material Australian tax provisions relevant to this transaction. We suggest that you consult your Australian tax advisors in relation to their investment in the notes.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

         Under existing Australian tax law, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax, on payments of interest or amounts in the nature of interest other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes. A premium on redemption is currently accepted by the Australian Taxation Office (ATO) as an amount in the nature of interest for this purpose.

         Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the TAX ACT), an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

         These conditions are:

         o the issuer trustee is a company that is a resident of Australia when it issues the notes and when interest, as defined in section 28A(1AB) of the Tax Act, is paid; and

         o the notes, or a global bond or note or interests in such a global bond or note, are issued in a manner which satisfies the public offer test as prescribed under section 128F of the Tax Act.

         It is the issuer trustee's intention to issue the notes and interests in the global notes in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Tax Act.

         This withholding tax exemption will not apply where, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the notes, or an interest in the notes, was being or would later be acquired, either directly or indirectly, by an associate of the issuer trustee, within the meaning of section 128F(9) of the Tax Act, other than in the capacity of a dealer, manager or underwriter in relation to a placement of the notes. However, the Australian government on September 19, 2002 tabled in parliament as Taxation Laws Amendment Bill (No. 6) 2002, legislation effective from August 29, 2001, to treat interest payments to the following associates as being eligible for the exemption if the issue of the debenture otherwise satisfies the requirements of section 128F:

         o an Australian resident that does not acquire the debenture in carrying on business at or through a permanent establishment in a country outside Australia;

         o an Australian resident that acquires the debenture in carrying on business at or through a permanent establishment in a country outside Australia if the interest is received in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme;

         o a non-resident that acquires the debenture in carrying on business at or through a permanent establishment in Australia; and

         o a non-resident that acquires the debenture in carrying on business outside Australia if the interest is received in the capacity of a clearing house, paying agent, custodian or funds manager.

         If the requirements for exemption under section 128F of the Tax Act are met with respect to the notes, payments of principal, interest and any premium made to a holder of the notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

         Subject to certain statutory exceptions, tax will be deducted, at the highest marginal tax rate plus medicare levy, from payments to resident noteholders who do not provide the trustee with a tax file number or Australian Business Number pursuant to the "Pay-As-You-Go" provisions of the tax legislation.

NOTE TRANSFERS

         A noteholder may be subject to taxation in respect of any gain made on the transfer of notes. The specific taxation implications in respect of the transfer depends on the nature of the gain which will vary as between noteholders. Broadly, the taxation consequences will depend on whether noteholders own the notes on revenue or capital account.

         Noteholders should seek their own advice in relation to the specific taxation consequences of the transfer of their notes.

         In addition, noteholders should also seek their own advice regarding the goods and services tax (GST) implications of the transfer of their notes.

PROFIT ON SALE BY NON-RESIDENT NOTEHOLDERS

         Under existing Australian law, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:

         o the notes are not held as part of a business carried on, at or through a permanent establishment in Australia; and

         o     the profits do not have an Australian source.

         The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

         There are however specific withholding tax rules that may apply to treat a portion of the sale price of notes as interest for withholding tax purposes. They are as follows:

         o under section 128AA of the Tax Act, where a security is sold and the transfer price exceeds the issue price, the excess is deemed to be interest which may be subject to interest withholding tax. Under the existing rules, it is unclear whether the profit on sale would trigger an interest withholding tax obligation, even if the notes are issued in accordance with section 128F. The Australian government on September 19, 2002 tabled in parliament as Taxation Laws Amendment Bill (No. 6) 2002, legislation that clarifies the relationship between section 128AA and 128F to exempt from interest withholding tax deemed interest under section 128AA where that interest would have been exempt under section 128F. This amendment is expected to apply to transfers that occur on or after August 29, 2001; or

         o notes that are sold to an Australian resident in connection with a "washing arrangement" as defined in the Tax Act, where the issue of notes are not covered by the exception in section 128F.

GOODS AND SERVICES TAX

         The goods and services tax regime was introduced in Australia from July 1, 2000.

         The GST is a transactions tax and accordingly may impact various transactions in which the issuer trustee is involved. Broadly, the impact of the GST regime will depend on the type of supply made by the issuer trustee.

         Where the supply by the issuer trustee is a "taxable supply", the issuer trustee will have to remit GST equal to 1/11th of the total consideration received for the supply to the ATO. The issuer trustee can obtain full input tax credits for GST paid on things acquired to make the taxable supply.

         Where the supply by the issuer trustee is a "GST free supply", the issuer trustee does not remit GST on the supply to the ATO. The issuer trustee can obtain full input tax credits for GST paid on things acquired to make the GST free supply.

         Where the supply by the issuer trustee is an "input taxed supply", which includes financial supplies, the issuer trustee is not required to remit GST on the supply. The issuer trustee is generally not entitled to input tax credits for GST paid on things acquired to make input taxed supplies. In some circumstances, however, "reduced input tax credits" may be available.

         On the basis of the current GST legislation, the issue of the notes would constitute either a financial supply or a GST-free supply depending on the status of the noteholders. In either case GST is not charged in respect of the supply. Payments made to noteholders would not constitute a separate supply for GST purposes.

         The acquisition of notes by a noteholder may, in certain circumstances, be considered by the Australian commissioner of taxation to constitute the making of a financial supply by the noteholder. This is based on a view expressed by the Australian commissioner of taxation in

Ruling GSTR 2002/2. In any event, this will not give rise to a liability for GST on the part of noteholders but may affect their entitlement to input tax credits on acquisitions which relate to acquiring notes. Noteholders should seek their own advice in relation to the GST treatment of the notes.

FIXED-FLOATING RATE SWAP AND GST

         Where the fixed-floating rate swap provider is an Australian resident, the GST implications under current Australian law are as follows:

         o the exchange of fixed interest rate obligations for floating interest rate obligations by the issuer trustee would constitute a financial supply. Accordingly, the issuer trustee would not be obliged to remit GST to the ATO and would not be entitled to claim full input tax credits in relation to the costs associated with making the supply (although the issuer trustee may be entitled to claim a reduced input tax credit); and

         o the exchange of floating interest rate obligations for fixed interest rate obligations by the fixed-floating rate swap provider would also constitute a financial supply.

         Where the fixed-floating rate swap provider is not an Australian resident, the GST implications under current Australian law are as follows:

         o the supply of fixed interest rate obligations for floating interest rate obligations by the issuer trustee to the non-resident fixed- floating rate swap provider, constitutes a GST-free supply. Accordingly, the issuer trustee is not required to remit GST to the ATO, however, the issuer trustee is entitled to claim input taxed credits in relation to the costs associated with making this supply; and

         o the supply of floating interest rate obligations for fixed interest rate obligations by the non-resident fixed-floating rate swap provider to the issuer trustee has no impact for GST purposes.

CURRENCY SWAPS AND GST

         Where the currency swap provider is an Australian resident, the GST implications under current Australian law are as follows:

         o the exchange of currency denominations by the issuer trustee would constitute a financial supply. Accordingly, the issuer trustee would not be obliged to remit GST to the ATO and would not be entitled to claim full input tax credits in relation to the costs associated with making the supply (although the issuer trustee may be entitled to claim a reduced input tax credit); and

         o the exchange of currency denominations by the currency swap provider would also constitute a financial supply.

         Where the currency swap provider is not an Australian resident, the GST implications under current Australian law are as follows:

         o the supply of currency denominations by the issuer trustee to the non-resident currency swap provider, constitutes a GST-free supply. Accordingly, the issuer trustee is not required to remit GST to the ATO, however, the issuer trustee is entitled to claim input taxed credits in relation to the costs associated with making this supply; and

         o the supply of currency denominations by the non-resident currency swap provider to the issuer trustee has no impact for GST purposes.

DEBT AND EQUITY

         Based on Australia's current taxation law, the notes on issue constitute debt. Accordingly, interest paid by the issuer trustee in respect of the notes will be tax deductible to the issuer trustee. Interest derived by Australian tax resident recipients of the notes or non-residents that hold such notes through a permanent establishment in Australia should be included in the assessable income of the recipient.

         New rules dealing with the characterisation of debt and equity for Australian taxation purposes have been enacted and have had effect from July 1, 2001.

         Broadly, the new rules have been drafted to characterise certain interests on an economic substance basis rather than according to their legal form. Interests will generally be regarded as equity where the rights and returns attaching to the interests are contingent on the economic performance of the entity, the right or the amount of the return is at the discretion of the entity, or where the interest is convertible to equity. Interests which impose an effective non-contingent obligation of an issuer to return to the investor an amount at least equal to the amount invested will be characterised as debt.

         The notes on issue have the following attributes:

         o     the notes are not convertible to equity;

         o interest payable in respect of the notes is based on a specific formula; and

         o the rights attaching to the notes and the amount of the return is not subject to the discretion of the issuer trustee.

         In light of these measures, the notes issued by the issuer trustee should constitute debt.

OTHER TAXES

         No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside Australia should not be subject to Australian stamp duty.

TAXATION OF THE TRUST

         The net income of the trust for a given year of income will be determined after deducting from the assessable income of the trust any allowable deductions incurred by the trust. The assessable income will primarily be the interest income that is derived by the trust from the provision of mortgage finance. Subject to certain exceptions, the allowable deductions of the trust will primarily be the expenses which are incurred for the purpose of deriving assessable income or necessarily incurred in carrying on a business for the purpose of gaining or producing assessable income. Expenses which are capital in nature will not be allowable as deductions.

         Under the current taxation law, the net income of the trust is to be included in the assessable income of the beneficiaries of the trust who are presently entitled to the income. This will be so whether or not the income is actually paid to the unitholder, where the unitholder is presently entitled to the net income of the trust. Where the net income is paid to a unitholder, it will be assessable to the unitholder in the year to which the distribution relates notwithstanding that it may be paid in the following year of income.

         In the case of the trust, the residual income unit is held by Interstar Securities (Australia) Pty Ltd who will be presently entitled to the net income of the trust. The trust itself will not currently be liable to income tax on the net income derived by the trust.

TAX REFORM PROPOSALS

TAXATION OF TRUSTS AS COMPANIES

         Under the Review of Business Taxation recommendations it was proposed that some trusts be taxed as if they were companies as from July 1, 2001. The Australian federal government released draft legislation to implement these recommendations. The draft legislation provided that non-fixed trusts would be taxed as if they were companies. Fixed trusts, however, would not be subject to the proposed measures and would therefore retain their current taxation treatment and accordingly will continue to receive flow-through treatment. The Exposure Draft Legislation was subject to an extensive consultation process. As a result of this process, the Australian federal government resolved that the Exposure Draft Legislation involved numerous complications, therefore it has since been withdrawn.

         The Australian federal government may issue new draft rules in relation to the taxation of trusts in the future, however the form and proposed start date of these measures remain uncertain.

         In any case, the measures should in no way impact the payment to noteholders who will continue to receive their interest payments in respect of the notes issued by the issuer trust.

TAX CONSOLIDATION

         The Australian federal government has released various bills and legislation in relation to some aspects of a new tax consolidation regime to apply from July 1, 2002.

         The head company of a tax consolidated group will be liable for income tax in respect of itself and all of its wholly-owned group members. The bills and legislation provide that where, however, the head company fails to meet its income tax liabilities, each wholly-owned group member is jointly and severally liable to pay the consolidated group's income tax liabilities. Thus, there is contingent risk that the members of a consolidated group may be liable to contribute to a consolidated group's income tax liabilities.

         It is not the current intention of the issuer trustee or the trust manager that an election to consolidate the trust be made and thus there is no intention that the trust form part of a tax consolidated group. On the basis that this remains the case, then the contingent risk identified above will not arise.

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

         Interstar Securitisation Management Pty Limited is an Australian private company incorporated with limited liability under the Corporations Act 2001 of Australia. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Interstar Securitisation Management Pty Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Interstar Securitisation Management Pty Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

         o the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

         o the judgment is contrary to the public policy of the relevant Australian jurisdiction;

         o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

         o     the judgment is a penal or revenue judgment; or

         o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

         A judgment by a court may be given in some cases only in Australian dollars. Interstar Securitisation Management Pty Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Interstar Securitisation Management Pty Limited has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

         All of the directors and executive officers of Interstar Securitisation Management Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Interstar Securitisation Management Pty Limited has been advised by its Australian counsel, Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                        EXCHANGE CONTROLS AND LIMITATIONS

ANTI-TERRORISM RESTRICTIONS

         The written approval of the Australian Minister of Foreign Affairs is required for transactions involving the control or ownership of assets by persons or entities linked to terrorist activities and identified by the United Nations and the Commonwealth of Australia under the Charter of the United Nations (Anti-terrorism - Persons and Entities) List, as published from time to time in the Commonwealth Government Gazette. This includes individuals or entities linked with the Taliban, Osama bin Laden and other terrorist organizations. Transactions involving persons published in the Commonwealth Government Gazette without the permission of the Australian Minister for Foreign Affairs are a criminal offence.

PROHIBITED TRANSACTIONS

         Transactions involving the Government of Iraq or its agencies and UNITA (the United Union for the Total Independence of Angola), its senior officials and their immediate families, and individuals associated with the regime of former President of Yugoslavia Slobodan Milosevic are prohibited under the Banking (Foreign Exchange) Regulations 1959 (Cth). The Reserve Bank of Australia publishes changes to prohibited parties and variations in the restrictions on those parties from time to time in the Commonwealth Government Gazette.

TRANSACTIONS WHICH MAY BE APPROVED BY THE RESERVE BANK OF AUSTRALIA

         Transactions over A$100,000 involving the Embassy of the Federal Republic of Yugoslavia, the Consulate-General of the Federal Republic of Yugoslavia and Narodna Banka Jugoslavije (including Banque Nationale de Yugoslavie) require prior approval from the Reserve Bank of Australia.

                              ERISA CONSIDERATIONS

         Subject to the considerations discussed in this section, the US$ notes are eligible for purchase by employee benefit plans.

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

         Some transactions involving the purchase, holding or transfer of the US$ notes might be deemed to constitute prohibited transactions under ERISA and
Section 4975 of the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the notes should be treated as debt without substantial equity features for purposes of the regulation and that the notes do not constitute equity interests in the trust for purposes of the regulation. (Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described above would constitute a "substantial equity feature," the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation.) The debt characterization of the notes could change after their initial issuance if the trust incurs losses. This risk of recharacterization is enhanced for the Class B1 notes because they are subordinated to the Class A2 notes.

         However, without regard to whether the US$ notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, a backup servicer, the trust manager, the note trustee, a seller, a swap provider, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

         o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

         o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

         o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

         o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

         o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers".

         By your acquisition of a US$ note, you shall be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

         Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

         If you are a plan fiduciary considering the purchase of any of the US$ notes, you should consult your tax and legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                         LEGAL INVESTMENT CONSIDERATIONS

         The US$ notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some United States institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the US$ notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the US$ notes as legal investments for you.

                              AVAILABLE INFORMATION

         Interstar Securitisation Management Pty Limited, as trust manager, has filed with the SEC a registration statement under the United States Securities Act of 1933 (SECURITIES ACT) with respect to the US$ notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov".

                              RATINGS OF THE NOTES

         The issuance of the Class A2 notes will be conditioned on obtaining a rating of AAA by S&P and Aaa by Moody's. The issuance of the Class B1 notes and the Class B2 notes will be conditioned on obtaining a rating of AA-(CreditWatch Developing) by S&P. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the US$ notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A2 notes, the availability of income after payment of interest on the notes and the trust's expenses, the mortgage insurance policies and title insurance policies, the creditworthiness of the swap providers and the mortgage insurers and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long term debt rating is [AA+] by S&P and [Aa2] by Moody's. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

                              PLAN OF DISTRIBUTION

UNDERWRITING

         Under the terms and subject to the conditions contained in the underwriting agreement among the underwriters, the issuer trustee, the servicer and the trust manager, the issuer trustee has agreed to sell to the underwriters, and each underwriter has agreed to purchase from the issuer trustee, the class and Principal Amount of the US$ notes set forth opposite each underwriters' name in the tables below:

                                                                                          PRINCIPAL AMOUNT OF
                                                                                            CLASS A2 NOTES
                    UNDERWRITERS OF THE CLASS A2 NOTES                                          (US$)
                    ----------------------------------                                    --------------------
Barclays Capital Inc.................................................................          $[___________]
[______________________________].....................................................          $[-----------]
[______________________________].....................................................          $[-----------]
Total................................................................................          $[___________]


                                                                                          PRINCIPAL AMOUNT OF
                                                                                            CLASS B1 NOTES
                    UNDERWRITERS OF THE CLASS B1 NOTES                                           (US$)
                    ----------------------------------                                    ---------------------
Barclays Capital Inc.................................................................          $[___________]

         The underwriting agreement provides that the underwriters are obligated to purchase all of the US$ notes if any are purchased.

         The underwriters propose to offer the Class A2 notes and the Class B1 notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the principal balance of each class of US$ notes. The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other brokers and dealers. After the initial public offering, the public offering price and concessions and discounts to brokers and dealers may be changed by the representative of the underwriters.


                                                                                     SELLING             REALLOWANCE
                                                                                    CONCESSIONS            DISCOUNT
                                                                                    --------------       --------------

Class A2 notes.............................................................         [___________]       [___________]
Class B1 notes.............................................................         [___________]       [___________]



         The trust manager estimates that the out-of-pocket expenses for this
offering will be approximately US$[            ].

         The trust manager has agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

         The total underwriting discounts and commissions for the US$ notes will
be equal to U.S.$[    ]. The underwriting discounts and commissions will be paid separately by Interstar Securities (Australia) Pty Limited and not from the proceeds of the issuance of the US$ notes.

         The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

         o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

         o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

         o Syndicate covering transactions involve purchases of the US$ notes in the open market after the distribution has been completed in order to cover syndicate short positions;

         o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the US$ notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the US$ notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

         In the ordinary course of its business, the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with the trust manager and its affiliates.

OFFERING RESTRICTIONS

THE UNITED KINGDOM

         The US$ notes have only been offered or sold and will only be offered or sold in or from the United Kingdom: (a) to persons (i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses; or
(ii) to persons who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses; or (iii) otherwise in circumstances that have not resulted and will not result in an offer to the public under the Public Offers of Securities Regulations 1995 (as amended); and (b) in compliance with all applicable provisions of the Financial Services and Markets Act 2000 (FISMA), and rules and regulations made thereunder with respect to anything done in relation to the US$ notes in, from or otherwise involving the United Kingdom. Any invitation or inducement to engage in investment activity, within the meaning of Section 21 of FISMA, will only be communicated or caused to be communicated in circumstances when Section 21 of FISMA does not apply, including to persons exempted as investment professionals under Article 19 or to high net worth persons under
Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended.

         Neither this prospectus nor the US$ notes have been, or will be, available to other categories of persons in the United Kingdom and no-one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus. The transmission of this prospectus to any person in the United Kingdom other than the categories stated above is unauthorized and may contravene FISMA.

AUSTRALIA

         No offering circular, prospectus or other disclosure document in relation to any notes has been lodged with the Australian Securities and Investments Commission. The US$ notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has agreed that it:

         o has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold the US$ notes;

         o will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the US$ notes; and

         o has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

in Australia, its territories or possessions unless:

         o the amount payable for the US$ notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000, or its equivalent in another currency -- disregarding amounts, if any, lent by the issuer trustee or other person offering the notes or any associate of them -- or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 of Australia;

         o the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission; and

         o the US$ notes will not be acquired by an associate of the issuer trustee within the meaning of section 128F of the Tax Act, other than in the capacity of a dealer, trust manager or underwriter in relation to a placement of the US$ notes, as identified on a list provided by the trust manager.

         In addition, each underwriter has agreed that, in connection with the primary distribution of the US$ notes, it will not sell any US$ notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect that, as a result of such sale, such US$ notes or any interest in such US$ notes were being, or would later be acquired, directly or indirectly, by an associate of the issuer trustee for the purposes of section 128F of the Tax Act.

         Each underwriter has agreed that it must offer the US$ notes for which they subscribe for sale within 30 days of the issue of those US$ notes. Such offer must only be by one of the following means, or a combination thereof:

         o as a result of negotiations being initiated by the underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the issuer and the price at which the US$ notes are offered for sale; or

         o by the underwriter offering those US$ notes for sale to at least 10 persons, each an investor, each of whom must be:

               o carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

               o    not known to be an associate of any of the others;

     o as a result of being accepted for listing on a stock exchange where the issuer trustee has previously entered into an agreement with the underwriter in relation to the placement of the US$ notes requiring the issuer trustee to seek such listing; or

     o to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the US$ notes in the past or as likely to be interested in acquiring US$ notes.

                               GENERAL INFORMATION

LISTING

         Applications have been made to list the US$ notes on the Australian Stock Exchange.

AUTHORIZATION

         The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the US$ notes. The issue of the US$ notes has been authorized by the resolutions of the board of directors of Perpetual Trustees Victoria Limited passed on [___________].

LITIGATION

         The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

         The US$ notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the Common Code number [__________________] and ISIN [__________].

                                  ANNOUNCEMENT

         By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

         o the US$ notes will initially be issued in the form of registered, book-entry notes and will be registered in the name of Cede & Co., as nominee of DTC;

         o in connection with the issue, DTC will confer rights in the US$ notes to the noteholders and will record the existence of those rights; and

         o as a result of the issue of the US$ notes in this manner, these rights will be created.

                                  LEGAL MATTERS

         Mayer, Brown, Rowe & Maw, New York, New York, will pass upon some legal matters with respect to the US$ notes, including the material U.S. federal income tax matters, for Interstar Securitisation Management Pty Limited. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, excluding any Australian tax matters, with respect to the US$ notes for Interstar Securitization Management Pty Limited. KPMG will pass upon the Australian tax matters with respect to the US$ notes for Interstar Securitisation Management Pty Limited. Orrick, Herrington & Sutcliffe, London, United Kingdom will act as United States legal counsel to the underwriters.

                                    GLOSSARY

ACCRUED INTEREST ADJUSTMENT.................means, in relation to a seller, the amount equal to any interest and
                                            fees accrued on the housing loans
                                            purchased from that seller up to,
                                            but excluding, the closing date and
                                            which were unpaid as of the close of
                                            business on the closing date.

AGGREGATE PRINCIPAL LOSS
    AMOUNT..................................means, in relation to a Collection
                                            Period, the aggregate amount of
                                            Principal Losses which are
                                            attributable to principal in
                                            relation to the housing loans for
                                            that Collection Period.

APPROVED BANK...............................means a bank which has a short term rating of A-1+ from S&P and P-1 from
                                            Moody's and which is approved by the
                                            trust manager in writing.

AUTHORIZED INVESTMENTS......................means any investments which at their date of acquisition are:

                                            o  housing loans secured by
                                               mortgages, those mortgages and
                                               any other related securities and
                                               rights;

                                            o  bills, promissory notes or other
                                               negotiable instruments accepted,
                                               drawn or endorsed by an Approved
                                               Bank;

                                            o  cash and/or deposits with an
                                               Approved Bank or deposits with,
                                               or the acquisition of
                                               certificates of deposit or any
                                               other debt security issued by an
                                               Approved Bank;

                                            o  loan securities issued, secured,
                                               or guaranteed by the Commonwealth
                                               of Australia or any State or
                                               Territory within the Commonwealth
                                               of Australia; and

                                            o  any mortgage-backed security
                                               issued by any entity,

                                            which satisfy the following
                                            conditions:

                                            o  unless otherwise advised in
                                               writing by each rating agency:

                                            o  each proposed investment falling
                                               within bullet points 2, 3 and 4
                                               must have a credit rating issued
                                               by S&P of A-1+ or AAA and by
                                               Moody's of P-1 or Aaa;

                                            o  each proposed investment falling
                                               within bullet point 5 must have a
                                               credit rating issued by S&P of
                                               AAA and by Moody's of Aaa;

                                            o  each proposed investment falling
                                               within bullet points 2, 3 and 4
                                               must mature by the earlier of the
                                               following dates:

                                               o  the monthly payment date
                                                  following the date on which it
                                                  was acquired; or

                                               o  such other date as the issue
                                                  trustee and the trust manager
                                                  may determine to be necessary
                                                  to enable the issuer trustee
                                                  to have sufficient cash to
                                                  meet any expenses of the trust
                                                  which may be payable prior to
                                                  that monthly payment date;

                                            o  unless the series notice
                                               otherwise provides, all
                                               Authorized Investments must be
                                               denominated in Australian
                                               currency and held in Australia;
                                               and

                                            o  all Authorized Investments must
                                               be held in the name of the issuer
                                               trustee or in the name of such
                                               other person or persons as
                                               approved by the issuer trustee
                                               from time to time.

AVAILABLE INCOME............................see page [___________].

BANK BILL RATE..............................means as at any date the rate per cent per annum being the average of
                                            the buying and selling rates for a
                                            30 day bill or, in the case of the
                                            first Interest Period for a Class B2
                                            note, the linear interpolation of
                                            the average of the buying and
                                            selling rates for [cash] and a [30]
                                            day bill, quoted on the page
                                            designated "BBSW" of the Reuters
                                            Monitor System at or about 10.30 am,
                                            Melbourne time, on that date by each
                                            person so quoting, but not less than
                                            five, and rounding the resultant
                                            figure upwards to four decimal
                                            places, provided that if in respect
                                            of any date the Bank Bill Rate
                                            cannot be determined because fewer
                                            than five persons have quoted rates
                                            or a rate is not displayed for a
                                            term equivalent to that period, then
                                            the Bank Bill Rate for that date
                                            shall mean such rate as determined
                                            by a financial advisor nominated by
                                            the trust manager or by the trust
                                            manager having regard to comparable
                                            indices then available. In the event
                                            that any such date is not a business
                                            day, then the Bank Bill Rate
                                            applicable on that date shall be
                                            deemed to be the Bank Bill Rate
                                            which is applicable on the business
                                            day next
                                            succeeding that date. A certificate
                                            signed by a financial advisor
                                            nominated by the trust manager or
                                            the trust manager certifying as to
                                            the Bank Bill Rate on any date shall
                                            be final and conclusive evidence
                                            thereof in the absence of manifest
                                            error.

BENEFIT PLAN................................means an employee benefit plan as defined in Section 3(3) of ERISA
                                            that is subject to Title I of ERISA,
                                            a plan described in Section
                                            4975(e)(1) of the Code or an entity
                                            deemed to hold plan assets of any of
                                            the foregoing by reason of an
                                            employee benefit plan's or plan's
                                            investment in the entity.

CARRYOVER CHARGE-OFF .......................see page [_____].

CHARGE-OFF..................................see page [_____].

CLASS A2 A$ EQUIVALENT......................means, in relation to an amount denominated or to be denominated in
                                            US$:

                                            o  prior to the termination of the
                                               Class A2 currency swap, the
                                               amount converted to and
                                               denominated in A$ at the rate of
                                               exchange set forth in the Class
                                               A2 currency swap for the exchange
                                               of United States dollars for
                                               Australian dollars; and

                                            o  after the termination of the
                                               Class A2 currency swap, the
                                               amount that, when converted into
                                               US$ at the then prevailing spot
                                               exchange rate in New York City
                                               for A$ purchases of US$, will
                                               equal the US$ amount owing in
                                               respect of principal or interest,
                                               as applicable, on the Class A2
                                               notes to be paid from or by
                                               reference to such amount.

CLASS A2 A$ INTEREST AMOUNT.................means, in relation to a monthly payment date, the amount in A$
                                            calculated as follows:

                                            o  on a daily basis at a rate equal
                                               at the Bank Bill Rate on that day
                                               plus a margin set forth in the
                                               Class A2 currency swap that will
                                               increase after the Step-Up Margin
                                               Date;

                                            o  on the Class A2 A$ Equivalent of
                                               the Class A2 Currency Swap
                                               Notional Amount for that monthly
                                               payment date; and

                                            o  on the basis of the actual number
                                               of days in the relevant payment
                                               period and a year of 365 days.

CLASS A2 CURRENCY SWAP NOTIONAL
   AMOUNT...................................means as follows:

                                            o  in relation to a monthly payment
                                               date which is 2 monthly payment
                                               dates immediately preceding a
                                               quarterly payment date, the
                                               aggregate Principal Amount of the
                                               Class A2 notes as at the first
                                               day of the Interest Period for
                                               that quarterly payment date;

                                            o  in relation to a monthly payment
                                               date which is 1 monthly payment
                                               date immediately preceding a
                                               quarterly payment date, an amount
                                               equal to:

                                               o  the aggregate Principal Amount
                                                  of the Class A2 notes as at
                                                  the first day of the Interest
                                                  Period for that quarterly
                                                  payment date; minus

                                               o  the Class A2 US$ Equivalent of
                                                  the amounts distributed to the
                                                  currency swap provider or the
                                                  note trustee in respect of
                                                  principal on the Class A2
                                                  notes on the immediately
                                                  preceding monthly payment
                                                  date;

                                            o  in relation to a monthly payment
                                               date which is also a quarterly
                                               payment date, an amount equal to:

                                               o  the aggregate Principal Amount
                                                  of the Class A2 notes as at
                                                  the first day of the Interest
                                                  Period for that quarterly
                                                  payment date; minus

                                               o  the Class A2 US$ Equivalent of
                                                  the amounts distributed to the
                                                  currency swap provider or the
                                                  note trustee in respect of
                                                  principal on the Class A2
                                                  notes on the two immediately
                                                  preceding monthly payment
                                                  dates.

CLASS A2 US$ EQUIVALENT.....................means, in relation to an amount denominated or to be denominated in
                                            A$:

                                            o  prior to the termination of the
                                               Class A2 currency swap, the
                                               amount converted to and
                                               denominated in US$ at the rate of
                                               exchange set forth in the Class
                                               A2 currency swap for the exchange
                                               of Australian dollars for United
                                               States dollars; and

                                            o  after the termination of the
                                               Class A2 currency swap, the
                                               amount that, when converted into
                                               A$ at the then prevailing spot
                                               exchange rate in New York City
                                               for US$ purchases of A$, will
                                               equal the A$ amount needed to be
                                               converted into US$ to pay
                                               principal or interest, as
                                               applicable, on the Class A2
                                               notes.

CLASS B1 A$ EQUIVALENT......................means, in relation to an amount denominated or to be denominated in
                                            US$:

                                            o  prior to the termination of the
                                               Class B1 currency swap, the
                                               amount converted to and
                                               denominated in A$ at the rate of
                                               exchange set forth in the Class
                                               B1 currency swap for the exchange
                                               of United States dollars for
                                               Australian dollars; and

                                            o  after the termination of the
                                               Class B1 currency swap, the
                                               amount that, when converted into
                                               US$ at the then prevailing spot
                                               exchange rate in New York City
                                               for A$ purchases of US$, will
                                               equal the US$ amount owing in
                                               respect of principal or interest,
                                               as applicable, on the Class B1
                                               notes to be paid from or by
                                               reference to such amount.

CLASS B1 A$ INTEREST AMOUNT.................means, in relation to a monthly payment date, the amount in A$
                                            calculated as follows:

                                            o  on a daily basis at a rate equal
                                               at the Bank Bill Rate on that day
                                               plus a margin set forth in the
                                               Class B1 currency swap that will
                                               increase after the Step-Up Margin
                                               Date;

                                            o  on the Class B1 A$ Equivalent of
                                               the Class B1 Currency Swap
                                               Notional Amount for that monthly
                                               payment date; and

                                            o  on the basis of the actual number
                                               of days in the relevant payment
                                               period and a year of 365 days.

CLASS B1 CURRENCY SWAP
NOTIONAL AMOUNT.............................means as follows:

                                            o  in relation to a monthly payment
                                               date which is 2 monthly payment
                                               dates immediately preceding a
                                               quarterly payment date, the
                                               aggregate Principal Amount of the
                                               Class B1 notes as at the first
                                               day of the Interest Period for
                                               that quarterly payment date;

                                            o  in relation to a monthly payment
                                               date which is 1 monthly payment
                                               date immediately preceding a
                                               quarterly payment date, an amount
                                               equal to:

                                               o  the aggregate Principal Amount
                                                  of the Class B1 notes as at
                                                  the first day of the Interest
                                                  Period for that quarterly
                                                  payment date; minus

                                               o  the Class B1 US$ Equivalent of
                                                  the amounts distributed to the
                                                  currency swap provider or the
                                                  note trustee in respect of
                                                  principal on the Class B1
                                                  notes on the immediately
                                                  preceding monthly payment
                                                  date;

                                            o  in relation to a monthly payment
                                               date which is also a quarterly
                                               payment date, an amount equal to:

                                               o  the aggregate Principal Amount
                                                  of the Class B1 notes as at
                                                  the first day of the Interest
                                                  Period for that quarterly
                                                  payment date; minus

                                               o  the Class B1 US$ Equivalent of
                                                  the amounts distributed to the
                                                  currency swap provider or the
                                                  note trustee in respect of
                                                  principal on the Class B1
                                                  notes on the two immediately
                                                  preceding monthly payment
                                                  dates.

CLASS B1 US$ EQUIVALENT.....................means in relation to an amount denominated or to be denominated in
                                            A$:

                                            o  prior to the termination of the
                                               Class B1 currency swap, the
                                               amount converted to and
                                               denominated in US$ at the rate of
                                               exchange set forth in the Class
                                               B1 currency swap for the exchange
                                               of Australian dollars for United
                                               States dollars; and

                                            o  after the termination of the
                                               Class B1 currency swap, the
                                               amount that, when converted into
                                               A$ at the then prevailing spot
                                               exchange rate in New York City
                                               for US$ purchases of A$, will
                                               equal the A$ amount needed to be
                                               converted into US$ to pay
                                               principal or interest, as
                                               applicable, on the Class B1
                                               notes.

CODE........................................see page [___________].

COLLECTION PERIOD...........................see page [___________].

CONSUMER CREDIT LEGISLATION.................means any legislation relating to consumer credit, including the
                                            Credit Act of any Australian
                                            jurisdiction, the Consumer Credit
                                            Code (vic) 1996 and any other
                                            equivalent legislation of any
                                            Australian jurisdiction.

DETERMINATION DATE..........................see page [___________].

EXTRAORDINARY RESOLUTION....................means a resolution passed at a duly convened meeting by a majority
                                            consisting of not less than 75% of
                                            the votes capable of being cast by
                                            Voting Mortgagees present in person
                                            or by proxy or a written resolution
                                            signed by all of the Voting
                                            Mortgagees.

INCOME......................................see page [___________].

INCOME SHORTFALL............................see page [___________].

INITIAL PRINCIPAL AMOUNT....................means the principal amount of the note on the date it is issued.

INSOLVENCY EVENT............................means with respect to the issuer trustee, in its personal capacity
                                            and as trustee of the trust, the
                                            trust manager, the servicer, a
                                            seller or a mortgage insurer (each a
                                            Relevant Corporation), the happening
                                            of any of the following events:

                                            o  an administrator of the relevant
                                               corporation is appointed;

                                            o  except for the purpose of a
                                               solvent reconstruction or
                                               amalgamation:

                                            o  an application or an order is
                                               made, proceedings are commenced,
                                               a resolution is passed or
                                               proposed in a notice of
                                               proceedings or an application to
                                               a court or other steps, other
                                               than frivolous or vexatious
                                               applications, proceedings,
                                               notices and steps, are taken for:

                                               o  the winding up, dissolution or
                                                  administration of the relevant
                                                  corporation; or

                                               o  the relevant corporation to
                                                  enter into an arrangement,
                                                  compromise or composition with
                                                  or assignment for the benefit
                                                  of its creditors or a class of
                                                  them; or

                                            o  the relevant corporation ceases,
                                               suspends or threatens to cease or
                                               suspend the conduct of all or
                                               substantially all
                                               of its business or disposes of or
                                               threatens to dispose of
                                               substantially all of its assets;

                                            o  the relevant corporation is, or
                                               under applicable legislation is
                                               taken to be, unable to pay its
                                               debts, other than as the result
                                               of a failure to pay a debt or
                                               claim the subject of a good faith
                                               dispute, or stops or suspends or
                                               threatens to stop or suspend
                                               payment of all or a class of its
                                               debts, except, in the case of the
                                               issuer trustee where this occurs
                                               in relation to another trust of
                                               which it is the trustee;

                                            o  a receiver, receiver and trust
                                               manager or administrator is
                                               appointed by the relevant
                                               corporation or by any other
                                               person, to all or substantially
                                               all of the assets and undertaking
                                               of the relevant corporation or
                                               any part thereof, except, in the
                                               case of the issuer trustee where
                                               this occurs in relation to
                                               another trust of which it is the
                                               trustee;

                                            o  the relevant corporation is or
                                               makes a statement from which it
                                               may be reasonably deduced that
                                               the relevant corporation is, the
                                               subject of an event described in
                                               section 459C(2)(b) or section 585
                                               of the Corporations Act 2001 of
                                               Australia;

                                            o  the relevant corporation takes
                                               any step to obtain protection or
                                               is granted protection from its
                                               creditors, under any applicable
                                               legislation; or

                                            o  anything analogous to an event
                                               referred to in the six preceding
                                               paragraphs or having a
                                               substantially similar effect
                                               occurs with respect to the
                                               relevant corporation.

INTEREST PERIOD.............................see page [___________].

ISSUER TRUSTEE'S DEFAULT....................means:

                                            o  an Insolvency Event has occurred
                                               and is continuing in relation to
                                               the issuer trustee;

                                            o  any action is taken in relation
                                               to the issuer trustee which
                                               causes the rating of any notes to
                                               be downgraded or withdrawn;

                                            o  the issuer trustee, or any
                                               employee or officer of the issuer
                                               trustee, breaches any obligation
                                               or duty imposed
                                               on the issuer trustee under any
                                               transaction document, any
                                               fixed-floating rate swap, the
                                               Class A2 currency swap or the
                                               Class B1 currency swap in
                                               relation to the trust where the
                                               trust manager reasonably believes
                                               it may have a Material Adverse
                                               Effect and the issuer trustee
                                               fails or neglects after 30 days'
                                               notice from the trust manager to
                                               remedy that breach;

                                            o  the issuer trustee merges or
                                               consolidates with another entity
                                               without ensuring that the
                                               resulting merged or consolidated
                                               entity assumes the issuer
                                               trustee's obligations under the
                                               transaction documents; or

                                            o  there is a change in control of
                                               the issuer trustee from that
                                               existing on the date of the
                                               master trust deed unless approved
                                               by the trust manager.

LIBOR.......................................means, in relation to any Interest
                                            Period for US$ notes, the rate
                                            applicable for deposits in U.S.
                                            dollars for a period of 3 months [-
                                            or in the case of the first Interest
                                            Period, the linear interpolation of
                                            the rates applicable for deposits in
                                            U.S. dollars for [2] and [3] months
                                            -] which appears on the Telerate
                                            Page 3750 as of 11.00 am, London
                                            time, on the relevant rate reset
                                            date. If such rate does not appear
                                            on the Telerate Page 3750, the rate
                                            for that Interest Period will be
                                            determined as if the issuer trustee
                                            and the calculation agent had
                                            specified USD-LIBOR-Reference Banks
                                            as the applicable Floating Rate
                                            Option under the Definitions of the
                                            International Swaps and Derivatives
                                            Association, Inc. (ISDA)
                                            incorporating the 2000 ISDA
                                            definitions, as amended and updated
                                            as at the closing date (the ISDA
                                            DEFINITIONS). USD-LIBOR-REFERENCE
                                            BANKS means that the rate for an
                                            Interest Period for US$ notes will
                                            be determined on the basis of the
                                            rates at which deposits in U.S.
                                            dollars are offered by four major
                                            banks in the London interbank market
                                            agreed to by the calculation agent
                                            and the currency swap provider (the
                                            REFERENCE BANKS) at approximately
                                            11.00 am, London time, on the
                                            relevant rate reset date to prime
                                            banks in the London interbank market
                                            for a period of 3 months commencing
                                            on the first day of the Interest
                                            Period and in a Representative
                                            Amount, as defined in the ISDA
                                            Definitions. The calculation agent
                                            will request the principal London
                                            office of each of the Reference
                                            Banks to provide a quotation of its
                                            rate. If at least two such
                                            quotations are provided by Reference
                                            Banks to the calculation agent, the
                                            rate for that Interest Period will
                                            be the arithmetic mean of the
                                            quotations. If fewer than two
                                            quotations are provided by Reference
                                            Banks to the calculation agent
                                            following the calculation agent's
                                            request, the rate for that Interest
                                            Period will be the arithmetic mean
                                            of the rates quoted by four major
                                            banks in New York City, selected by
                                            the calculation agent and the
                                            currency swap provider, at
                                            approximately 11.00 am, New York
                                            City time, on that rate reset date
                                            for loans in U.S. dollars to leading
                                            European banks for a period of 3
                                            months commencing on the first day
                                            of the Interest Period and in a
                                            Representative Amount. If no such
                                            rates are available in New York
                                            City, then the rate for such
                                            Interest Period will be the most
                                            recently determined rate in
                                            accordance with this definition.

LIQUID AUTHORIZED
    INVESTMENTS.............................as at any date means any of the following Authorized Investments:

                                            o  bills, promissory notes or other
                                               negotiable instruments accepted
                                               drawn or endorsed by a bank which
                                               has a short term rating of A-1+
                                               from S&P and P-1 from Moody's
                                               which is approved by the trust
                                               manager in writing;

                                            o  cash and/or deposits with an
                                               Approved Bank, or the acquisition
                                               of certificates of deposit or any
                                               other debt security issued by a
                                               bank which has a short term
                                               rating of A-1+ from S&P and P-1
                                               from Moody's which is approved by
                                               the trust manager in writing;

                                            o  loan securities issued, secured
                                               or guaranteed by the Government
                                               of Australia or any State or
                                               Territory within the Commonwealth
                                               of Australia; and

                                            o  any other Authorized Investments
                                               approved by the rating agencies.

LIQUIDATION LOSSES......................... means, with respect to any housing loan that becomes a liquidated loan
                                            during a Collection Period, the
                                            Unpaid Balance of that liquidated
                                            loan, after the application of all
                                            Liquidation Proceeds relating to
                                            that liquidated loan, including any
                                            enforcement expenses in respect of
                                            that liquidated loan.

LIQUIDATION PROCEEDS....................... means, in relation to a housing loan, the amount received by or on
                                            behalf of the issuer trustee in
                                            connection with the liquidation of
                                            such housing loan including, without
                                            limitation:

                                            o  proceeds arising from the
                                               enforcement of the mortgage in
                                               relation to that housing loan and
                                               sale of the land subject to such
                                               mortgage;

                                            o  proceeds arising from the
                                               enforcement of any loan security
                                               in relation to that housing loan;

                                            o  proceeds of any claim under the
                                               relevant mortgage insurance
                                               policy or title insurance policy;
                                               and

                                            o  proceeds arising from any taking
                                               or compulsory acquisition of the
                                               land in relation to such housing
                                               loan by any government agency.

LIQUIDITY PURPOSES..........................see page [___________].

LVR.........................................means in relation to a housing loan, the ratio, expressed as a
                                            percentage, which the outstanding
                                            amount of the housing loan secured
                                            or to be secured by the related
                                            mortgage bears to the value of the
                                            land mortgaged or to be mortgaged,
                                            both at the time the borrower
                                            entered into the relevant housing
                                            loan agreement.

MATERIAL ADVERSE EFFECT.....................means an event which will materially and adversely affect the amount or
                                            the timing of a payment to a
                                            noteholder.

MONTHLY PAYMENT DATE........................see page [___________].

MORTGAGE PRINCIPAL
    REPAYMENTS..............................see page [___________].

MORTGAGEES..................................see page [___________].

NOTEHOLDER MORTGAGEES.......................means the Class B2 noteholders, the
                                            Class A1 noteholders and the note
                                            trustee, on behalf of the Class A2
                                            noteholders and the Class B1
                                            noteholders.

PREFUNDING ACCOUNT..........................see page [___________].

PRESCRIBED MINIMUM LEVEL....................see page [___________].

PRIMARY EXPENSES............................see page [___________].

PRINCIPAL AMOUNT............................means, on any date in relation to a note, the Initial Principal Amount
                                            of that note minus the aggregate of
                                            repayments of principal made in
                                            respect of the note on or before
                                            that date.

PRINCIPAL
LOSSES......................................means, for any Collection Period, the amount of those Liquidation
                                            Losses which is attributable to
                                            principal, calculated on the basis
                                            that all Liquidation Proceeds
                                            actually received by or on behalf of
                                            the issuer trustee in relation to a
                                            housing loan are applied first
                                            against interest, fees and other
                                            enforcement expenses relating to
                                            that housing loan and then against
                                            the principal relating to that
                                            housing loan.

QUARTERLY PAYMENT DATE......................see page [___________].

RECOVERY AMOUNT.............................see page [___________].

SECURED MONIES..............................means all money which the issuer trustee is or at any time may become
                                            actually or contingently liable to
                                            pay to or for the account of any
                                            Mortgagee for any reason whatsoever
                                            under or in connection with a
                                            transaction document, any
                                            fixed-floating rate swap, the Class
                                            A2 currency swap or the Class B1
                                            currency swap.

SERVICER TRANSFER EVENT.....................see page [___________].

STEP-UP MARGIN DATE.........................means the quarterly payment date falling in February 2010.

TERMINATION DATE............................with respect to the trust shall be the earlier to occur of:

                                            o  the date which is 80 years after
                                               the date of creation of the
                                               trust;

                                            o  the termination of the trust
                                               under statute or general law;

                                            o  full and final enforcement by the
                                               security trustee of its rights
                                               under the security trust deed
                                               after the occurrence of an event
                                               of default under the security
                                               trust deed; or

                                            o  at any time after all creditors
                                               of the trust have been repaid in
                                               full, the business day
                                               immediately following that date.

THRESHOLD REQUIREMENTS......................see page [        ].

TRUST MANAGER'S DEFAULT.....................means:

                                            o  the trust manager fails to make
                                               any payment required by it within
                                               the time period specified in a
                                               transaction document, any
                                               fixed-floating rate swap, the
                                               Class A2 currency swap or the
                                               Class B1 currency swap, and that
                                              failure is not remedied within 5
                                              business days of receipt from the
                                              issuer trustee of notice of that
                                              failure;

                                            o  an Insolvency Event has occurred
                                               and is continuing in relation to
                                               the trust manager;

                                            o  the trust manager breaches any
                                               obligation or duty imposed on the
                                               trust manager under the master
                                               trust deed, any other transaction
                                               document, any fixed-floating rate
                                               swap, the Class A2 currency swap
                                               or the Class B1 currency swap, or
                                               any other deed, agreement or
                                               arrangement entered into by the
                                               trust manager under the master
                                               trust deed in relation to the
                                               trust, the issuer trustee
                                               reasonably believes that such
                                               breach has a Material Adverse
                                               Effect and the breach is not
                                               remedied within 30 days' notice
                                               being given by the issuer trustee
                                               to the trust manager, except in
                                               the case of reliance by the trust
                                               manager on the information
                                               provided by, or action taken by,
                                               the servicer, or if the trust
                                               manager has not received
                                               information from the servicer
                                               which the trust manager requires
                                               to comply with the obligation or
                                               duty; or

                                            o  a representation, warranty or
                                               statement by or on behalf of the
                                               trust manager in a transaction
                                               document, any fixed-floating rate
                                               swap, the Class A2 currency swap
                                               or the Class B1 currency swap, or
                                               a document provided under or in
                                               connection with a transaction
                                               document, any fixed-floating rate
                                               swap, the Class A2 currency swap
                                               or the Class B1 currency swap is
                                               not true in a material respect or
                                               is misleading when repeated and
                                               is not remedied to the issuer
                                               trustee's reasonable satisfaction
                                               within 90 days after notice from
                                               the issuer trustee where, as
                                               determined by the issuer trustee,
                                               it has a Material Adverse Effect.

UNPAID BALANCE..............................means, at any time, the unpaid principal amount of the housing loan
                                            plus the unpaid amount of all
                                            finance charges, interest payments
                                            and other amounts accrued on or
                                            payable under or in connection with
                                            the housing loan or the related
                                            mortgage at that time.

VOTING MORTGAGEES...........................see page [___________].

                    INTERSTAR MILLENNIUM SERIES 2003-1G TRUST

                  CLASS A2 MORTGAGE BACKED FLOATING RATE NOTES

                  CLASS B1 MORTGAGE BACKED FLOATING RATE NOTES

                                   PROSPECTUS

                       UNDERWRITERS OF THE CLASS A2 NOTES

                                BARCLAYS CAPITAL

             [----------------]                   [----------------]

                        UNDERWRITER OF THE CLASS B1 NOTES

                                BARCLAYS CAPITAL

         You should rely only on the information contained in this prospectus. No one has been authorized to provide you with any other, or different, information.

         This document may only be used where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

         Until [___________], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:


SEC Registration Fee............................................    $ 71,300
Printing and Engraving..........................................    $ 85,000
Legal Fees and Expenses.........................................   $ 500,000
Trustee Fees and Expenses.......................................    $ 15,000
Rating Agency Fees..............................................   $ 200,000
Accounting Fees & Expenses......................................    $ 50,000
Miscellaneous...................................................    $ 75,000
                                                                   ---------
Total...........................................................    $996,300
                                                                   =========
----------

* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.


ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following information relates to securities of the registrant issued or sold by the registrant that were not registered under the Securities
Act:

         The registrant was incorporated on April 26, 2002. One fully paid share of A$1.00 was allotted to Interstar Securities (Australia) Pty Limited.


ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Constitution of the Registrant, every director, agent, auditor, secretary and other officer for the time being of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by him as such director, agent, auditor, secretary or other officer in defending any proceedings whether civil or criminal in which judgment is given in his favor or in which he is acquitted or in connection with any application under the Corporations Act 2001 in which relief is granted to him by the court in respect of any negligence, default, breach of duty or breach of trust. However, the right of indemnity against the Registrant may, in certain circumstances, be limited by the Corporations Act 2001.


ITEM 36.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      1.1  Form of Underwriting Agreement.
      3.1  Constitution.
      4.1  Master Trust Deed.

      4.2  Form of the Series Notice.
      4.3  Form of the Security Trust Deed.
      4.4  Form of the Note Trust Deed.
      4.5  Form of the Agency Agreement.
      5.1  Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.
      8.1 Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).
      8.2  Opinion of KPMG as to certain tax matters.
     10.1  The Investment Management Agreement.
     10.2  Form of the Fixed-Floating Rate Swap.
     10.3  Form of the Currency Swap.
     10.4  Primary Backup Servicer Agreement.
     10.5  Secondary Backup Servicer Agreement.
     23.1  Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).
     23.2  Consent of KPMG (included in Exhibit 8.2 hereof).
     24.1  Power of Attorney (included on signature pages).
     25.1  Statement of Eligibility of Note Trustee.
     99.1 Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments under Australian Law.


ITEM 37.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia, on the 17th day of January, 2003.



                             Interstar Securitization
                             Management Pty Limited


                             By:  /s/ Sam Kyriacou
                                ---------------------------
                                Name:  Sam Kyriacou
                                Title: Director and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Paul Jorissen and Diane Citron, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                               TITLE                          DATE
            ---------                               -----                          ----
/s/ Vernon Spencer                        Director                           January 7, 2003
----------------------------------


/s/ Sam Kyriacou                          Director                           January 14, 2003
----------------------------------


/s/ Sam Kyriacou                          Principal Executive Officer        January 14, 2003
----------------------------------


/s/ Andrew Twyford                        Principal Financial Officer        January 14, 2003
----------------------------------


/s/ Andrew Twyford                        Principal Accounting Officer       January 14, 2003
----------------------------------

                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Registration Statement and signs this Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).


                                            /s/ Robin LaPeters
                                            -----------------------------
                                            Name: Robin LaPeters
                                            Address: CT Corporation
                                                     111 8th Avenue
                                                     New York, NY 10011
                                                     Telephone: (212) 590-9100

                                 EXHIBITS INDEX


                                                                                                    SEQUENTIAL
     EXHIBIT                                                                                           PAGE
       NO.         DESCRIPTION OF EXHIBIT                                                             NUMBER
       ---         ----------------------                                                             ------
       1.1         Form of Underwriting Agreement.

       3.1         Constitution.

       4.1         Master Trust Deed.

       4.2         Form of the Series Notice.

       4.3         Form of the Security Trust Deed.

       4.4         Form of the Note Trust Deed.

       4.5         Form of the Agency Agreement.

       5.1         Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.

       8.1         Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in
                   Exhibit 5.1 hereof).

       8.2         Opinion of KPMG as to certain tax matters.

      10.1         The Investment Management Agreement.

      10.2         Form of the Fixed-Floating Rate Swap.

      10.3         Form of the Currency Swap.

      10.4         Primary Backup Servicer Agreement.

      10.5         Secondary Backup Servicer Agreement.

      23.1         Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).

      23.2         Consent of KPMG (included in Exhibit 8.2 hereof).

      24.1         Power of Attorney (included on signature pages).

      25.1         Statement of Eligibility of Note Trustee.

      99.1         Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments
                   under Australian Law.